    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 4, 1997

                                                    REGISTRATION NO. 333-
________________________________________________________________________________
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                   FORM SB-2
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                         ALL COMMUNICATIONS CORPORATION
          (NAME OF SMALL BUSINESS ISSUER AS SPECIFIED IN ITS CHARTER)

                NEW JERSEY                                                                              22-3124655
       (STATE OR OTHER JURISDICTION                     (PRIMARY STANDARD                            (I.R.S. EMPLOYER
    OF INCORPORATION OR ORGANIZATION)                INDUSTRIAL CODE NUMBER)                      IDENTIFICATION NUMBER)

                            ------------------------

                               1450 ROUTE 22 WEST
                         MOUNTAINSIDE, NEW JERSEY 07092
                                 (908) 789-8800
         (ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE OFFICES)

                            RICHARD REISS, PRESIDENT
                               1450 ROUTE 22 WEST
                         MOUNTAINSIDE, NEW JERSEY 07092
                                 (908) 789-8800
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)
                            ------------------------

                        COPIES OF ALL COMMUNICATIONS TO:

                  ALEXANDER BIENENSTOCK, ESQ.                                        STUART NEUHAUSER, ESQ.
                     JOSHUA M. JAFFE, ESQ.                                         BERNSTEIN & WASSERMAN, LLP
                      SINGER ZAMANSKY LLP                                               950 THIRD AVENUE
                       40 EXCHANGE PLACE                                            NEW YORK, NEW YORK 10022
                   NEW YORK, NEW YORK 10005                                       TELEPHONE NO.: (212) 826-0730
                 TELEPHONE NO.: (212) 809-8550                                    FACSIMILE NO.: (212) 371-4730
                 FACSIMILE NO.: (212) 344-0394

                            ------------------------

     APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]

     If this Form is filed to register additional securities for an offering pursuant to rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                                  (cover continued on next page)
                            ------------------------

     THE REGISTRANT HEREBY AMENDS THE REGISTRATION STATEMENT ON SUCH DATE AND DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

________________________________________________________________________________

(cover continued from previous page)

                        CALCULATION OF REGISTRATION FEE


                                                                                    MAXIMUM           MAXIMUM
                  TITLE OF EACH CLASS OF                       AMOUNT TO BE      OFFERING PRICE      AGGREGATE       REGISTRATION
               SECURITIES TO BE REGISTERED                      REGISTERED        PER UNIT(1)      OFFERING PRICE        FEE


Units, each consisting of two shares of Common Stock, no
  par value per share, and two Class A Warrants(2)........     632,500Uts.           $ 7.00        $ 4,427,500.00     $ 1,341.67
Common Stock, no par value per share, underlying
  Units(2)................................................   1,265,000Shs.
Class A Warrants underlying Units(2)......................   1,265,000Wts.
Common Stock, no par value per share, issuable upon
  exercise of Class A Warrants(3).........................   1,265,000Shs.             4.25          5,376,250.00       1,629.17
Underwriter's Unit Purchase Options(4)....................      55,000Opts.            .001                 55.00            .02
Units, each consisting of two shares of Common Stock, no
  par value per share, and two Class A Warrants, issuable
  upon exercise of Underwriter's Options(3)...............      55,000Uts.             8.40            462,000.00         140.00
Common Stock, no par value per share, underlying
  Underwriter's Options...................................     110,000Shs.
Class A Warrants underlying Underwriter's Options(3)......     110,000Wts.
Common Stock, no par value per share, issuable upon
  exercise of Class A Warrants underlying the
  Underwriter's Options...................................     110,000Shs.             4.25            467,500.00         141.67
Bridge Units, each consisting of one share of Common
  Stock, no par value per share, and one Class A Warrant,
  issuable upon conversion of Bridge Notes................     375,000Uts.             3.50          1,312,500.00         397.73
Common Stock, no par value per share......................     375,000Shs.
Class A Warrants..........................................     375,000Wts.
Common Stock, no par value per share, issuable upon
  exercise of Class A Warrants(3).........................     375,000Shs.             4.25            159,375.00          48.30
Common Stock, no par value per share, to be sold by the
  Selling Stockholder.....................................     750,000Shs.             3.50          2,625,000.00         795.45
          Total...........................................                                         $14,830,180.00     $ 4,494.01

(1) Estimated solely for the purpose of calculating the registration fee.

(2) Includes 82,500 Units which may be issued upon exercise of an option granted to the Underwriter to cover over-allotments, if any. See 'Underwriting.'

(3) Pursuant to Rule 416, there are also being registered such additional securities as may become issuable pursuant to the anti-dilution provisions of the Class A Warrants and the Underwriter's Options.

(4) Represents options (the 'Underwriter's Options') to purchase 55,000 Units.

                         ALL COMMUNICATIONS CORPORATION
                             CROSS REFERENCE SHEET

                         FORM SB-2 ITEM NUMBER AND CAPTION                            CAPTIONS IN PROSPECTUS
      -----------------------------------------------------------------------  ------------------------------------

  1.  Front of Registration Statement and Outside Front Cover of
        Prospectus...........................................................  Cover Page
  2.  Inside Front and Outside Back Cover Pages of Prospectus................  Cover Page, Inside Cover Page,
                                                                                 Outside Back Page
  3.  Summary Information and Risk Factors...................................  Prospectus Summary, Risk Factors
  4.  Use of Proceeds........................................................  Use of Proceeds
  5.  Determination of Offering Price........................................  Cover Page, Underwriting
  6.  Dilution...............................................................  Dilution
  7.  Selling Securityholders................................................  Concurrent Offering
  8.  Plan of Distribution...................................................  Prospectus Summary, Underwriting
  9.  Legal Proceedings......................................................  Business
 10.  Directors, Executive Officers, Promoters and Control Persons...........  Management, Principal Stockholders
 11.  Security Ownership of Certain Beneficial Owners and Management.........  Principal Stockholders
 12.  Description of Securities..............................................  Description of Securities
 13.  Interest of Named Experts and Counsel..................................                   *
 14.  Disclosure of Commission Position on Indemnification for Securities Act  Management
        Liabilities..........................................................
 15.  Organization Within Last Five Years....................................                   *
 16.  Description of Business................................................  Prospectus Summary, Business
 17.  Management's Discussion and Analysis or Plan of Operation..............  Management's Discussion and Analysis
                                                                                 of Financial Condition and Results
                                                                                 of Operations
 18.  Description of Property................................................  Business
 19.  Certain Relationships and Related Transactions.........................  Certain Transactions
 20.  Market for Common Equity and Related Shareholder Matters...............  Front Cover Page, Description of
                                                                                 Securities
 21.  Executive Compensation.................................................  Management
 22.  Financial Statements...................................................  Financial Statements
 23.  Changes in and Disagreements with Accounts on Accounting and Financial   Change in Accountants
        Disclosure...........................................................

------------

* Not Applicable

                                EXPLANATION NOTE

     This Registration Statement contains two forms of prospectus: one to be used in connection with an offering of 550,000 Units (the 'Offering Prospectus'), and one to be used in connection with the sale of (i) 375,000 Bridge Units by certain note holders and (ii) 750,000 shares of Common Stock by the President of the Company (the 'Selling Securityholders' Prospectus'). The offering Prospectus and the Selling Securityholders' Prospectus will be identical in all respects except for the alternate pages for the Selling Securityholders' Prospectus included herein which are labeled 'Alternate Page for Selling Securityholders' Prospectus.'

                PRELIMINARY PROSPECTUS, DATED: FEBRUARY 4, 1997
                             SUBJECT TO COMPLETION

                         ALL COMMUNICATIONS CORPORATION

         550,000 UNITS, CONSISTING OF 1,100,000 SHARES OF COMMON STOCK
                   AND 1,100,000 REDEEMABLE CLASS A WARRANTS

     All Communications Corporation (the 'Company') hereby offers 550,000 units ('Units'), each Unit consisting of two shares of Common Stock, no par value per share ('Common Stock'), and two redeemable Class A Common Stock Purchase Warrants ('Warrants'). Each Warrant entitles the registered holder thereof to purchase one share of Common Stock at a price of $4.25 per share, subject to adjustment, for four years commencing one year from the date of this Prospectus. The Common Stock and Warrants comprising the Units will be separately transferable immediately upon issuance. The Company may redeem the Warrants
commencing       , 1998 (18 months from the date of the Prospectus), or  earlier with the consent of Monroe Parker Securities, Inc. (the 'Underwriter'), at a price of $.10 per Warrant, on not less than 30 days' prior written notice, if the last sale price of the Common Stock has been at least 250% ($10.63 per share) of the current Warrant exercise price, subject to adjustment, for at least 20 consecutive trading days ending within three days prior to the date on which notice of redemption is given. See 'Description of Securities.'

                                             (Cover continued on following page)

                            ------------------------
     AN INVESTMENT IN THE SECURITIES OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK AND IMMEDIATE AND SUBSTANTIAL DILUTION AND SHOULD BE CONSIDERED ONLY BY INVESTORS WHO CAN AFFORD TO SUSTAIN A LOSS OF THEIR ENTIRE INVESTMENT. SEE 'RISK FACTORS' ON PAGE 7 AND 'DILUTION' ON PAGE 14.
                            ------------------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR  DISAPPROVED  BY  THE SECURITIES  AND
   EXCHANGE  COMMISSION OR  ANY STATE  SECURITIES COMMISSION  NOR  HAVE  THEY
     PASSED UPON  THE  ACCURACY  OR  ADEQUACY  OF  THIS  PROSPECTUS.  ANY
        REPRESENTATION  TO  THE  CONTRARY  IS   A  CRIMINAL  OFFENSE.

                                                                                        UNDERWRITING
                                                                                       DISCOUNTS AND        PROCEEDS TO
                                                                  PRICE TO PUBLIC      COMMISSIONS(1)      THE COMPANY(2)
  Per Unit.....................................................        $7.00                $.70               $6.30
       Total(3)................................................      $3,850,000           $385,000           $3,465,000

(1) Excludes additional compensation to be received by the Underwriter in the form of (i) options (the 'Underwriter's Options') to purchase 55,000 Units, exercisable over a period of four years commencing one year from the date of this Prospectus, at an exercise price equal to 120% of the public offering price of the Units being offered hereby; (ii) a 3% non-accountable expense allowance of $115,500 (or $132,825 if the over-allotment option is exercised in full); and (iii) a two-year consulting agreement pursuant to which the Underwriter will receive a fee equal to 2% of the gross proceeds of the offering, payable upon the completion of this offering. The Company has agreed under certain circumstances to pay the Underwriter a warrant solicitation fee of 5% of the exercise price received for each warrant exercised. In addition, the Company and the Underwriter have agreed to indemnify each other against certain liabilities under the Securities Act of 1933 (the 'Securities Act'). See 'Underwriting.'

(2) Before deducting expenses, including the Underwriter's non-accountable expense allowance and the consulting fee payable by the Company, estimated at $450,000 (or $478,875 if the over-allotment option is exercised in full).

(3) The Company has granted to the Underwriter an option, exercisable within 45 days from the date of this Prospectus, to purchase up to an additional 82,500 Units on the same terms solely to cover over-allotments, if any. If the over-allotment option is exercised in full, the Price to Public, Underwriting Discounts and Commissions and Proceeds to the Company would be $4,427,500, $442,750 and $3,984,750 respectively.

                            ------------------------
                         MONROE PARKER SECURITIES, INC.
                            ------------------------
         THE DATE OF THIS PROSPECTUS IS                         , 1997


Information contained herein is subject to completion or amendment.
A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

(cover continued)

     Prior to this offering, there has been no public market for the Units, Common Stock or Warrants. The offering price of the Units and the exercise price and the terms of the Warrants have been determined by negotiations between the Company and the Underwriter, and are not necessarily related to net asset value, projected earnings or other established criteria of value. The Company has applied for quotation of the Units, Common Stock and Warrants on the Nasdaq SmallCap Market ('Nasdaq') under the symbols 'ACMNU,' 'ACMN' and 'ACMNW,' respectively. Application has also been made to list the Units, Common Stock and Warrants on the Pacific Stock Exchange under the symbols 'CMNU,' 'CMN' and 'CMNW,' respectively. There can be no assurance that an active trading market in the Company's securities will develop after the completion of this offering, or be sustained. See 'Underwriting.'

     The Registration Statement of which this Prospectus forms a part also registers up to 375,000 bridge units ('Bridge Units'), each consisting of one share of Common Stock and one Warrant, on behalf of certain note holders of the Company (the 'Selling Bridge Unitholders'), and up to 750,000 shares of Common Stock on behalf of the President of the Company (the 'Selling Stockholder') which may be sold by them for their accounts from time to time in open market transactions. The Bridge Units and the Common Stock and Warrants comprising the Bridge Units are collectively referred to herein as the 'Registered Bridge Securities.' The Common Stock to be sold by the Selling Stockholder is referred to herein as the 'Registered Common Stock.' The Registered Bridge Securities offered by the Selling Bridge Unitholders and the Registered Common Stock offered by the Selling Stockholder are not part of the underwritten public offering. The Selling Bridge Unitholders may not sell the Registered Bridge Securities prior to two years from the date of this Prospectus without the prior consent of the Underwriter. The Selling Stockholder may not sell the Registered Common Stock prior to three years from the date of this Prospectus without the prior consent of the Underwriter.

     The Units are being offered on a 'firm commitment' basis by the Underwriter, subject to prior sale, when, as and if delivered to and accepted by the Underwriter, and subject to the Underwriter's right to reject orders in whole or in part, and to the approval of certain legal matters by counsel and certain other conditions. It is expected that delivery of certificates representing the Units will be made against payment therefor on or about
                        , 1997.

     The Company intends to furnish its stockholders with annual reports containing financial statements audited and reported upon by its independent public accountants after the end of each fiscal year, commencing with its fiscal year ending December 31, 1997, and will make available such other periodic reports as the Company may deem to be appropriate or as may be required by law. The Company has registered the Units, the Common Stock and the Warrants under the Securities Exchange Act of 1934 (the 'Exchange Act') and, commencing on the date of this Prospectus, will be subject to the reporting requirements of the Exchange Act and will file all required information with the Securities and Exchange Commission (the 'Commission').

                            ------------------------
     IN CONNECTION WITH THIS OFFERING, THE UNDERWRITER MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE SECURITIES OFFERED HEREBY AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                               PROSPECTUS SUMMARY

     The following discussion summarizes certain information contained in this Prospectus. It does not purport to be complete and is qualified in its entirety by reference to more detailed information and financial statements, including the notes thereto, appearing elsewhere in this Prospectus. Unless otherwise indicated, all share and per share information in this Prospectus (i) gives effect to the conversion of $750,000 principal amount of 12% Convertible Subordinated Notes (the 'Bridge Notes') by certain note holders of the Company (the 'Selling Bridge Unitholders') into 375,000 Bridge Units (the 'Bridge Units'), each consisting of one share of Common Stock and one Warrant, prior to the completion of this offering; and (ii) assumes no exercise of (a) the Underwriter's over-allotment option; (b) the Warrants; (c) the Selling Bridge Unitholders' Warrants; and (d) the Underwriter's Options. See 'Interim Financing,' ' Description of Securities' and 'Underwriting.'

                                  THE COMPANY

     All Communications Corporation (the 'Company' or 'ACC') is engaged in the business of selling, installing and servicing voice and videoconferencing communications systems, concentrating on the commercial and industrial marketplace. The Company's voice communications products are intended principally for small to medium-sized business use; its videoconferencing communications products are intended for use by all business, governmental, educational and medical entities. In connection with the sale and service of its products, the Company also markets peripheral data and telecommunications products obtained from others. Through its headquarters office in Mountainside, New Jersey and nationwide subcontractors, the Company sells, installs and upgrades its communication and information distribution products and services.

     VOICE COMMUNICATIONS. ACC is a major reseller of Panasonic Communications and Systems Company's ('Panasonic') digital telephone systems, voice processing systems and computer telephone integration solutions in the United States. The Company's principal voice communications products are multi-featured, fully electronic, digitally controlled key systems and hybrid telephone systems, voice processing products with computer telephone integration hardware and software and related business products and services for commercial distribution. A key telephone system provides each telephone with direct access to multiple outside trunk lines and internal communications through intercom lines. A PABX (private automatic branch exchange) system, through a central switching system, permits the connection of internal and external lines. A hybrid switching system provides, in a single system, both key telephone and PABX features. Key telephone equipment may be used with PABX equipment. Voice processing products include voice-mail and interactive voice response systems, which allow via a single line instrument, access to computerized information. All of the Company's systems are software-based and fully digital. This enables the Company to readily incorporate a variety of additional features as well as the ability to expand a system's capability through software enhancements.

     The Company sells, installs and services Panasonic telecommunications products throughout the United States both through employees of the Company and subcontractors. During the fiscal years ended December 31, 1996 and 1995, one customer, Coldwell Banker'r', a brand of HFS Incorporated, accounted for approximately 26% and approximately 28%, respectively, of the Company's total sales. The Company's current business strategy is to focus on sales, installation and service operations. In connection with implementing its business strategy, the Company is seeking to expand its business by offering customers and potential customers a broader range of products.

     VIDEOCONFERENCING. The Company began selling Sony Electronics Inc.'s (a division of Sony Corporation) ('Sony') videoconferencing products in the third quarter of 1994, and is currently one of Sony's largest United States Sony Authorized Videoconferencing Resellers (SAVR). Videoconferencing communications systems, utilizing advanced technology, enable users at separate locations to engage in face-to-face discussions. In addition to the use of video conferences as a corporate communications tool, use of videoconferencing communications systems is expanding into numerous additional applications, including (i) teachers providing lectures to students at multiple locations, (ii) physicians engaging in consultations utilizing x-rays and other photographic material,
(iii) conducting multi-location staff
training programs and (iv) engineers in separate design facilities coordinating the joint development of products. Sony's videoconferencing systems incorporate superior audio and data sharing capabilities. The systems expand the user's ability to conduct business in person while substantially reducing or eliminating travel costs and non-productive travel time. ACC offers what it believes to be the only system with the built in ability to connect with four locations without the use of an external bridge. Videoconferencing communication is generally considered to be more effective than audio communication, as information retention is improved when presented visually.

     Through a non-exclusive agreement with Sony, ACC provides videoconferencing systems for United States customers on a global basis, with a concentration in the Northeastern United States. The Company (i) provides its customers with components produced by Sony, a leading worldwide manufacturer of room based videoconferencing equipment, and several other manufacturers of ancillary equipment, (ii) selects and integrates those components into complete systems designed to suit each customer's particular communications requirements and
(iii) provides training and other continuing services designed to insure that its customers fully and efficiently utilize their systems. Sony does not sell its videoconferencing products on a direct basis.

     To accommodate ACC's growth in the videoconferencing market sector, the Company recently opened offices and demonstration facilities in New York City and Washington, D.C. The Company has assembled a team of industry experts with substantial videoconferencing communications expertise and, over the past 18 months, has provided over 35 videoconferencing systems on a national and international basis. Customers of the Company in this area include Fedders, Waterford Crystal, Deutche Bank, Shearman & Sterling, The British Ministry of Defense, St. Johns University, Banco de Columbia and Tetra Pak.

     During the fiscal years ended December 31, 1996 and 1995, approximately 72% and 70%, respectively, of the Company's total sales were attributable to the sale of voice communications equipment manufactured by Panasonic, and approximately 27% and 27%, respectively, of the Company's total sales were attributable to the sale of videoconferencing communications equipment manufactured by Sony. See 'Business -- Sales and Marketing.'

     ACC was organized as a New Jersey corporation on August 16, 1991. Its executive offices are located at 1450 Route 22 West, Mountainside, New Jersey 07092.

                                  THE OFFERING

Securities Offered...........................  550,000  Units, each Unit consisting of two shares of Common Stock and two redeemable Class A  Common Stock Purchase Warrants  (the
                                                 'Warrants').  The Common Stock and Warrants comprising the Units will be separately transferable  immediately upon issuance.  See
                                                 'Description of Securities.'
Description of Warrants:
  Exercise of Warrants.......................  Subject  to  redemption  by  the  Company,  the  Warrants  may  be exercised at any time during the four-year period commencing one year from the date  of this Prospectus at  an exercise price  of
                                                 $4.25 per share, subject to adjustment.
  Redemption of Warrants.....................  The  Warrants are redeemable  by the Company  commencing 18 months from the date of the Prospectus, or earlier with the consent  of the  Underwriter, at $.10 per Warrant, on not less than 30 days'
                                                 prior written notice, provided that  the last sale price of  the
                                                 Common  Stock is at least 250% ($10.63 per share) of the current
                                                 Warrant exercise price, subject to  adjustment, for at least  20 consecutive  trading days ending within  three days prior to the date on which notice of redemption is given. See 'Description of
                                                 Securities.'

Common Stock Outstanding Prior to              3,375,000 shares(1)
  Offering(1)................................
Common Stock Outstanding After Offering(1)...  4,475,000 shares(1)
Use of Proceeds..............................  The  Company  intends  to  utilize  the  net  proceeds  from  this offering,  estimated at approximately  $3,015,000, for telephone
                                                 systems  inventory,   videoconferencing   equipment   inventory,
                                                 leasing  new corporate headquarters  and leasehold improvements, hiring additional employees, the purchase of computer  equipment and associated software, marketing and working capital. See 'Use of Proceeds.'
Proposed Nasdaq Symbols (2):
  Units......................................  ACMNU
  Common Stock...............................  ACMN
  Warrants...................................  ACMNW
Proposed Pacific Stock Exchange Symbols (2):
  Units......................................  CMNU
  Common Stock...............................  CMN
  Warrants...................................  CMNW
Risk Factors.................................  The  securities  offered hereby  are  speculative, involve  a high degree of risk and immediate substantial dilution, and should be considered only by investors who can afford to sustain a loss of their entire investment. See 'Risk Factors' and 'Dilution.'

------------

(1) Includes 375,000 shares of Common Stock included in the Bridge Units, assuming the conversion of $750,000 principal amount of Bridge Notes into 375,000 Bridge Units. Does not include an aggregate of 2,025,000 shares which may be issued upon exercise of (i) the Warrants included in the Units offered hereby; (ii) the Underwriter's Options and underlying Warrants;
    (iii)  the Underwriter's over-allotment option  and underlying Warrants; and
    (iv) the shares underlying the Warrants included in the Bridge Units. See 'Interim Financing,' ' Description of Securities' and 'Underwriting.'

(2) Notwithstanding quotation on Nasdaq and listing on the Pacific Stock Exchange, there can be no assurance that an active trading market for the Company's securities will develop or, if developed, will be sustained.

                         SUMMARY FINANCIAL INFORMATION

                                                                               YEARS ENDED DECEMBER 31,
                                                                               ------------------------
                                                                                  1996          1995
                                                                               ----------    ----------

Statement of Income Data:
     Net revenues...........................................................   $3,884,700    $2,641,331
     Gross margin...........................................................    1,383,627       859,612
     Income from operations.................................................      119,235        48,936
     Income before income taxes.............................................       90,209        17,249
     Income taxes...........................................................       38,606         8,029
Net income..................................................................       51,603         9,220
  Net income per share......................................................      $.03          $.01
Weighted average number of common shares outstanding........................    1,977,518     1,884,002

                                                             DECEMBER 31, 1996          DECEMBER 31, 1995
                                                        ----------------------------    -----------------
                                                                        PRO FORMA
                                                          ACTUAL      AS ADJUSTED(1)
                                                        ----------    --------------

Balance Sheet Data:
     Working capital.................................   $  748,250      $3,763,250          $  52,286
     Total assets....................................    2,083,392       5,098,392            754,640
     Total liabilities...............................    1,912,994       1,162,994            673,345
     Retained earnings...............................       80,398          80,398             28,795
     Stockholders' equity............................      170,398       3,935,398             81,295

------------

(1) Gives effect to the subsequent conversion of $750,000 principal amount of Bridge Notes by the Selling Bridge Unitholders into 375,000 Bridge Units and the sale of the 550,000 Units offered hereby. See 'Use of Proceeds,' 'Interim Financing' and 'Description of Securities.'

                                  RISK FACTORS

     The securities offered hereby are speculative in nature and involve a high degree of risk. Accordingly, in analyzing an investment in these securities, prospective investors should carefully consider, along with other matters referred to herein, the following risk factors.

     LIMITED HISTORY OF PROFITABLE OPERATIONS. The Company has operated only since August 1991, and generated net income of $51,603 and $9,220 for the fiscal years ended December 31, 1996 and 1995, respectively. Although the Company has achieved revenue growth and profitability during the past two fiscal years, there can be no assurance that such growth can be sustained or that the Company will remain profitable. See 'Management's Discussion and Analysis of Financial Condition and Results of Operations.' The Company may experience significant fluctuations in future operating results as a result of a number of factors, including delays in product enhancements and new product introductions by its suppliers, market acceptance of new products, and reduction in demand for existing products as a result of new product introductions by competitors of the Company's suppliers. Any of these factors could cause quarterly operating results to vary significantly from prior periods. In addition, the Company's gross profit percentage may vary significantly depending on the mix of products and services contributing to revenues in any period.

     DEPENDENCE UPON MAJOR CUSTOMER. During the fiscal years ended December 31, 1996 and 1995, one customer, Coldwell Banker'r', a real estate brokerage franchisor with approximately 2,800 franchise offices and a brand of HFS Incorporated ('HFS'), accounted for approximately 26% and approximately 28%, respectively, of the Company's total sales. In December 1996, the Company signed a non-exclusive Preferred Vendor Agreement ('Agreement') with HFS for a term of four years expiring December 8, 2000, for the Company to provide telephone and voice processing systems to the real estate brokerage franchise systems of Century 21'r', ERA'r' and Coldwell Banker'r', with an aggregate of approximately 9,000 United States franchise offices. The Company expects to continue to sell its telephone and voice processing systems to Coldwell Banker franchisees as well as to franchisees of Century 21 and ERA pursuant to the Agreement. It is expected that sales to Coldwell Banker will continue to be substantial; however, in view of the Agreement and the anticipated expansion of the Company's business, it is expected that sales to Coldwell Banker as a percentage of total sales will decrease. It is, however, anticipated that sales to HFS franchisees, including Century 21, ERA and Coldwell Banker, will, in the foreseeable future, account for a substantial portion of the Company's total sales. Any significant reductions in sales to Coldwell Banker franchisees, or the failure to generate significant sales to Century 21 and/or ERA franchisees would have an adverse impact on the Company's total revenues and profitability in the future. See 'Business -- Customers.'

     DEPENDENCE ON SUPPLIERS. During the fiscal years ended December 31, 1996 and 1995, approximately 72% and 70%, respectively, of the Company's total sales were attributable to the sale of voice communications equipment manufactured by Panasonic Communications & System Company ('Panasonic'), and approximately 27% and 27%, respectively, of the Company's total sales were attributable to the sale of videoconferencing communications equipment manufactured by Sony Electronics Inc. ('Sony'). Termination or change of the Company's business relationship with Panasonic and/or Sony, disruption of supply, their failure to remain competitive in quality, function or price, or the determination of either Panasonic or Sony to reduce reliance on independent distributors such as the Company could have a material adverse effect on the Company. See 'Business -- Sales and Marketing.'

     The Company has agreements with both Panasonic and Sony authorizing the Company to serve as their non-exclusive reseller in the United States. The agreement with Panasonic expires on December 31, 1997 and is automatically renewable for successive one-year terms unless terminated by either party upon at least 30 days' prior written notice. The agreement with Sony, which expires on March 31, 1997, may be terminated by either party upon 60 days' prior written notice. The Company expects to sign a new one year agreement with Sony upon the expiration of the present term. There can be no assurance that either agreement will not be terminated, or that the Company will enter into a new agreement with Sony at the expiration of the term of the existing agreement. While there are other suppliers of voice and videoconferencing communications equipment who provide products similar to those which the Company purchases from Panasonic and Sony, respectively, termination of the

Company's relationship with either or both of these suppliers could have a material adverse effect on the Company. See 'Business -- Reseller Agreements.'

     DEPENDENCE ON PROCEEDS OF THIS OFFERING; POSSIBLE NEED FOR ADDITIONAL FINANCING. The Company is dependent on the proceeds of this offering to generate cash for the expansion of its product lines and marketing efforts. The Company anticipates, based on its proposed plans, that the proceeds of this offering, together with funds generated from operations, will be sufficient to satisfy its anticipated cash requirements for approximately two years following the completion of this offering. In the event that the costs involved in the development of its expanded operations prove to be greater than anticipated, additional financing may be required. The Company expects to satisfy any additional capital requirements with proceeds, if any, from the exercise of Warrants, or through debt and/or equity financing. The Company has no current arrangement with respect to such additional financing and there can be no assurance that such financing, if available, will be on terms acceptable to the Company. See 'Use of Proceeds' and 'Business.'

     DILUTION. A purchaser of Common Stock in this offering will experience an immediate and substantial dilution of $2.64 (75%) per share between the pro forma net tangible book value per share after the offering and the public offering price of $3.50 per share (assuming no value is attributed to the Warrants). See 'Dilution.'

     CONTINUED CONTROL BY MANAGEMENT. Upon completion of this offering (assuming the conversion of $750,000 principal amount of Bridge Notes into 375,000 Bridge Units), the officers and directors of the Company will beneficially own approximately 62.5% of the Company's outstanding Common Stock. The Company's stockholders do not have the right to cumulative voting in the election of directors. Accordingly, such individuals will be in a position to effectively control the Company, including the election of all of the directors of the Company. See 'Management' and 'Principal Stockholders.'

     STAGGERED BOARD OF DIRECTORS. In December 1996, the stockholders of the Company approved an amendment to the Company's By-Laws dividing the Board of Directors into three classes, each of which shall serve for a staggered term of three years. Such division of the Company's Board of Directors could have the effect of impeding an attempt to take over the Company or change or remove management, since only one class will be elected annually. Thus, only approximately one-third of the existing Board of Directors could be replaced at any election of directors. See 'Management.'

     COMPETITION. The audio and videoconferencing communications industries have been characterized by pricing pressures and business consolidations. The Company competes with other manufacturers and distributors of voice communications and videoconferencing systems, many of which are larger, have greater recognition in the industry, a longer operating history and greater financial resources than the Company. The Company's competitors in the voice communications sector include Lucent Technologies, Inc., Northern Telecom and Toshiba. ACC's competitors in the video communications sector include Picturetel Corporation, Compression Labs, Incorporated and VTEL Corporation. Existing competitors may continue to broaden their product lines and expand their retail operations, and potential competitors may enter into or increase their focus on the audio and/or videoconferencing communications market, resulting in greater competition for the Company. In particular, management believes that as the demand for videoconferencing communications systems continues to increase, additional competitors, many of which also will have greater resources than the Company, will enter the videoconferencing market. Consequently, there can be no assurance that the Company can successfully compete with established and better capitalized companies. See 'Business -- Competition.'

     DEPENDENCE ON KEY PERSONNEL. The Company is highly dependent on the experience of its management in the continuing development of its retail operations. The loss of the services of certain of these individuals, particularly Richard Reiss, Chairman of the Board, Chief Executive Officer and President of the Company, would have a material adverse effect on the Company's business. The Company has entered into employment agreements with Mr. Reiss, Joseph Scotti, Vice President - Sales and Marketing of Voice Products and Leo Flotron, Vice President - Sales and Marketing of Videoconferencing Products of the Company. Mr. Reiss' agreement expires on December 31, 2001, and Messrs. Scotti and Flotron's agreements expire on December 31, 1999. Each of such agreements may be terminated by the employee upon 90 days' prior written notice without penalty, subject to a one year non-compete clause. The Company is in the process of obtaining key-man life insurance in the amount of $1,000,000 on the life of Mr. Reiss, with the Company as the named beneficiary. The future success of the Company will also depend upon its ability to attract and retain additional marketing and sales personnel for its expansion. The Company has set aside approximately $350,000 from the net proceeds of the offering for such purpose. The Company faces intense competition for such highly qualified personnel from other manufacturers and distributors of voice communications and videoconferencing systems. There can be no assurance that such individuals can be hired or retained. The failure to recruit additional key personnel could have a material adverse effect on the Company's business, financial condition and results of operations. See 'Use of Proceeds' and 'Management.'

     BROAD DISCRETION IN APPLICATION OF PROCEEDS BY MANAGEMENT; CHANGE IN USE OF PROCEEDS. Approximately $1,415,000 (46.9%) of the estimated net proceeds of this offering (including up to $750,000 to be utilized to repay Bridge Notes to the extent that they are not converted into Bridge Units) has been allocated to working capital. Additionally, in the event that the Underwriter's over-allotment option is exercised or to the extent that the Warrants are exercised, the Company will realize additional net proceeds, which will be added to working capital. Accordingly, the Company's management will have broad discretion as to the application of such proceeds. Notwithstanding its plan to develop its business as described in this Prospectus, future events, including the problems, expenses, difficulties, complications and delays frequently encountered by businesses, as well as changes in the economic climate or changes in government regulations, may make the reallocation of funds necessary or desirable. Any such reallocation will be at the discretion of the Board of Directors. See 'Use of Proceeds.'

     NO PUBLIC MARKET. Prior to this offering, there has been no public market for the Units, Common Stock or Warrants. Accordingly, there can be no assurance that an active trading market in any of such securities will develop and be sustained upon the completion of this offering or that the market price of such securities will not decline below the initial public offering price.

     ARBITRARY OFFERING PRICE. The initial public offering price of the Units and the exercise price and terms of the Warrants have been determined by negotiations between the Company and the Underwriter. See 'Underwriting' for a discussion of the factors considered in determining the initial public offering price. Regulatory developments and economic and other external factors, as well as period-to-period fluctuations in financial results, may also have a significant impact on the market price of such securities.

     POSSIBLE RESTRICTIONS ON MARKET-MAKING ACTIVITIES IN COMPANY'S SECURITIES. The Underwriter has advised the Company that it intends to make a market in the Company's securities. Regulation M, which was recently adopted to replace Rule 10b-6 and certain other rules promulgated under the Securities Exchange Act of 1934, as amended (the 'Exchange Act'), may prohibit the Underwriter from engaging in any market-making activities with regard to the Company's securities for the period from five business days (or such other applicable period as Regulation M may provide) prior to any solicitation by the Underwriter of the exercise of Warrants until the later of the termination of such solicitation activity or the termination (by waiver or otherwise) of any right that the Underwriter may have to receive a fee for the exercise of Warrants following such solicitation. As a result, the Underwriter may be unable to provide a market for the Company's securities during certain periods while the Warrants are exercisable. In addition, under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the Selling Securityholders' securities may not simultaneously engage in market-making activities with respect to any securities of the Company for the applicable 'cooling off' period (currently at least two and possibly nine business days) prior to the commencement of such distribution. Accordingly, in the event the Underwriter is engaged in a distribution of the Selling Securityholders' securities, it will not be able to make a market in the Company's securities during the applicable restrictive period. Any temporary cessation of such market-making activities could have an adverse effect on the market price of the Company's securities. See 'Underwriting.'

     UNDERWRITER'S OPTIONS. The Company has agreed to sell to the Underwriter, at an aggregate price of $55, the right to purchase up to an aggregate of 55,000 Units (the 'Underwriter's Options'). Such Options will be exercisable for a four-year period commencing one year after the date of the Prospectus, at a per Unit exercise price equal to 120% of the initial per Unit public offering price of the

Units being offered hereby. For the life of such Options, the holders thereof are given the opportunity to profit from a rise in the market price of the Common Stock or Warrants, which may result in a dilution of the interests of other stockholders. As a result, the Company may find it more difficult to raise additional equity capital if it should be needed for its business while such Options are outstanding. See 'Underwriting.'

     EFFECT OF ISSUANCE OF COMMON STOCK UPON EXERCISE OF WARRANTS; POSSIBLE ISSUANCE OF OPTIONS. Immediately after the completion of this offering, assuming full exercise of the Underwriter's over-allotment option and the conversion of $750,000 principal amount of Bridge Notes into 375,000 Bridge Units, the Company will have outstanding warrants to purchase an aggregate of up to 1,640,000 shares of Common Stock, including the shares issuable upon exercise of the Warrants offered hereby, the Warrants underlying the Bridge Units and the Warrants underlying the Underwriter's Options. In addition, up to 500,000 shares of Common Stock have been reserved for issuance pursuant to the Company's Stock Option Plan, none of which have been granted to date. Unless registered for sale, any shares of Common Stock acquired upon the exercise of such warrants or options would be 'restricted securities' for purposes of Rule 144, subject to the two-year holding period (which commences when shares are issued upon exercise of a warrant or option), volume and other resale restrictions of Rule
144. The Company has agreed to use its best efforts to file and maintain, so long as the Warrants are exercisable, a current registration statement with the Commission relating to the Warrants and the shares of Common Stock underlying the Warrants. In addition, the Underwriter has certain demand and 'piggyback' registration rights with respect to the securities underlying the Underwriter's Options.

     The exercise of such warrants or options and the sale of the underlying shares of Common Stock (or even the potential exercise or sale) may have a depressive effect on the market price of the Company's securities. The exercise of the warrants and options also may dilute the interest of investors in this offering. Moreover, the terms upon which the Company will be able to obtain additional equity capital may be adversely affected because the holders of the outstanding warrants and options can be expected to exercise them, to the extent they are able to, at a time when the Company would, in all likelihood, be able to obtain any needed capital on terms more favorable to the Company than those provided in the warrants and options. See 'Management -- Stock Option Plan,' 'Description of Securities -- Class A Warrants' and 'Underwriting.'

     POTENTIAL ADVERSE EFFECT OF REDEMPTION OF THE WARRANTS. The Warrants may be redeemed by the Company commencing 18 months from the date of this Prospectus, or earlier with the consent of the Underwriter, at a redemption price of $.10 per Warrant upon not less than 30 days' prior written notice provided the last sale price of the Common Stock on Nasdaq (or another national securities exchange), for 20 consecutive trading days ending within three days of the notice of redemption, equals or exceeds 250% ($10.63 per share) of the current Warrant exercise price, subject to adjustment. Redemption of the Warrants could force the holders to exercise the Warrants and pay the exercise price at a time when it may be disadvantageous for the holders to do so, sell the Warrants at the then current market price when they might otherwise wish to hold the Warrants, or to accept the redemption price, which is likely to be substantially less than the market value of the Warrants at the time of redemption. See 'Description of Securities -- Class A Warrants.'

     UNDERWRITER'S LIMITED UNDERWRITING EXPERIENCE. The Underwriter has been actively engaged in the securities brokerage and investment banking business since 1994. However, the Underwriter has engaged in only limited underwriting activities, and this offering is only the fifth public offering in which the Underwriter has acted as the sole or managing Underwriter. There can be no assurance that the Underwriter's limited experience as an underwriter of public offerings will not adversely affect the proposed public offering of the Units, Common Stock and Warrants, the subsequent development of a trading market, if any, or the market for and liquidity of the Company's securities. Therefore, purchasers of the securities offered hereby may suffer a lack of liquidity in their investment or a material diminution of the value of their investment.

     UNDERWRITER'S INFLUENCE ON THE MARKET. A significant amount of the Units offered may be sold to customers of the Underwriter. Such customers subsequently may engage in transactions for the sale or purchase of such Units and may otherwise effect transactions in such securities. If they participate in the market, the Underwriter may exert substantial influence on the market, if one develops, for the Units,

Common Stock and Warrants. Such market-making activity may be discontinued at any time. The price and liquidity of the Units, Common Stock and Warrants may be significantly affected by the degree, if any, of the Underwriter's participation in such market. See 'Underwriting.'

     QUALIFICATION AND MAINTENANCE REQUIREMENTS FOR LISTING ON THE NASDAQ SMALLCAP MARKET. In order for the Company's securities to be included in the Nasdaq SmallCap Market ('Nasdaq'), the Company must, after giving effect to the completion of this offering, have a net worth of at least $2,000,000 and total assets of at least $4,000,000. While the Company's Units, Common Stock and Warrants are expected to meet the current Nasdaq listing requirements upon completion of this offering and be initially included on Nasdaq, there can be no assurance that the Company will meet the criteria for continued listing. Continued inclusion on Nasdaq generally requires that (i) the Company maintain at least $2,000,000 in total assets and $1,000,000 in capital and surplus, (ii) the minimum bid price of the Common Stock be $1.00 per share, (iii) there be at least 100,000 shares in the public float valued at $200,000 or more, (iv) the Common Stock have at least two active market makers, and (v) the Common Stock be held by at least 300 holders.

     Nasdaq has recently proposed more stringent financial requirements for listing on Nasdaq. With respect to continued listing, such new requirements are
(i) either at least $2,000,000 in tangible assets, a $35,000,000 market capitalization or net income of at least $500,000 in two of the three prior years, (ii) at least 500,000 shares in the public float valued at $1,000,000 or more, (iii) a minimum Common Stock bid price of $1.00, (iv) at least two active market makers, and (v) at least 300 holders of Common Stock. If adopted, the Company will have to meet and maintain such new requirements. If the Company is unable to satisfy Nasdaq's maintenance requirements, its securities may be delisted from Nasdaq. In such event, trading, if any, in the Units, Common Stock and Warrants would thereafter be conducted in the over-the-counter market in the so-called 'pink sheets' or the NASD's 'Electronic Bulletin Board.' Consequently, the liquidity of the Company's securities could be impaired, not only in the number of securities which could be bought and sold, but also through delays in the timing of transactions, reduction in security analysts' and the news media's coverage of the Company and lower prices for the Company's securities than might otherwise be attained.

     RISKS OF LOW-PRICED STOCK. If the Company's securities were delisted from Nasdaq (see 'Qualification and Maintenance Requirements for Listing on the Nasdaq SmallCap Market'), they could become subject to Rule 15g-9 under the Exchange Act, which imposes additional sales practice requirements on broker-dealers which sell such securities to persons other than established customers and 'accredited investors' (generally, individuals with net worths in excess of $1,000,000 or annual incomes exceeding $200,000, or $300,000 together with their spouses). For transactions covered by this rule, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. Consequently, such rule may adversely affect the ability of broker-dealers to sell the Company's securities and may adversely affect the ability of purchasers in this offering to sell in the secondary market any of the securities acquired hereby.

     Commission regulations define a 'penny stock' to be any non-Nasdaq equity security that has a market price (as therein defined) of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the Commission relating to the penny stock market. Disclosure is also required to be made about commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

     The foregoing required penny stock restrictions will not apply to the Company's securities if such securities are listed on Nasdaq and have certain price and volume information provided on a current and continuing basis or meet certain minimum net tangible assets or average revenue criteria. There can be no assurance that the Company's securities will qualify for exemption from these restrictions. In any event, even if the Company's securities were exempt from such restrictions, it would remain subject to Section 15(b)(6) of the Exchange Act, which gives the Commission the authority to prohibit any person that is engaged in unlawful conduct while participating in a distribution of a penny stock from associating with a broker-dealer or participating in a distribution of a penny stock, if the Commission finds that such a restriction would be in the public interest. If the Company's securities were subject to the rules on penny stock, the market liquidity for the Company's securities could be severely adversely affected. In such event, the regulations on penny stocks could limit the ability of broker-dealers to sell the Company's securities and thus the ability of purchasers of the Company's securities to sell their securities in the secondary market.

     CURRENT PROSPECTUS AND STATE REGISTRATION REQUIRED TO EXERCISE WARRANTS. The Warrants are being registered pursuant to a Registration Statement filed with the Securities and Exchange Commission ('Commission') under the Securities Act of 1933 (the 'Securities Act'), of which this Prospectus is a part, and after its effectiveness the Warrants may be traded, and upon exercise, their underlying shares of Common Stock may be sold, in the public market that may develop for the securities for approximately one year thereafter. However, unless such Registration Statement is kept current by the Company and measures to qualify or keep qualified such securities in certain states are taken, investors purchasing the Warrants in this offering, although exercisable, will not be able to exercise the Warrants or sell its underlying shares of Common Stock issuable upon exercise of the Warrants in the public market. The Company has agreed to use its best efforts to qualify and maintain a current registration statement covering such shares of Common Stock. There can be no assurance, however, that the Company will be able to maintain a current registration statement or to effect appropriate qualifications under applicable state securities laws, the failure of which may result in the exercise of the Warrants and the resale or other disposition of Common Stock issued, upon such exercise, being unlawful. See 'Description of Securities -- Class A Warrants.'

     POTENTIAL ADVERSE IMPACT OF PREFERRED STOCK ON RIGHTS OF HOLDERS OF COMMON STOCK. The Company's Certificate of Incorporation authorizes the issuance of up to 1,000,000 shares of preferred stock with the Board of Directors having the right to determine the designations, rights, preferences and privileges of the holders of one or more series of preferred stock. Accordingly, the Board of Directors is empowered, without shareholder approval, to issue preferred stock with voting, dividend, conversion, liquidation or other rights which could adversely affect the voting power and equity interest of the holders of Common Stock. The preferred stock, which could be issued with the right to more than one vote per share, could be utilized as a method of discouraging, delaying or preventing a change of control of the Company. The possible impact on takeover attempts could adversely affect the price of the Company's Common Stock. The Company has no current plans to issue any shares of preferred stock. In addition, for a period of three years from the date of this Prospectus, the issuance of any shares of preferred stock is subject to the Underwriter's prior consent. See 'Description of Securities -- Preferred Stock.'

     LACK OF DIVIDENDS. To date, the Company has not paid any dividends on its Common Stock, and intends to retain earnings, if any, for use in its business and does not anticipate paying any cash dividends in the foreseeable future. See 'Dividend Policy.'

     SHARES ELIGIBLE FOR FUTURE SALE. Upon the completion of this offering, the Company will have 4,475,000 shares of Common Stock outstanding (assuming an aggregate of $750,000 principal amount of Bridge Notes are converted into 375,000 Bridge Units), including 1,100,000 shares included in the 550,000 Units offered hereby by the Company, and 375,000 shares comprising a portion of the Bridge Units and 750,000 shares of Registered Common Stock which are included in the Registration Statement of which this Prospectus forms a part. The remaining 2,250,000 shares of Common Stock currently outstanding are 'restricted securities' as that term is defined in Rule 144 under the Securities Act, and may not be sold unless such sale is registered under the Securities Act or is made pursuant to an exemption from registration under the Securities Act, including the exemption provided by Rule 144. Such shares will be eligible for sale in the public market pursuant to Rule 144 at various times beginning 90 days after the date of this Prospectus, subject to the three-year lock-up described below. The 375,000 shares of Common Stock and the 375,000 shares underlying the 375,000 Warrants comprising the Bridge Units may not be sold until two years following the date of this Prospectus without the prior consent of the Underwriter. The holders of all of the 3,000,000 shares of the Company's Common Stock currently outstanding (including the 750,000 shares of Registered Common Stock held by the President) have agreed that for a period of three years from the date of this Prospectus they will not sell any of their shares, or any shares issuable upon exercise of warrants or options exercisable into shares of Common

Stock, without the prior consent of the Underwriter. The Company is unable to predict the effect that sales made under Rule 144 or otherwise may have on the market price of the Common Stock. However, the possibility that substantial amounts of Common Stock may be sold in the public market may have an adverse effect on the market price for the Company's Common Stock. See 'Description of Securities,' 'Shares Eligible for Future Sale' and 'Underwriting.'

     INDEMNIFICATION OF DIRECTORS UNDER NEW JERSEY LAW. Pursuant to both the Company's Certificate of Incorporation and New Jersey law the Company's officers and directors are indemnified by the Company for monetary damages for breach of fiduciary duty, except for liability which arises in connection with (i) a breach of duty or loyalty, (ii) acts or omissions not made in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for dividend payments or stock repurchases illegal under New Jersey law, or (iv) any transaction in which the officer or director derived an improper personal benefit. The Company's Certificate of Incorporation does not have any effect on the availability of equitable remedies (such as an injunction or rescissions) for breach of fiduciary duty. However, as a practical matter, equitable remedies may not be available in particular circumstances. See 'Management -- Director and Officer Liability.'

                                    DILUTION

     For purposes of the following discussion of dilution and tables, no value is attributed to the Warrants included in the Units. After giving effect to the subsequent conversion of $750,000 principal amount of Bridge Notes by the Selling Bridge Unitholders into 375,000 Bridge Units, the pro forma net tangible book value of the Company as of December 31, 1996 was $822,492 or $.24 per share. Pro forma net tangible book value per share is determined by dividing the tangible net worth of the Company, consisting of tangible assets (exclusive of capitalized public offering expenses) less total liabilities, by the number of shares of Common Stock outstanding. After giving effect to the sale by the Company of the 1,100,000 shares of Common Stock included in the 550,000 Units offered pursuant to this Prospectus at the initial public offering price of $3.50, and the receipt of the net proceeds therefrom the pro forma net tangible book value of the Company at December 31, 1996 would be $3,837,492 or $.86 per share, representing an immediate increase in net tangible book value of $.62 per share to present stockholders and an immediate dilution of $2.64 per share or approximately 75%, to public investors. 'Dilution' means the difference between the public offering price per share and the pro forma net tangible book value per share after giving effect to the offering. The following table illustrates the dilution of a new investor's equity as of December 31, 1996.

Public offering price per share.........................................................           $3.50
     Pro forma net tangible book value per share before offering........................   $.24
     Increase per share attributable to public investors................................    .62
                                                                                           ----
Pro Forma net tangible book value per share after offering..............................             .86
                                                                                                   -----
Dilution to public investors............................................................           $2.64
                                                                                                   -----
                                                                                                   -----

     The following table summarizes, (i) as of the date of this Prospectus, the number of shares of Common Stock purchased by investors in the Company; (ii) the 375,000 shares of Common Stock included in the 375,000 Bridge Units to be issued to the Selling Bridge Unitholders upon the conversion of $750,000 principal amount of Bridge Notes prior to the completion of this offering; (iii) the total cash consideration and the average price per share paid to the Company for the Common Stock outstanding prior to the completion of this offering; and (iv) the number of shares and consideration to be paid by the public investors for the 1,100,000 shares of Common Stock included in the 55,000 Units to be sold in this offering:

                                              SHARES PURCHASED          TOTAL CONSIDERATION      AVERAGE
                                           ----------------------      ---------------------    PRICE PER
                                            NUMBER        PERCENT        AMOUNT      PERCENT      SHARE
                                           ---------      -------      ----------    -------    ---------

Existing Stockholders...................   3,000,000(1)     67.0%      $   90,000       1.9%      $ .03
                                                                                                ---------
                                                                                                ---------
Selling Bridge Unitholders..............     375,000(2)      8.4          750,000      16.0       $2.00
                                                                                                ---------
                                                                                                ---------
Public Investors........................   1,100,000        24.6        3,850,000      82.1       $3.50
                                           ---------      -------      ----------    -------    ---------
                                                                                                ---------
          Total(1)......................   4,475,000       100.0%      $4,690,000     100.0%
                                           ---------      -------      ----------    -------
                                           ---------      -------      ----------    -------

------------

(1) Excludes (i) up to 1,100,000 shares of Common Stock issuable upon exercise of Warrants to be issued to public investors; (ii) up to 220,000 shares of Common Stock issuable upon exercise of the Underwriter's Options and underlying Warrants; (iii) up to 330,000 shares of Common Stock issuable upon exercise of the Underwriter's over-allotment option and underlying Warrants; and (iv) up to 500,000 shares of Common Stock reserved for issuance upon exercise of options granted pursuant to the Company's stock option plan, of which options to purchase 167,500 shares of Common Stock have been granted to date. Includes 750,000 shares of Common Stock which are being registered for sale by this Prospectus on behalf of the President of the Company. See 'Management-Stock Option Plan,' 'Interim Financing,' 'Description of Securities,' 'Concurrent Offering' and 'Underwriting.'

(2) Excludes  up to 375,000 shares of Common Stock issuable upon exercise of the
    Selling  Bridge   Unitholders'  Warrants.   See  'Interim   Financing'   and
    'Concurrent Offering.'

                                USE OF PROCEEDS

     The net proceeds to the Company from the sale of the 550,000 Units offered hereby, after deducting underwriting discounts and commissions and other expenses of this offering, are estimated to be $3,015,000 ($3,563,625 if the Underwriter's over-allotment option is exercised in full). The Company intends to utilize the net proceeds of this offering over the next 24 months substantially as follows:

                                                                              APPROXIMATE    APPROXIMATE
                                APPLICATION                                     AMOUNT       PERCENTAGE
---------------------------------------------------------------------------   -----------    -----------

Telephone Systems Inventory(1).............................................   $  400,000          13.3%
Videoconferencing Equipment Inventory(2)...................................      235,000           7.8
Leasing New Corporate Headquarters and Leasehold Improvements(3)...........      240,000           8.0
Hiring Additional Employees(4).............................................      350,000          11.6
Purchase of Computer Systems and Associated Software(5)....................      175,000           5.8
Marketing(6)...............................................................      200,000           6.6
Working Capital(7).........................................................    1,415,000          46.9
                                                                              -----------    -----------
                                                                              $3,015,000         100.0%
                                                                              -----------    -----------
                                                                              -----------    -----------

------------

(1) Includes telephone common equipment ($125,000); telephone sets ($225,000); and voice mail ($50,000).

(2) Includes   video  codecs  ($110,000);  monitors  ($50,000);  and  peripheral equipment, including cameras and audio systems ($50,000).

(3) Includes costs in connection with moving the Company's headquarters office to larger facilities in the first half of 1997. It is estimated that such facilities will contain approximately 10,000 square feet of space to be utilized for executive, administrative and sales functions and for demonstration of the Company's voice and video communications systems. An additional approximately 5,000 square feet of space will be utilized for warehousing of the Company's inventory. See 'Business -- Facilities.'

(4) Includes costs associated with the planned hiring and retention over the next two years of two branch sales managers for the Company's voice products, who will report directly to the Company's Vice President -- Sales and Marketing of Voice Products; nine voice sales representatives, who will report directly to the voice branch sales managers; and three videoconferencing sales representatives, who will report directly to the Company's Vice President -- Sales and Marketing of Videoconferencing Products. See 'Business -- Sales and Marketing.'

(5) Includes costs in connection with upgrading both the hardware and software of the Company's computer systems, software and local area network (LAN). The new system will encompass service order entry, inventory management, billing, accounting, word processing and administrative software. Also includes consulting fees for project design and implementation.

(6) Includes costs in connection with exhibiting the Company's products at trade shows ($100,000) and costs associated with a direct mail campaign directed to the approximately 9,000 franchisees of CENTURY 21'r', ERA'r' and Coldwell Banker'r' ($100,000), as required under the Company's Preferred Vendor Agreement with HFS Incorporated. See 'Business -- Sales and Marketing.'

(7) Working capital will be used to pay general and administrative expenses and for general working capital purposes. Also, working capital will be used to repay the principal amount of the Bridge Notes, to the extent that they are not converted into Bridge Units. While the aggregate principal amount of the Bridge Notes totals $750,000, management believes that the portion of the Bridge Notes that will not be converted into Bridge Units will be minimal. Accordingly, all remaining funds will be used for general working capital purposes, including the possible acquisition of other voice and video communications systems resellers. See 'Interim Financing.'

                            ------------------------

     The foregoing allocations are estimates only and are subject to revision from time to time to meet the Company's requirements; any excess will be added to working capital and any shortage will be deducted from working capital. Furthermore, allocations may be changed in response to unanticipated developments in the Company's business. The Company may re-allocate such amounts from time to time among the categories shown above or to new categories if it believes such to be in its best interest. In the event that the Underwriter's over-allotment option is exercised or to the extent that the Warrants are exercised, including the Warrants underlying the Bridge Units, the Company will realize additional net proceeds, which will be added to working capital. Pending full utilization of the net proceeds of this offering, the Company intends to make temporary investments in United States government or federally insured securities. The Company believes that the net proceeds from this offering, plus working capital from operations and other sources of funds will be adequate to sustain operations for the foreseeable future.

                                 CAPITALIZATION

     The following table sets forth the capitalization of the Company at December 31, 1996; (i) on an historical basis; (ii) on a pro forma basis, giving effect to the conversion of $750,000 principal amount of Bridge Notes by the Selling Bridge Unitholders into 375,000 Bridge Units; and (iii) on such pro forma basis, after giving effect to the issuance and sale of 550,000 offered hereby. This table should be read in conjunction with the financial statements, including the notes thereto, appearing elsewhere in this Prospectus.

                                                                                        DECEMBER 31, 1996
                                                                              --------------------------------------
                                                                                                          PRO FORMA
                                                                              HISTORICAL    PRO FORMA    AS ADJUSTED
                                                                              ----------    ---------    -----------

Long term debt.............................................................    $ 816,152(1) $ 66,152     $   66,152
                                                                              ----------    ---------    -----------
Stockholders' equity(2)
     Common Stock, no par value, 100,000,000 shares authorized; 3,000,000 shares issued and outstanding, actual; 3,375,000 shares issued and outstanding, pro forma; 4,475,000 shares issued and outstanding, pro
       forma as adjusted...................................................       90,000     840,000      3,855,000
     Retained earnings.....................................................       80,398      80,398         80,398
                                                                              ----------    ---------    -----------
               Total stockholders' equity..................................      170,398     920,398      3,935,398
                                                                              ----------    ---------    -----------
               Total capitalization........................................    $ 986,550    $986,550     $4,001,550
                                                                              ----------    ---------    -----------
                                                                              ----------    ---------    -----------

------------

(1) Includes  an  aggregate  of  $750,000  principal  amount  of 12% Convertible
    Subordinated Notes ('Bridge Notes') which were issued by the Company in the Bridge Financing which was completed in December 1996. See 'Interim Financing.'

(2) Does not include (i) up to 1,100,000 shares of Common Stock issuable upon exercise of Warrants to be issued to public investors; (ii) up to 375,000 shares of Common Stock issuable upon exercise of the Selling Bridge Unitholders' Warrants; (iii) up to 220,000 shares of Common Stock issuable upon exercise of the Underwriter's Options and underlying Warrants; (iv) up to 330,000 shares of Common Stock issuable upon exercise of the Underwriter's over-allotment option and underlying Warrants; and (v) up to 500,000 shares of Common Stock reserved for issuance upon exercise of options granted pursuant to the Company's stock option plan, of which options to purchase 167,500 shares of Common Stock have been granted to date. See 'Management -- Stock Option Plan,' 'Interim Financing,' 'Description of Securities,' and 'Underwriting.'

                                DIVIDEND POLICY

     The Company has never paid any cash dividends on its Common Stock and it is currently the intention of the Company not to pay cash dividends on its Common Stock in the foreseeable future. Management intends to reinvest earnings, if any, in the expansion of the Company's business. Any future declaration of cash dividends will be at the discretion of the Board of Directors and will depend upon the earnings, capital requirements and financial position of the Company, general economic conditions and other pertinent factors.

                            SELECTED FINANCIAL DATA

     The following table sets forth selected historical financial data and other operation information of the Company. The selected historical financial data in the table for the years ended December 31, 1996 and 1995 is derived from the audited financial statements of the Company. The selected financial data set forth below should be read in conjunction with the Company's financial statements and notes thereto and with the section entitled 'Management's Discussion and Analysis of Financial Condition and Results of Operations.'

                                                                                         YEARS ENDED DECEMBER 31,
                                                                                         ------------------------
                                                                                            1996          1995
                                                                                         ----------    ----------

Statement of Income Data:
     Net revenues.....................................................................   $3,884,700    $2,641,331
     Gross margin.....................................................................    1,383,627       859,612
     Income from operations...........................................................      119,235        48,936
     Income before income taxes.......................................................       90,209        17,249
     Income taxes.....................................................................       38,606         8,029
     Net income.......................................................................       51,603         9,220
     Net income per share.............................................................      $.03          $.01

     Weighted average number of common shares outstanding.............................    1,977,518     1,884,002

                                                                            DECEMBER 31, 1996
                                                                        --------------------------    DECEMBER 31,
                                                                          ACTUAL      PRO FORMA(1)        1995
                                                                        ----------    ------------    ------------

Balance Sheet Data:
     Working capital.................................................   $  748,250     $3,763,250       $ 52,286
     Total assets....................................................    2,083,392      5,098,392        754,640
     Total liabilities...............................................    1,912,994      1,162,994        673,345
     Retained earnings...............................................       80,398         80,398         28,795
     Stockholders' equity............................................      170,398      3,935,398         81,295

------------

(1) Gives effect to the subsequent conversion of $750,000 principal amount of Bridge Notes by the Selling Bridge Unitholders into 375,000 Bridge Units. See 'Use of Proceeds,' 'Interim Financing' and 'Description of Securities.'

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following discussion and analysis should be read in conjunction with the Company's financial statements and the notes thereto. The discussion of results, causes and trends should not be construed to imply any conclusion that such results or trends will necessarily continue in the future.

RESULTS OF OPERATIONS

YEAR ENDED DECEMBER 31, 1996 ('FISCAL 1996') COMPARED TO YEAR ENDED DECEMBER 31, 1995 ('FISCAL 1995')

     NET REVENUES. Since 1995, the Company's revenues have consisted primarily of sales of Panasonic digital telephone and voice processing systems, and Sony videoconferencing products. The Panasonic systems are most suited for small to medium-sized businesses, particularly professional offices. The Company's videoconferencing revenues to date have been derived principally from the sale of the Sony Trinicom 5000 model, which is targeted to the large commercial and institutional user.

     Operating revenue for fiscal 1996 was $3,884,700, an increase of $1,243,369, or 47% over fiscal 1995 revenue of $2,641,331. Sales of telephone and voice processing equipment increased in 1996 by 53% to $2,807,170 over fiscal 1995 revenue of $1,837,930. The increase was due in part to the hiring of additional sales personnel in 1995 and into 1996, including a Vice President in charge of sales and marketing of voice products in the third quarter of 1995. In 1995, the Company also began marketing Panasonic products to the Coldwell Banker real estate brokerage network. In January 1996, the Company and Coldwell Banker Corporation ('CBC'), owner of the Coldwell Banker brand at the time, entered into a formal agreement in which the Company provided trade discounts and favorable terms for an exclusive dealership to sell Panasonic telecommunications systems to CBC's corporate-owned offices. In December 1996, this agreement was superseded by the signing of a non-exclusive four-year Preferred Vendor Agreement with the new owner of the Coldwell Banker brand, HFS Incorporated ('HFS'), to provide Panasonic products to the HFS-owned brands, Century 21, ERA, and Coldwell Banker real estate brokerage franchise systems. The Company has paid HFS a $50,000 access fee for marketing rights and will pay HFS commissions ranging from 2% to 13% of gross sales, depending on the products and services sold. The agreement obligates the Company to provide various sales and marketing services, and to commit to a fixed price schedule over the four-year term. Significant increases in Panasonic equipment prices during the HFS contract period could have a material adverse impact on the Company's results of operations in the event the Company is not able to pass along the increases to HFS franchisees. Sales to Coldwell Banker offices accounted for 26% and 28% of net revenues in fiscal 1996 and 1995, respectively. The Company expects revenues generated under the HFS agreement to represent a significant portion of total operating revenues during fiscal 1997.

     Sales of videoconferencing systems increased in 1996 by 48% to $1,039,026 over fiscal 1995 revenue of $704,343. The Company's videoconferencing sales program began in earnest in the fourth quarter of 1995 with the hiring of a former Sony executive to serve as Vice President in charge of sales and marketing for videoconferencing and network products. The Company currently has videoconferencing demonstration facilities in New York City and Washington, D.C. in addition to its corporate headquarters in New Jersey, and anticipates hiring additional sales personnel for both videoconferencing and voice communications products during the first quarter of fiscal 1997.

     COST OF REVENUES. Cost of revenues in fiscal 1996 was $2,501,073, or 64% of net revenues, as compared to $1,781,719, or 67% of net revenues in fiscal 1995. Cost of revenues consists primarily of net product, installation and customer training costs. Higher margin sales in fiscal 1996 offset increases in warranty, depreciation, and compensation costs, to account for the 3% improvement in cost of revenues as a percentage of net revenues.

     Most of the products sold by the Company are purchased under non-exclusive dealer agreements with Panasonic and Sony. Both agreements specify, among other things, sales territories, payment terms, purchase quotas and reseller prices. The Panasonic agreement renews automatically for one-year periods, but may be terminated with or without cause by either party upon 30 days' written notice. The Company is presently negotiating a new agreement with Sony to succeed the current agreement scheduled to expire on March 31, 1997. The termination of either agreement, or their renewal on less favorable terms than currently in effect, could have a material adverse impact on the Company's business.

     GROSS MARGIN. Gross margins increased to $1,383,627, or 36% of net revenues in fiscal 1996, as compared to $859,612, or 33% of net revenues in fiscal 1995. The improvement was due primarily to a decrease in lower margin Coldwell Banker sales as a percentage of total net revenues, from 28% in fiscal 1995 to 26% in fiscal 1996, although the dollar volume of Coldwell Banker sales actually increased in 1996.

     SELLING. Selling expenses, which include sales salaries, commissions, sales overhead, and marketing costs, increased to $664,786, or 17% of net revenues in fiscal 1996, as compared to $482,470, or 18% of net revenues in fiscal 1995. The increase in dollar terms was due primarily to higher compensation costs, which related to the hiring of new sales executives in the latter part of 1995, and to the increase in 1996 sales volume. Due to the anticipated increase in sales executive and staff salaries, as well as higher marketing costs associated with the HFS contract, the Company expects selling expenses as a percentage of net revenues to increase at least through the first half of fiscal 1997.

     GENERAL AND ADMINISTRATIVE. General and administrative expenses increased to $599,606, or 15% of net revenues in fiscal 1996, as compared to $328,206, or 12% of net revenues in fiscal 1995. The increase was due primarily to higher administrative salaries and fringe benefits, depreciation, and telephone expenses related to the growth in the Company's operations. The Company is planning a relocation of its headquarters in 1997 to accommodate its growing sales staffing, overhead, and inventory storage requirements. Accordingly, general and administrative expenses, to the extent associated with the relocation, are expected to increase in fiscal 1997. A new employment agreement with the Company's president, effective January 1, 1997, will also result in higher compensation costs (see Notes to Financial Statements).

     INCOME TAXES. The Company's provision for income taxes was $38,606, or 43% of fiscal 1996 income before taxes, as compared to $8,029, or 47% of fiscal 1995 income before income taxes. The exceptionally high income tax rates are due primarily to the partial nondeductibility of certain marketing costs, which have caused the Company's income to be taxed at higher than expected marginal rates, as well as high flat tax rates at the state level.

     NET INCOME. The Company generated net income of $51,603, or $.03 per share and $9,220, or $.01 per share for the fiscal years ended December 31, 1996 and 1995, respectively. The increase in fiscal 1996 was primarily the result of revenue growth and a slight shift in the Company's revenue mix, which produced higher gross margins.

LIQUIDITY AND CAPITAL RESOURCES

     At December 31, 1996, the Company had working capital of $748,250, including $645,614 in cash and cash equivalents. Net cash used by operating activities for the year ended December 31, 1996 was $461,287. Increases in accounts receivable due to revenue growth in 1996, as well as increases in inventories to fill the increasing volume of orders on a timely basis, more than offset cash flows provided by net income, depreciation, and higher accounts payable and accrued expense levels.

     Net cash used by investing activities for fiscal 1996 was $119,846, consisting of purchases of furniture and equipment totaling $67,346, and the $50,000 access fee required under the HFS contract.

     Net cash provided by financing activities for fiscal 1996 was $1,072,841, consisting of $750,000 gross proceeds from a private placement of 12% Convertible Subordinated Notes ('Bridge Notes') in December 1996, borrowings of $562,071 under a new bank line of credit and term loan, and proceeds of $37,500 from the exercise of Common Stock options, offset by repayments of outstanding borrowings under a refinanced credit facility, and principal amortization of long-term debt, totaling $228,824. The Company also paid deferred financing costs of $15,406 in connection with its private placement, and $32,500 in costs associated with its proposed public offering.

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     In  May 1996,  the Company  replaced its $150,000  bank line  of credit and equipment term loans totaling $92,700 with a new credit facility from another bank for a $600,000 working capital line of credit and an $85,000 term loan. Advances under the line of credit bear interest at the rate 1% above the bank's Alternate Base Rate (ABR), and are due on demand. The term loan provides for monthly principal payments of $1,770.83 plus interest at the bank's ABR plus 1.25%. Outstanding borrowings are secured by a first lien on the Company's assets, a $100,000 United States Treasury Bill hypothecated by the Company's
President,   and  his  unconditional  personal  guarantee.  Panasonic  has  also subordinated to the bank its security interest in the Company's inventory purchases.

     As of December 1996, borrowings under the line of credit totaled $447,071, and the balance of the term loan was $72,604. The bank line of credit is renewable annually. The Company currently expects that it will be able to renew the line of credit under similar terms upon its maturity.

     The Bridge Notes become due and payable together with accrued interest to the extent not converted, at the earlier of December 31, 1999 or the date the Company completes an initial public offering of its securities. The Bridge Notes are convertible into an aggregate of 375,000 Bridge Units at the rate of one Bridge Unit per $2.00 of principal amount of Bridge Notes. Each Bridge Unit will consist of one share of the Company's Common Stock and one Warrant. The terms of the Warrants will be identical to any Warrants sold in this offering. It is anticipated, but cannot be assured, that the Bridge Unitholders will convert their Bridge Notes to Bridge Units prior to the completion of this offering.

     The Company entered into a letter of intent for a $3.85 million firm commitment public offering of 550,000 Units, each unit to consist of two shares of Common Stock and two Class A Redeemable Common Stock Purchase Warrants. The primary purpose of the offering is to provide funds for the relocation and expansion of the Company's facilities, the hiring of new employees, the purchase of additional inventory, and other working capital needs.

     Management believes the Company's operations and existing financing sources will generate sufficient cash flow to satisfy the needs of its current operations for the next twelve months. However, alternative sources of capital will be necessary in order for the Company to finance its proposed expansion plans.

IMPACT OF INFLATION

     Inflation has had no material effect on the Company's operations or financial condition.

SEASONALITY

     The Company's results of operations are not significantly affected by seasonal factors.

                                    BUSINESS

GENERAL

     All Communications Corporation (the 'Company' or 'ACC') is engaged in the business of selling, installing and servicing voice and videoconferencing communications systems, concentrating on the commercial and industrial marketplace. The Company's voice communications products are intended principally for small to medium-sized business use; its videoconferencing communications products are intended for use by all business, governmental, educational and medical entities. In connection with the sale and service of its products, the Company also markets peripheral data and telecommunications products obtained from others. Through its headquarters office in Mountainside, New Jersey and nationwide subcontractors, the Company sells, installs and upgrades its communication and information distribution products and services.

     VOICE COMMUNICATIONS. ACC is a major reseller of Panasonic Communications and Systems Company's ('Panasonic') digital telephone systems, voice processing systems and computer telephone integration solutions in the United States. The Company's principal voice communications products are multi-featured, fully electronic, digitally controlled key systems and hybrid telephone systems, voice processing products with computer telephone integration hardware and software and related business products and services for commercial distribution. A key telephone system provides each telephone

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with  direct access to multiple outside  trunk lines and internal communications through intercom lines. A PABX (private automatic branch exchange) system, through a central switching system, permits the connection of internal and external lines. A hybrid switching system provides, in a single system, both key telephone and PABX features. Key telephone equipment may be used with PABX equipment. Voice processing products include voice-mail and interactive voice
response  systems,  which  allow  via  a  single  line  instrument,  access   to
computerized information. All of the Company's systems are software-based and fully digital. This enables the Company to readily incorporate a variety of additional features as well as the ability to expand a system's capability through software enhancements.

     The Company sells, installs and services Panasonic telecommunications products throughout the United States both through employees of the Company and subcontractors. During the fiscal years ended December 31, 1996 and 1995, one customer, Coldwell Banker'r', a brand of HFS Incorporated, accounted for approximately 26% and approximately 28%, respectively, of the Company's total sales. The Company's current business strategy is to focus on sales, installation and service operations. In connection with implementing its business strategy, the Company is seeking to expand its business by offering customers and potential customers a broader range of products.

     VIDEOCONFERENCING. The Company began selling Sony Electronics Inc.'s (a division of Sony Corporation) ('Sony') videoconferencing products in the third quarter of 1994, and is currently one of Sony's largest United States Sony Authorized Videoconferencing Resellers (SAVR). Videoconferencing communications systems, utilizing advanced technology, enable users at separate locations to engage in face-to-face discussions. In addition to the use of video conferences as a corporate communications tool, use of videoconferencing communications systems is expanding into numerous additional applications, including (i) teachers providing lectures to students at multiple locations, (ii) physicians engaging in consultations utilizing x-rays and other photographic material,
(iii) conducting multi-location staff training programs and (iv) engineers in separate design facilities coordinating the joint development of products. Sony's videoconferencing systems incorporate superior audio and data sharing capabilities. The systems expand the user's ability to conduct business in person while substantially reducing or eliminating travel costs and non-productive travel time. ACC offers what it believes to be the only system with the built in ability to connect with four locations without the use of an external bridge. Video communication is generally considered to be more effective than audio communication, as information retention is improved when presented visually.

     Through a non-exclusive agreement with Sony, ACC provides videoconferencing systems for United States customers on a global basis, with a concentration in the Northeastern United States. The Company (i) provides its customers with components produced by Sony, a leading worldwide manufacturer of room based videoconferencing equipment, and several other manufacturers of ancillary equipment, (ii) selects and integrates those components into complete systems designed to suit each customer's particular communications requirements and
(iii) provides training and other continuing services designed to insure that its customers fully and efficiently utilize their systems. Sony does not sell its videoconferencing products on a direct basis.

     To accommodate ACC's growth in the videoconferencing market sector, the Company recently opened offices and demonstration facilities in New York City and Washington, D.C. The Company has assembled a team of industry experts with substantial videoconferencing communications expertise and, over the past 18 months, has provided over 35 videoconferencing systems on a national and international basis. Customers of the Company in this area include Fedders, Waterford Crystal, Deutche Bank, Shearman & Sterling, The British Ministry of Defense, St. Johns University, Banco de Columbia and Tetra Pak.

INDUSTRY OVERVIEW

     VOICE COMMUNICATIONS. Advances in telecommunications technologies have facilitated the development of increasingly sophisticated telephone systems and applications. Telecommunications systems have evolved from simple analog telephones to sophisticated digital systems and applications. Users increasingly rely upon a variety of applications, including conference calling, speakerphones, voice processing and automated attendant, to improve communications within their organizations and with customers and vendors. Digital technology has facilitated the integration of computing and

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telecommunications  technologies,  which  has  made  possible  a  number  of new applications that further enhance productivity. Examples of these applications include caller I.D., where a caller's telephone number is displayed on the telephone, call accounting, which permits accounting for telephone usage and toll calls, electronic data interchange between customers and vendors and the use of automatic number identification coupled with 'database look-up,' where customer information is retrieved automatically from a computerized database when the customer calls.

     Historically, advanced technologies and applications have been initially introduced in large telecommunications systems. However, small to medium size businesses and other organizations, as well as small to medium size facilities of larger organizations, are increasingly requiring and seeking out telecommunication systems with advanced features and applications at a more effective price-performance point, in order to improve efficiency and enhance competitiveness.

     As businesses' telecommunications requirements have become more advanced, the integration of the different parts of a system has become increasingly difficult. The system integration, service and support capabilities of telecommunications suppliers have become significant competitive factors. In order to meet the needs of end users, suppliers have been increasingly required to develop close relationships with end users.

     VIDEOCONFERENCING. Videoconferencing communications entails the transmission of video and audio signals and computerized data between two or more locations through a digital telecommunication network. Videoconferencing communications systems were first introduced in the late 1970s in the form of specialized dedicated conference rooms outfitted with expensive electronic equipment and requiring trained operators. Signals were transmitted over dedicated transmission lines established between fixed locations. Market acceptance of early systems was limited because of the low quality of the video output, as well as the high hardware and transmission costs and limited availability of transmission facilities.

     Technological developments in the 1980's resulted in a dramatic increase in the quality of video communications, as well as a substantial reduction in its cost. The proliferation of switched digital networks, which transmit digital, as opposed to analog, signals, eliminated the requirement of dedicated transmission lines. Advances in data compression and decompression technology, and the introduction of devices for separating and distributing digital signals over several channels simultaneously and recombining them after transmission, resulted in products with substantially improved video and audio quality and further reduced hardware costs. Competition among telecommunications carriers during the past decade, together with the expanded use of fiber optic technology and the development of integrated switched digital networks ('ISDN') have further contributed to reduced transmission costs.

STRATEGY

     The Company resells to end user customers a number of the telecommunication industry's leading voice-communication and videoconferencing systems and products through non-exclusive reseller agreements with Panasonic and Sony, respectively, and is positioned to provide its customers with the installation and/or integration of the systems and products as well as continued maintenance and service. The Company believes that continued technological advances in both the voice communication and videoconferencing industry will result in systems and products that are readily useful as well as cost effective to a larger segment of end users. Neither Sony nor Panasonic have developed internal departments for the direct sale of telecommunication systems, and instead have chosen to engage resellers such as the Company for the purpose of sales, marketing, installation and maintenance of their systems and products. The Company intends to broaden its marketing focus to industries that it believes will achieve significant benefits through utilization of both voice communication and videoconferencing systems, and the Company will hold monthly seminars to introduce the voice communication and videoconferencing systems to prospective customers. The Company intends to expand its sales activities into additional geographic markets through the acquisition and establishment of regional reseller offices and the hiring of additional sales personnel. The Company also seeks to enhance the sales and services provided to end user customers in a more efficient and cost effective manner by maintaining an inventory of readily available voice communication and videoconferencing systems, and upgrading the Company's internal computerized management system. See 'Use of Proceeds.'

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PRODUCTS

     The Company is a reseller of voice communications products manufactured by Panasonic Communications and Systems Company's ('Panasonic') Business Telephone System Division and videoconferencing products manufactured by Sony Electronics Inc. ('Sony'). The Company has agreements with both Panasonic and Sony authorizing the Company to serve as their non-exclusive reseller in the United States and the Company sells, installs and maintains the full line of voice and videoconferencing products manufactured by these companies.

     VOICE COMMUNICATIONS. Panasonic currently manufactures digital key and hybrid telephone systems under its Digital Business System (DBS) product line with a maximum capacity of 192 ports. The systems can be configured to have a maximum of either 64 central office (C.O.) telephone lines and 128 telephone sets, 56 C.O. telephone lines and 136 telephone sets, or 48 C.O. telephone lines and 144 telephone sets. The telephone sets can have up to 24 C.O. telephone line appearances. The telephone sets contain a speaker and microphone in each set for handsfree intercom conversation and for an optional price of approximately $50 contain a full speakerphone for handsfree conversation on outside lines as well as intercom. The telephone sets can also have a built-in interactive display for internal messaging, to measure the length of time of a telephone conversation, to display the number dialed, or to display the telephone number of the individual calling into the system where caller identification is part of the telephone service provided on the lines by the local line service provider.

     Panasonic has announced that it intends to release a new system with a maximum capacity of 576 ports in the fourth quarter of 1997. This new system will not replace the current DBS product line; it will be positioned as an enhanced version of the current product line with additional features and greater capacity.

     Panasonic also has manufactured for it, on an original equipment manufacturer basis, a fully integrated voice processing system. The system ranges from two to eight voice ports and 30 hours of message storage. The system has automated attendant features which allow for incoming calls to be answered electronically and distributed to specific extensions without the use of a switchboard operator. The system can be interactive with display telephone sets, which display the number of new messages along with the number of old messages and allow for one touch commands rather than multiple digit codes to perform functions of the voice processing system.

     The DBS supports several open architecture interfaces that allow external computers to interact and control the DBS through industry standard interfaces. The DBS supports an RS-232 system level interface, an RS-232 Hayes based desktop interface and a Windows Dynamic Data Exchanges (DDE) interface. The Company has Developer Toolkits available that include the detailed interface specifications, application notes and development tools to assist third party software developers to develop vertical market applications for the DBS products. DBS applications include database look-up (which utilizes caller-ID information to retrieve customer information automatically from a computerized database), automated attendant, interactive voice response and call accounting (which permits the monitoring of telephone usage and toll cost). The Company recently announced support of the Microsoft Telephone Application Programming Interface
(TAPI) in DBS version 8.0 and support of the Novell Telephony Services Applications Programming Interface (TSAPI). The DBS is managed through a Windows-based interface on a PC to facilitate installation, system configuration and programming.

     The Company also sells, installs, and maintains peripheral equipment not manufactured by Panasonic. The peripheral equipment installed by the Company is readily available through multiple manufacturers and suppliers.

     VIDEOCONFERENCING.    Sony    manufactures   both    the    Trinicom   5000
videoconferencing system, and the Trinicom 4000 videoconferencing system. Both systems offer a rollabout design which can be placed into operation quickly and allows for convenient movement from one conference room to another. Alternatively, the systems can be installed as permanent fixtures in custom-built conference rooms designed for specific applications, or distance learning classrooms which are designed for teachers to provide lectures to students at multiple locations outfitted with similar videoconferencing equipment. Both systems generally contain the following components:

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     Monitor

          The monitor is a television set that is used at each participating location for viewing persons and objects involved in the communication. The screen of the monitor generally includes a window or inset, that may be used to duplicate the image shown by a monitor located at another site, or to view documents or other graphic images related to the discussion. Some systems include dual or multiple monitors, providing full-sized simultaneous views of both graphic images and meeting participants.

     Video Camera

          The video camera is similar to a camcorder and is generally located on top of the monitor. The video cameras included in the Company's systems record full-color images and have pan, tilt, and zoom capabilities. Some systems include auxiliary video cameras to provide additional camera angles or to view various locations within a room.

     Codec

          The coding-decoding device, known as the 'codec,' is the heart of a video communications system. Because video images have high information content, their transmission requires significantly greater bandwidth (capacity) than is required to transmit audio signals or computer data. One codec converts analog signals into digital signals and compresses the digital signals, enabling them to be transmitted over conventional and ubiquitous data networks, while a second codec decompresses and reconstitutes the signals into their analog form at the receiving location. The signals transmitted by codecs are bi-directional, enabling each codec simultaneously to send and receive signals. The compression-decompression process is accomplished using algorithms, or mathematical formulae, that are embedded in the codec.

     Inverse Multiplexer

          Because video signals (even after digital compression) require greater bandwidth than is available in most telephone lines, an inverse multiplexer is used to distribute the signals to several lines prior to transmission. The distributed signals are then simultaneously transmitted over the different lines, and a receiving inverse multiplexer recombines them to their original format.

     Multi-point Control Unit

          A multi-point control unit, known as an 'MCU' or 'bridge,' is a device that enables more than two videoconferencing locations to participate simultaneously in a meeting. The Sony Trinicom 5000 has a built-in MCU for more than two locations and up to four locations. This built-in MCU feature is exclusive to the Sony Trinicom 5000.

     Document Camera

          The document camera may be used to display documents, photographs and small three-dimensional objects in color. Because the document camera produces 'freeze-frame' images, enhanced resolution of the recorded item is possible.

     Videoscan Converter

          The videoscan converter facilitates the transmission of computerized data.

     Keypad

          The keypad, one of which is required at each participating location, is the device used to control the video cameras, monitors and other aspects of the system.

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     Audio Unit

          Each  participating   site   has   an  audio   unit   which   provides
     near-high-fidelity audio communications. Up to three audio units can be installed per site.

          The components listed above included in the Company's systems are purchased from Sony. The Company also purchases ancillary equipment from other manufacturers and suppliers for specific custom-built conference rooms and distance learning classrooms.

RESELLER AGREEMENTS

     The Company has agreements with Panasonic and Sony authorizing the Company to serve as their non-exclusive reseller in the United States. The agreement with Panasonic expires on December 31, 1997 and is automatically renewable for successive one-year terms unless terminated by either party upon at least 30 days' prior notice, or immediately by Panasonic upon written notice to the Company if ACC is in default in the performance of its obligations under the agreement, or upon the bankruptcy or insolvency of ACC. The agreement with Sony, which expires on March 31, 1997, may be terminated by either party upon 60 days' prior written notice. Sony may immediately terminate the agreement by giving the Company notice if the Company defaults in the performance of its obligations under the agreement which default is not remedied by ACC within 10 days after notice, or upon the bankruptcy or insolvency of the Company. The Company expects to sign a new one-year agreement with Sony upon the expiration of the present term.

CUSTOMERS

     During the fiscal years ended December 31, 1996 and 1995, one customer, Coldwell Banker'r', a real estate brokerage franchisor with approximately 2,800 franchise offices and a brand of HFS Incorporated ('HFS'), accounted for approximately 26% and approximately 28%, respectively, of the Company's total sales. In December 1996, the Company signed a non-exclusive Preferred Vendor Agreement ('Agreement') with HFS for a term of four years expiring December 8, 2000, for the Company to provide telephone and voice processing systems to the real estate brokerage franchise systems of Century 21'r', ERA'r' and Coldwell Banker'r' (the 'Franchisees'), with an aggregate of approximately 9,000 United States franchise offices. Pursuant to the Agreement, HFS has agreed to promote the Company and its telephone and voice processing products to the Franchisees and make available to ACC a list containing the names, business addresses and contact telephone numbers of the Franchisees. The Company will offer its products, including installation and maintenance service contracts, to the
Franchisees. The sum of $50,000 was paid to HFS in return for HFS providing access to the Franchisees. HFS is to receive commissions ranging from 2% to 13% of gross sales, depending on the products and services sold. The Agreement may not be terminated by either party except for a material breach in the terms of the Agreement by either party. The breaching party shall be given notice of the breach and the opportunity to cure such breach within 30 days of the date of notice (10 days in the case of a default in payment). HFS can also terminate the Agreement in the event it receives a bona fide written offer from a supplier for the services provided by ACC under the Agreement at pricing that is at least 5% less than the pricing provided in the Agreement. Within 15 days of notice of such offer, ACC may offer HFS the same prices and services offered by such suppliers. If ACC does not make such offer within 15 days, HFS may terminate the Agreement upon 30 days notice to the Company.

     The Company expects to continue to sell its telephone and voice processing systems to Coldwell Banker franchisees as well as to franchisees of Century 21 and ERA pursuant to the Agreement. It is expected that sales to Coldwell Banker will continue to be substantial; however, in view of the Agreement and the anticipated expansion of the Company's business, it is expected that sales to Coldwell Banker as a percentage of total sales will decrease. It is, however, anticipated that sales to the Franchisees will, in the foreseeable future, account for a substantial portion of the Company's total sales.

     To accommodate ACC's growth in the videoconferencing market sector, the Company recently opened offices and demonstration facilities in New York City and Washington, D.C. The Company has assembled a team of industry experts with substantial videoconferencing communications expertise and,

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
over the past 18 months, has provided over 35 videoconferencing systems on a national and international basis. Customers of the Company in this area include Fedders, Waterford Crystal, Deutche Bank, Shearman & Sterling, The British Ministry of Defense, St. Johns University, Banco de Columbia and Tetra Pak.

SALES AND MARKETING

     The Company maintains a sales and marketing organization supported by sales, technical and training personnel versed in the specifications and features of the voice communications and videoconferencing systems sold to end-user customers. The Company markets both voice communications and videoconferencing systems through its direct sales force. The Company also provides training to its sales force to maintain the expertise necessary to effectively market and promote the systems.

     At its own cost and expense, Panasonic furnishes the Company with sales, advertising and promotional materials for the voice communication and voice processing systems, which the Company in turn furnishes to its existing customers and prospective customers in conjunction with sales promotion programs of Panasonic. The Company maintains up to date systems for demonstration and promotion to end-user customers and potential end-user customers. The technical and training personnel attend sales and service training sessions offered by Panasonic from time to time to enhance their knowledge and expertise in the sale, installation and maintenance of the systems.

     The Company also has a number of programs in place for promoting the videoconferencing systems manufactured by Sony. Company personnel including members of the sales and technical departments attend video communications trade shows. The Company hosts seminars for the purposes of demonstrating videoconferencing systems to its customers and prospective customers, and to provide customers the opportunity to learn more about the Company's products and services. In order to facilitate enhanced marketing and promotion of the videoconferencing systems the Company has recently opened offices in Washington, D.C. and New York City. These locations provide the Company with additional direct sales forces as well as fully functional demonstration facilities to customers and potential customers.

     During the fiscal years ended December 31, 1996 and 1995, approximately 72% and 70%, respectively, of the Company's total sales were attributable to the sale of voice communications equipment manufactured by Panasonic, and approximately 27% and 27%, respectively, of the Company's total sales were attributable to the sale of videoconferencing communications equipment manufactured by Sony.

CUSTOMER SERVICE AND SUPPORT

     The Company believes that the service and support it provides to customers is an important factor in the success of its business. The technical expertise and experience of the Company's management and employees enables it to provide its customers with a single source for a variety of systems consulting and maintenance services.

     The Company provides customers of both voice communication and video conferencing systems with a full compliment of services to ensure customer satisfaction and optimal utilization of the systems. As a preliminary component of a sale to a customer or prospective customer, the Company provides consulting services in order to assess the customer's needs and specifications and to determine the most effective method to achieve those needs. Upon delivery of the system, Company employees install and test the equipment to make sure the systems are fully functional. In situations where a customer is located at a great distance from the Company's offices, the Company, on an as-needed basis, will engage the services of an installation subcontractor located in close geographic proximity to the customer, for the installation and testing of equipment sold by the Company to the customer. The retention of an installation subcontractor located in close proximity to a customer benefits the customer through quick and cost-effective installation of the system. After the equipment is functional, the Company provides training to all levels of the customer's organization. Training includes instruction in systems operation and, with respect to videoconferencing systems, planning and administration of meetings.

     Panasonic provides a one year warranty on defects in materials, design and workmanship. Sony provides a limited warranty card with its systems and equipment for a one year warranty on parts-replacement. The Company maintains a 24 hour toll-free technical support hotline that customers may call. The Company also provides onsite support and maintenance which includes the repair and/or replacement of equipment.

BACKLOG

     At December 31, 1996, order backlog amounted to approximately $693,000, compared with approximately $140,500 at December 31, 1995. The Company's backlog consists of firm purchase orders by customers for delivery within the next 90 days.

EMPLOYEES, CONSULTANTS AND SUBCONTRACTORS

     As of January 15, 1997, the Company employed 17 full-time employees, as well as a network of consultants and installation subcontractors who are available on an as-needed basis for marketing support and to provide contract installation. Seven of the Company's employees are engaged in marketing and sales, seven in installation service and customer support and three in administration. None of the Company's employees are represented by a labor union. The Company believes that its employee relations are good.

COMPETITION

     The   audio  and  videoconferencing  communications  industries  have  been characterized by pricing pressures and business consolidations. The Company competes with other manufacturers and distributors of voice communications and videoconferencing systems, many of which are larger, have greater recognition in the industry, a longer operating history and greater financial resources than the Company. The Company's competitors in the voice communications sector include Lucent Technologies, Inc., Northern Telecom and Toshiba. ACC's competitors in the video communications sector include Picturetel Corporation, Compression Labs, Incorporated and VTEL Corporation. Existing competitors may continue to broaden their product lines and expand their retail operations, and potential competitors may enter into or increase their focus on the audio and/or videoconferencing communications market, resulting in greater competition for the Company. In particular, management believes that as the demand for videoconferencing communications systems continues to increase, additional competitors, many of which also will have greater resources than the Company, will enter the videoconferencing market. Consequently, there can be no assurance that the Company can successfully compete with established and better capitalized companies.

FACILITIES

     The Company's headquarter office is located at 1450 Route 22 West, Mountainside, New Jersey 07092. The approximately 4,200 square feet of office and warehouse space is leased for a term of five years expiring March 31, 2000. The total base rental for the premises is $54,360 per annum through May 31, 1997 and, thereafter, $62,280 per annum through May 31, 2000. The Company has the option to renew the lease for an additional term of three years, at a base rental of $75,774 per annum, provided the Company is not in default thereof. The Company is obligated thereunder to pay its proportionate share of escalations in real estate taxes and cost escalations of operational services as well as its proportionate share of the cost of electrical consumption.

     The Company leases demonstration facilities located at 1130 Connecticut Avenue, N.W., Washington, D.C. 20036, on a month-to-month basis at a monthly rental of $2,500. The lease expires on June 30, 1997. The Company also occupies demonstration facilities at 521 Fifth Avenue, New York, New York 10175 on a month-to-month basis, at the rate of $1,000 per month.

     The Company anticipates moving its headquarters office to larger facilities in the first half of 1997. It is estimated that such facilities will contain approximately 10,000 square feet of space to be utilized for executive, administrative and sales functions and for the demonstration of the Company's voice and video communications systems. An additional approximately 5,000 square feet of space will be utilized for warehousing of the Company's inventory.

INSURANCE

     The Company believes that it maintains adequate liability and property insurance coverage. There can be no assurance that the coverage will be sufficient for all future claims or that insurance will continue to be available in adequate amounts at reasonable rates.

LITIGATION

     Other than as described below, there are no pending material legal proceedings to which the Company or any of its properties is subject.

     The Company is the subject of a civil action filed by Samantha M. Figeuroa on July 23, 1996 in the Superior Court of New Jersey, Middlesex County, arising from an automobile accident involving a vehicle driven by Ms. Figeuroa and one of the Company's vans. The Company van was driven by an employee of the Company who has since left ACC. The ex-employee is also named as a party to the action. Ms. Figeuroa alleges personal injuries due to the negligence of the named parties and seeks damages of $5,000,000. The liability insurance carrier is defending the action on behalf of ACC. The Company believes that its liability insurance is sufficient to cover any potential loss resulting from an adverse decision.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

     The following table sets forth certain information concerning the executive officers and directors of the Company.

                    NAME                        AGE                             POSITION
---------------------------------------------   ---   ------------------------------------------------------------

Richard Reiss................................   39    Chairman of the Board, Chief Executive Officer and President
Peter Barrett................................   38    Vice President -- Operations
Joseph Scotti................................   35    Vice President -- Sales and Marketing of Voice Products
Leo Flotron..................................   36    Vice President -- Sales and Marketing of Videoconferencing
                                                        Products
Scott Tansey.................................   33    Vice President -- Finance
Robert B. Kroner.............................   67    Director
Eric Friedman................................   48    Director
Peter N. Maluso..............................   42    Director
Andrea Grasso................................   36    Secretary and Director

     In December 1996, the stockholders of the Company approved an amendment to the Company's By-Laws dividing the Board of Directors into three classes as nearly equal as possible, with the members of each class being elected to serve for a staggered term of three years, and one class being elected annually. The Class I director, Richard Reiss, serves for a term expiring at the 1997 Annual Meeting of Stockholders. The Class II directors, Robert B. Kroner and Andrea Grasso, serve for terms expiring at the 1998 Annual Meeting of Stockholders. The Class III directors, Eric Friedman and Peter N. Maluso, serve for three year terms expiring at the 1999 Annual Meeting of Stockholders.

     Directors are elected at the Company's annual meeting of shareholders and serve until the conclusion of the terms, at which time their successors are duly elected by the shareholders. Vacancies and newly created directorships resulting from any increase in the number of directors or by a resignation of a director may be filled by a majority vote of directors then remaining in office. Officers are elected by and serve at the pleasure of the Board of Directors. The Board of Directors has established an audit committee.

     Richard Reiss has been Chairman of the Board, Chief Executive Officer and President of the Company since its formation in August 1991. Prior thereto, from 1987 to 1990, Mr. Reiss was Vice President -- Sales and Marketing of NyCom Information Services, Inc., an operator's services company. From 1984 through 1987, Mr. Reiss served as the Chairman and Chief Executive Officer of TeleDigital Corporation, a New Jersey based interconnect company which, in 1986, was acquired by Standard Telecommunications Corporation which, in turn, was acquired by JWP Information Services. Prior thereto, from 1982 to 1984, he was a founder and employed as Executive Vice President of TeleSolutions, a New Jersey based interconnect company.

     Peter Barrett has been Vice President -- Operations of the Company since its formation in August 1991, responsible for ACC's operations, installations and technical aspects. From 1988 to 1991, Mr. Barrett served as a supervisor for GTE/Fujitsu, responsible for the installation and maintenance of 2800 lines and related telecommunications equipment at IBM in Franklin Lakes, New Jersey. Prior thereto, from 1984 through 1987, Mr. Barrett was employed by TeleDigital Corporation as Vice President -- Operations.

     Joseph Scotti joined the Company in August 1995 as Vice President -- Sales and Marketing, dealing in all aspects of voice communications. From 1990 to 1995, Mr. Scotti held numerous sales and sales management positions with Northern Telecom. Prior thereto, from 1987 to 1990, he served as a sales manager at Cortel Business Systems in New York City. From 1985 to 1987, Mr. Scotti was employed as an account executive for TeleDigital Corporation. Mr. Scotti received a B.S. degree in Marketing from St. Peters College.

     Leo Flotron joined the Company in October 1995 as Vice President -- Sales and Marketing, in charge of sales and marketing for videoconferencing and network products. From 1988 to 1995, Mr. Flotron held numerous positions with Sony Electronics, Inc., and serves as the Company's liaison with Sony as a turnkey provider of videoconferencing equipment throughout the United States. Prior thereto, from 1985 to 1988, Mr. Flotron was Director of Business Development for Gaynor and Company, a biotechnology company located in New York City. Mr. Flotron holds a B.S. degree in Business from The University of Massachusetts in Amherst, and an M.S. degree in Finance from Louisiana State University.

     Scott Tansey joined the Company as Vice President -- Finance in December 1996. From 1992 until he joined the Company, Mr. Tansey served as Director, Finance and Administration, of Data Transmission Services, Inc., a closely held long distance wire data communications provider, where he was a member of a senior management team involved in strategic planning and general business operating decisions. Prior thereto, from 1989 to 1992, he was employed as Accounting Manager for Industrial Innovation Management, Inc., a closely held division of a venture capital firm, where he was responsible for all areas of finance, accounting and administration. From 1985 to 1989, he was a Senior Accountant for J.H. Cohn & Company, Accountants, a public accounting firm. Mr. Tansey received a B.S. degree in Accounting from Fairleigh Dickinson University, Madison, New Jersey, and an M.B.A. degree in Finance from Rider College, Lawrenceville, New Jersey. He is a certified public accountant.

     Robert B. Kroner has been a director of the Company since its formation in August 1991. Mr. Kroner is a practicing attorney licensed in the State of New Jersey, having been engaged in the general practice of law for over the past 40 years. Mr. Kroner received his LLB. degree from Harvard Law School and holds an LLM. degree from New York University's Graduate School of Law.

     Eric Friedman has been a director of the Company since December 1996. He has served as Vice President and Treasurer of Chem International, Inc., a publicly held company, since June 1996. From June 1978 through May 1996, he was a partner in Shachat and Simson, a certified public accounting firm. Mr. Friedman received a B.S. degree from the University of Bridgeport and is a certified public accountant.

     Peter N. Maluso has been a director of the Company since December 1996. Since 1995, Mr. Maluso has been employed as a Principal at International Business Machines, Inc. ('IBM'), responsible for IBM's Global Services Legacy Transformation Consulting practice in the Northeastern United States. The practice area concentrates on strategic systems planning, systems assessments, business process redesign and year 2000 transformations. Prior thereto, from 1988 to 1995, he was a Senior Manager for KPMG Peat Marwick's strategic services practice in New Jersey. From 1986 to 1988, Mr. Maluso served as a Principal -- Financial Services Group, at American Management Systems. Prior thereto, from 1982 to 1986, he was employed by Chase Manhattan Bank as Second Vice President -- Data Systems Development. Mr. Maluso received his B.A. degree in Economics from Muhlenberg College and holds an M.B.A. degree in Finance from Lehigh University. He is a certified public accountant.

     Andrea Grasso has been the Secretary of the Company since August 1995, and a director since December 1996. Ms. Grasso serves as the Company's Office Administrator, responsible for accounts receivable, accounts payable, payroll, sales reports and bank reports. Prior to joining the Company, Ms. Grasso operated her own telecommunications business.

DIRECTORS' COMPENSATION

     Members of the Board of Directors who are not employees of the Company have not, to date, received any compensation. However, beginning with the next Board of Directors meeting, the Company expects to pay outside directors $250 for each meeting of the Board of Directors and any of its committee meetings attended by such director, and also are entitled to reimbursement of reasonable expenses incurred in attending such meetings. Additionally, non-employee directors may receive options under the stock option plan.

EXECUTIVE COMPENSATION

     The following table sets forth certain information with respect to the annual and long-term compensation of the Company's chief executive officer and its two other executive officers (the 'Named Executive Officers') whose total annual salary and bonus exceeded $100,000 in any of the last three fiscal years ended December 31, 1996.

                           SUMMARY COMPENSATION TABLE

                                                                           ANNUAL COMPENSATION          LONG-TERM
                                                                      -----------------------------    COMPENSATION
                                                                               SALARY       BONUS      ------------
                    NAME AND PRINCIPAL POSITION                       YEAR       ($)         ($)       OPTIONS (#)
-------------------------------------------------------------------   ----    ---------    --------    ------------

Richard Reiss, President and Chief Executive Officer...............   1996    $ 108,000    $ 50,000        --
                                                                      1995      100,000      31,500        --
                                                                      1994      272,800       --          560,000
Joseph Scotti, Vice President......................................   1996       68,640      31,760        --
Leo Flotron, Vice President........................................   1996       68,640      32,360        --

     The following table sets forth certain information with respect to the exercise of options to purchase Common Stock during the fiscal year ended December 31, 1996, and the unexercised options, if any, and the value thereof at that date, for each of the Named Executive Officers.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                                                           VALUE OF
                                                          SHARES                        NUMBER OF       UNEXERCISED IN-
                                                        ACQUIRED ON       VALUE        UNEXERCISED         THE-MONEY
                                                         EXERCISE       REALIZED        OPTIONS AT      OPTIONS AT FY-
                        NAME                                (#)            (#)          FY-END (#)          END ($)
-----------------------------------------------------   -----------    -----------    --------------    ---------------

Richard Reiss........................................     560,000            0               0                  0
Joseph Scotti........................................     200,000            0               0                  0
Leo Flotron..........................................     200,000            0               0                  0

EMPLOYMENT AGREEMENTS

     Effective January 1, 1997, the Company entered into employment agreements with Richard Reiss, President, Joseph Scotti, Vice President-Sales and Marketing of Voice Products and Leo Flotron, Vice President-Sales and Marketing of Videoconferencing Products of the Company. The employment agreement with Mr. Reiss expires December 31, 2001 and provides for Mr. Reiss to receive an annual base salary as follows: $138,000 for the fiscal year ending December 31, 1997; $175,000 for the fiscal year ending December 31, 1998; and $210,000 for the fiscal year ending December 31, 1999. The annual base salary for Mr. Reiss for the fourth and fifth years of the employment agreement shall be for amounts recommended by the Compensation Committee of the Board of Directors, but in no event less than $210,000 per annum. The employment agreements with Messrs. Scotti and Flotron expire on December 31, 1999 and each provide for the following annual base salary: $104,000 for the fiscal year ending December 31, 1997; $114,000 for the fiscal year ending December 31, 1998; and $124,000 for the fiscal year ending December 31, 1999. Additionally, Messrs. Scotti and Flotron are each to receive one-half of 1% of net sales of the Company, paid bi-annually, during the term of their employment agreements.

     Messrs. Reiss, Scotti and Flotron have agreed to devote their full business time to the affairs of the Company. The Company has agreed to secure, and pay the premiums on, a life insurance policy on the life of Mr. Reiss, in the amount of $1,000,000, with the benefits payable to his estate or designated beneficiary. The Company has also agreed to provide Mr. Reiss with the use of an automobile. Mr. Reiss' employment agreement entitles him to participate in all Company pension and profit-sharing plans and to receive an option to purchase an aggregate of up to 100,000 shares of Common Stock under the Company's stock option plan. The Company has agreed to provide each of Messrs. Scotti and Flotron with an automobile allowance of $400 per month.

     The Company has the right to terminate the aforementioned employment agreements for 'cause' as defined in the employment agreements. The Company has the right to terminate Mr. Reiss without cause, upon not less than ninety days' prior written notice in the event that Mr. Reiss is unable to perform his required duties for a period of 120 consecutive days due to 'total and permanent disability,' as defined in the employment agreement. In such event, Mr. Reiss shall be entitled to receive compensation for the remainder of the term of the employment agreement. The Company may terminate the employment agreements of Messrs. Scotti and Flotron without cause, upon not less than ten days' prior written notice in the event that either Mr. Scotti or Mr. Flotron are unable to perform their required duties for a period of 90 consecutive days due to 'total and permanent disability.' In such event the employee shall be entitled to compensation for the 90-day disability period. Each of the aforementioned employees may terminate his employment with the Company at any time upon 90 days' prior written notice. In such event, the employee shall only be entitled to the compensation due through the date of termination. Such employees have also agreed not to disclose any confidential information of the Company during the term of employment or thereafter. In addition, these employees have agreed not to compete with the Company during the term of their employment and for a period of one year after the date of the termination of their employment with the Company.

STOCK OPTION PLAN

     The Company's Board of Directors and shareholders have adopted a stock option plan (the 'Stock Option Plan') that provides for the grant to employees, officers, directors, and consultants of the Company of options to purchase up to 500,000 shares of Common Stock.

     Options under the Stock Option Plan may be either 'incentive stock options' within the meaning of Section 422 of the United States Internal Revenue Code of 1986, as amended (the 'Code'), or non-qualified options. Incentive stock options may be granted only to employees and consultants of the Company.

     The per share exercise price of the Common Stock subject to incentive stock options granted pursuant to the Stock Option Plan may not be less than the fair market value of the Common Stock on the date the option is granted. Under the Stock Option Plan, the aggregate fair market value (determined as of the date the option is granted) of the Common Stock that first became exercisable by any employee in any one calendar year pursuant to the exercise of incentive stock options may not exceed $100,000. No person who owns, directly or indirectly, at the time of the granting of an incentive stock option to him, 10% or more of the total combined voting power of all classes of stock of the Company (a '10% Stockholder'), shall be eligible to receive any incentive stock options under the Stock Option Plan unless the option price is at least 110% of the fair market value of the Common Stock subject to the option, determined on the date of grant. Non-qualified options are not subject to this limitation. The Company, however, has agreed with the Underwriter that it will not grant options to purchase Common Stock under the plan for thirty-six (36) months after the date of this Prospectus at an exercise price which is less than the fair market value on the date of grant.

     No incentive stock option may be transferred by an optionee other than by will or the laws of descent and distribution, and during the lifetime of an optionee, the option will be exercisable only by the optionee. Pursuant to the terms of the Stock Option Plan, unless otherwise provided in any option grant, in the event of termination of employment, other than by death or permanent total disability, the optionee will have three months after such termination to exercise the option. The Stock Option Plan provides that upon termination of employment of an optionee by reason of death or permanent total disability, an option remains exercisable for one year thereafter to the extent it was exercisable on the date of such termination.

     Options under the Stock Option Plan must be granted within 10 years from the effective date thereof. Incentive stock options granted under the Stock Option Plan cannot be exercised more than 10 years from the date of grant, except that incentive stock options issued to a 10% Stockholder are limited to five year terms. Any unexercised options under the Stock Option Plan that expire or that terminate upon an employee's ceasing to be employed with the Company become available once again for issuance.

     As of January 15, 1997, incentive stock options to purchase a total of 85,974 shares of Common Stock have been granted under the Stock Option Plan, including an aggregate of 60,974 to executive officers of the Company (Mr. Reiss, 25,974; and Mr. Tansey, 35,000), and non-qualified stock options to purchase a total of 81,526 shares of Common Stock have been granted under the Stock Option Plan, including 74,026 to an executive officer (Mr. Reiss, 74,026). All of the options are exercisable at a price of $3.50 per share, except Mr. Reiss' incentive stock options which are exercisable at $3.85 per share. The options are fully exercisable beginning January 15, 1998, except for Mr. Tansey's option, which vests in 20% increments over a period of five years on each annual anniversary date of his employment. The options expire on January 15, 2007, except for Mr. Reiss' incentive stock option, which expires on January 15, 2002.

     Future grants of stock options are in the discretion of the Board of Directors and, thus, the amount and terms of such grants, if any, are not presently determinable.

DIRECTOR AND OFFICER LIABILITY

     New Jersey's Business Corporation Act permits New Jersey corporations to include in their certificates of incorporation a provision eliminating or limiting the personal liability of directors and officers of the corporation for damages arising from certain breaches of fiduciary duty. The Company's Certificate of Incorporation includes a provision eliminating the personal liability of directors and officers to the Company and its stockholders for damages to the maximum extent permitted by New Jersey law, including exculpation for acts of omissions in violation of directors' and officers' fiduciary duties of care. Under current New Jersey law, liability is not eliminated in the case of a breach of a director's or officer's duty of loyalty (i.e., the duty to refrain from transactions involving improper conflicts of interest) to the Company or its stockholders, the failure to act in good faith, the knowing violation of law or the obtainment of an improper personal benefit. The
Company's Certificate of Incorporation does not have any effect on the availability of equitable remedies (such as an injunction or rescissions) for breach of fiduciary duty. However, as a practical matter, equitable remedies may not be available in particular circumstances.

                              CERTAIN TRANSACTIONS

     On March 26, 1994, the Company granted an option to Richard Reiss, Chairman of the Board and President of the Company, to purchase 560,000 shares of Common Stock at an exercise price of $.03 per share, expiring on March 26, 1997. On December 18, 1996, Mr. Reiss exercised his option, acquiring 560,000 shares of Common Stock for an aggregate price of $16,800. On October 1, 1995, the Company granted to Leo Flotron, a Vice President of the Company, an option to purchase 200,000 shares of Common Stock at an exercise price of $.03 per share, expiring on the date of the termination of his employment with the Company. On December 13, 1996, Mr. Flotron exercised his options, acquiring 200,000 shares of Common Stock for an aggregate price of $6,000. On August 1, 1995, the Company granted to Joseph Scotti, a Vice President of the Company, an option to purchase 200,000 shares of Common Stock at an exercise price of $.03 per share, expiring on the date of the termination of his employment with the Company. On December 13, 1996, Mr. Scotti exercised his options, acquiring 200,000 shares of Common Stock for an aggregate price of $6,000. On September 25, 1995, the Company granted to Robert Kroner, a director of and general counsel to the Company, an option to purchase 50,000 shares of Common Stock at an exercise price of $.03 per share, expiring on September 25, 2000. On December 13, 1996, Mr. Kroner exercised his option, acquiring 50,000 shares of Common Stock for an aggregate price of $1,500.

     On May 22, 1996, the Company obtained a balance term loan in the amount of $85,000 ('Loan') from the Bank of New York (NJ) (the 'Bank'). The per annum interest rate on the Loan is 1.25% above the Bank's Alternate Base Rate. The Loan is set to mature on May 22, 2000. Additionally, on May 22, 1996, the Company obtained from the Bank an annually renewable working capital line of credit ('Credit Line') in the amount of $600,000. The per annum interest rate on the Credit Line is 1% above the Bank's Alternate Base Rate. The Loan and Credit Line have been personally guaranteed by Richard Reiss, and are secured by the accounts receivable, inventory, equipment and vehicles, and general intangibles of the Company pursuant to a security agreement between the Company and the

Bank, dated May 22, 1996. As additional security for the Loan and Credit Line, the Company has pledged to the Bank a $100,000 United States Treasury Bill, which Treasury Bill is owned by Richard Reiss and for which Richard Reiss has given consent to hypothecate and has authorized the Company to pledge as secured collateral.

     Additionally, on May 22, 1996, the Bank entered into a Subordination Agreement with Panasonic whereby Panasonic agreed to subordinate its security interest in the inventory of goods and merchandise supplied by Panasonic to the Company, to the security interest of the Bank in such inventory. Such inventory is part of the security underlying the Loan and Credit Line from the Bank.

     On January 4, 1995, Richard Reiss, the President of the Company, loaned the Company $25,000, at an interest rate of 9% per annum, which loan was repaid on August 8, 1995. On October 30, 1995, Mr. Reiss borrowed $25,000 from the Company, without interest, which loan was repaid on November 10, 1995. On April 12, 1996, Mr. Reiss loaned the Company $55,000, without interest, which loan was repaid on May 13, 1996.

                               INTERIM FINANCING

     In December 1996, the Company completed a bridge financing (the 'Bridge Financing'), pursuant to which it issued to seven accredited investors (the 'Selling Bridge Unitholders') an aggregate of $750,000 principal amount of 12% Convertible Subordinated Notes ('Bridge Notes'). The Bridge Notes bear interest at the rate of 12% per annum, payable annually on December 31. To the extent not converted, the principal amount of the Bridge Notes is due and payable on the earlier of (i) December 31, 1999 or (ii) the date of the completion of an initial public offering ('IPO') of the Company's securities (the 'Maturity Date'). Principal and interest on the Bridge Notes are subordinate to all existing indebtedness of the Company and any future institutional indebtedness. Commencing on the effective date of an IPO prior to the Maturity Date, the Bridge Notes are convertible, at the option of the holders, into an aggregate of up to 375,000 Bridge Units (as hereinafter defined) and the Company will issue to each note holder one Bridge Unit for each $2.00 principal amount of Bridge Notes presented for conversion. Each Bridge Unit shall consist of one share of Common Stock and one Warrant, such Warrant being identical in all respects to the Warrant comprising a portion of the Units offered by the Company in the IPO. Upon conversion, all interest accrued on the Bridge Notes shall be waived. The Company is registering for sale in the Registration Statement of which this Prospectus forms a part, the aggregate of 375,000 Bridge Units issuable upon conversion of the Bridge Notes, and the Common Stock and Warrants comprising the Bridge Units. The Bridge Units and/or the Common Stock and Warrants comprising the Bridge Units may be sold commencing two years from the date of this Prospectus, or earlier with the consent of the Underwriter. See 'Use of Proceeds,' 'Description of Securities-Bridge Units' and 'Concurrent Offering.'

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock by (i) each person who is known by the Company to be the beneficial owner of 5% or more of the Company's outstanding Common Stock; (ii) each director of the Company; (iii) each executive officer of the Company named in the Summary Compensation Table; and (iv) all executive officers and directors as a group, as of the date of this Prospectus and after the sale of 550,000 Units by the Company in this offering. Except as otherwise indicated in the footnotes below, the Company believes that each of the beneficial owners of the Common Stock listed in the table, based on information furnished by such owner, has sole investment and voting power with respect to such shares.

                                                                                                     PERCENTAGE
                                                                                             --------------------------
                                                                        NUMBER OF SHARES       BEFORE          AFTER
              NAME AND ADDRESS OF BENEFICIAL OWNER(1)                  BENEFICIALLY OWNED    OFFERING(2)    OFFERING(2)
--------------------------------------------------------------------   ------------------    -----------    -----------

Richard Reiss.......................................................        2,060,000            68.7%          50.2%
Peter Barrett.......................................................          150,000             5.0%           3.7%
Joseph Scotti.......................................................          200,000             6.7%           4.9%
Leo Flotron.........................................................          200,000             6.7%           4.9%
Andrea Grasso.......................................................           25,000             0.8%           0.6%
Robert B. Kroner ...................................................          150,000             5.0%           3.7%
  111 Northfield Avenue
  West Orange, NJ 07052
Eric Friedman ......................................................         --                 --             --
  9 Settlers Lane
  Westfield, NJ 07090
Peter N. Maluso ....................................................         --                 --             --
  193 Westgate Drive
  Edison, NJ 08820
All executive officers and directors as a group (nine persons)......        2,785,000            92.9%          67.9%

------------

(1) Unless otherwise indicated, the address of such individual is c/o All Communications Corporation, 1450 Route 22 West, Mountainside, NJ 07092.

(2) Excludes 375,000 shares of Common Stock issuable in the event of the conversion of $750,000 principal amount of Bridge Notes into 375,000 Bridge Units prior to the completion of this offering. See 'Interim Financing.'

                           DESCRIPTION OF SECURITIES

     The following description of the Company's securities does not purport to be complete and is subject in all respects to applicable New Jersey law and to the provisions of the Company's Certificate of Incorporation and By-Laws, the Warrant Agreement among the Company and American Stock Transfer & Trust Company, as warrant agent, pursuant to which the Warrants will be issued and the Underwriting Agreement between the Company and the Underwriter, copies of all which have been filed with the Commission as Exhibits to the Registration Statement of which this Prospectus is a part.

UNITS

     Each Unit consists of two shares of Common Stock, no par value per share ('Common Stock'), and two redeemable Class A Common Stock Purchase Warrants ('Warrants'), each Warrant entitling the holder thereof to purchase one share of Common Stock. The Common Stock and Warrants comprising the Units are separately transferable immediately upon issuance.

GENERAL

     The Company's authorized capital stock, as set forth in its Certificate of Incorporation, consists of 100,000,000 shares of Common Stock, no par value per share, and 1,000,000 shares of preferred stock, no par value per share.

COMMON STOCK

     There are currently 3,375,000 shares of Common Stock outstanding (including 375,000 shares of Common Stock comprising a part of the 375,000 Bridge Units issuable upon conversion of $750,000 principal amount of Bridge Notes prior to the completion of this offering). Holders of Common Stock have the right to cast one vote for each share held of record on all matters submitted to a vote of holders of Common Stock, including the election of directors. There is no right to cumulate votes for the election of directors. Stockholders holding a majority of the voting power of the capital stock issued and outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of the Company's stockholders, and the vote by the holders of a majority of such outstanding shares is required to effect certain fundamental corporate changes such as liquidation, merger or amendment of the Company's Certificate of Incorporation.

     Holders of Common Stock are entitled to receive dividends pro rata based on the number of shares held, when as and if declared by the Board of Directors, from funds legally available therefor, subject to the rights of holders of any outstanding preferred stock. In the event of the liquidation, dissolution or winding up of the affairs of the Company, all assets and funds of the Company remaining after the payment of all debts and other liabilities, subject to the rights of the holders of any outstanding preferred stock, shall be distributed, pro rata, among the holders of the Common Stock. Holders of Common Stock are not entitled to preemptive or subscription or conversion rights, and there are no redemption or sinking fund provisions applicable to the Common Stock. All outstanding shares of Common Stock are, and the shares of Common Stock offered hereby will be when issued, fully paid and non-assessable.

PREFERRED STOCK

     The Company's Certificate of Incorporation authorizes the issuance of up to 1,000,000 shares of preferred stock, none of which are currently outstanding, with the Board of Directors having the right to determine the designations, rights, preferences and privileges of the holders of one or more series of preferred stock. Accordingly, the Board of Directors is empowered, without shareholder approval, to issue preferred stock with voting, dividend, conversion, liquidation or other rights which could adversely affect the voting power and equity interest of the holders of Common Stock. The preferred stock, which could be issued with the right to more than one vote per share, could be utilized as a method of discouraging, delaying or preventing a change of control of the Company. The possible impact on takeover attempts could adversely affect the price of the Company's Common Stock. The Company has no current plans to issue any shares of preferred stock. In addition, for a period of three years from the date of this Prospectus, the issuance of any shares of preferred stock is subject to the Underwriter's prior consent.

CLASS A WARRANTS

     The Company has authorized the issuance of five year redeemable Class A Common Stock Purchase Warrants ('Warrants') to purchase an aggregate of 1,100,000 shares of Common Stock (exclusive of 375,000 Warrants included in the Bridge Units, 165,000 Warrants issuable upon exercise of the Underwriter's over-allotment option and 110,000 Warrants underlying the Underwriter's Options), and has reserved an equivalent number of shares for issuance upon exercise of such Warrants. Each Warrant entitles the registered holder thereof to purchase one share of Common Stock at a price of $4.25, subject to adjustment, for four years commencing one year from the date of this Prospectus. After expiration, the Warrants will be void and of no value. The Warrants underlying the Underwriter's Options have the same terms and conditions as the Warrants to be sold to the public, except that they are subject to redemption by the Company at any time after the Underwriter's Options have been exercised and the underlying Warrants are outstanding.

     The Company may redeem the Warrants commencing       , 1998 (18 months from
the date of the Prospectus), or earlier with the consent of the Underwriter, at a price of $.10 per Warrant, on not less than 30 days' prior written notice, if the closing bid price of the Common Stock (if the Common Stock is then traded in the over-the-counter market) or the last sale price of the Common Stock (if the Common Stock is then traded on a national securities exchange or the Nasdaq National Market or SmallCap System) has been at least 250% ($10.63 per share) of the current Warrant exercise price, subject to adjustment, for at least 20 consecutive trading days ending within three days prior to the date on which notice of redemption is given.

     The Warrants contain provisions that protect the holders thereof against dilution by adjustment of the exercise price and number of shares issuable upon exercise, on the occurrence of certain events, such as stock dividends or certain other changes in the number of outstanding shares except for shares issued pursuant to any Company stock option plans for the benefit of its employees, directors and agents, the Warrants offered hereby, the Underwriter's Options, the Underwriter's over-allotment option, and any equity securities for which adequate consideration is received. The Company is not required to issue fractional shares. In lieu of the issuance of such fractional shares, the Company will pay cash to such holders of the Warrants. In computing the cash payable to such holders, a share of Common Stock will be valued at its price immediately prior to the close of business on the expiration date. The holder of a Warrant will not possess any rights as a shareholder of the Company unless he exercises his Warrant.

BRIDGE UNITS

     In December 1996, the Company completed a bridge financing (the 'Bridge Financing'), pursuant to which it issued to the Selling Bridge Unitholders an aggregate of 750,000 principal amount of 12% Convertible Subordinated Notes (the 'Bridge Notes'), which bear interest at the rate of 12% per annum and are due and payable, to the extent not converted, on the earlier of the completion of this offering or December 31, 1999. Commencing on the date of this Prospectus, the Bridge Notes are convertible, at the option of the holders, into an aggregate of up to 375,000 Bridge Units, each consisting of one share of Common Stock and one Warrant, and the Company will issue to each note holder one Bridge Unit for each $2.00 principal amount of Bridge Notes presented for conversion. The Company is registering for sale in the Registration Statement of which this Prospectus forms a part, the Bridge Units and the Common Stock and Warrants comprising the Bridge Units. The Bridge Units and/or the Common Stock and Warrants comprising the Bridge Units may be sold commencing two years from the date of this Prospectus, or earlier with the consent of the Underwriter. See 'Use of Proceeds,' 'Interim Financing' and 'Concurrent Offering.'

SHARES ELIGIBLE FOR FUTURE SALE

     Upon the completion of this offering, the Company will have 4,475,000 shares of Common Stock outstanding (assuming an aggregate of $750,000 principal amount of Bridge Notes are converted into 375,000 Bridge Units), including 1,100,000 shares included in the 550,000 Units offered hereby by the Company, and 375,000 shares comprising a portion of the Bridge Units and 750,000 shares of Registered Common Stock which are included in the Registration Statement of which this Prospectus forms a part. The remaining 2,250,000 shares of Common Stock currently outstanding are 'restricted securities' as that term is defined in Rule 144 under the Securities Act, and may not be sold unless such sale is registered under the Securities Act or is made pursuant to an exemption from registration under the Securities Act, including the exemption provided by Rule
144. Such shares will be eligible for sale in the public market pursuant to Rule 144 at various times beginning 90 days after the date of this Prospectus, subject to the three-year lock-up described below. The 375,000 shares of Common Stock and the 375,000 shares underlying the 375,000 Warrants comprising the Bridge Units may not be sold until two years following the date of this Prospectus without the prior consent of the Underwriter. The holders of all of the 3,000,000 shares of the Company's Common Stock currently outstanding (including the 750,000 shares of Registered Common Stock held by the President) have agreed that for a period of three years from the date of this Prospectus they will not sell any of their shares, or any shares issuable upon exercise of warrants or options exercisable into shares of Common Stock, without the prior consent of the Underwriter. The Company is unable to predict the effect that sales made under Rule 144 or otherwise may have on the market price of the Common Stock. However, the possibility that substantial amounts of Common Stock may be sold in the public market may have an adverse effect on the market price for the Company's Common Stock.

     In general, under Rule 144 as currently in effect, a shareholder (or shareholders whose shares are aggregated) who has beneficially owned any restricted securities for at least two years (including a shareholder who may be deemed to be an affiliate of the Company), will be entitled to sell, within any three-month period, that number of shares that does not exceed the greater of
(i) 1% of the then outstanding shares of Common Stock (44,750 shares based on 4,475,000 shares of Common Stock outstanding upon completion of this offering, assuming the Underwriter's over-allotment option is not exercised) or (ii) the average weekly trading volume of the Common Stock during the four calendar weeks preceding the date on which notice of such sale is given to the Commission, provided certain public information, manner of sale and notice requirements are satisfied. A shareholder who is deemed to be an affiliate of the Company, including members of the Board of Directors and senior management of the Company, will still need to comply with the restrictions and requirements of Rule 144, other than the two-year holding period requirement, in order to sell shares of Common Stock that are not restricted securities, unless such sale is registered under the Securities Act. A shareholder (or shareholders whose shares are aggregated) who is deemed not to have been an affiliate of the Company at any time during the 90 days preceding a sale by such shareholder, and who has beneficially owned restricted shares for at least three years, will be entitled to sell such shares under Rule 144 without regard to the volume limitations described above.

LISTING ON NASDAQ SMALLCAP MARKET SYSTEM

     Immediately following the offering, it is anticipated that the Units, Common Stock and Warrants will be listed on the Nasdaq SmallCap Market System under the symbols 'ACMNU,' 'ACMN' and 'ACMNW,' respectively. An application to list such securities on Nasdaq has been filed. Management believes that the Company will meet Nasdaq listing requirements upon the completion of this offering. Application has also been made to list the Units, Common Stock and Warrants on the Pacific Stock Exchange under the symbols 'CMNU,' 'CMN' and 'CMNW,' respectively.

     No assurance can be given that the prices of such securities will be so quoted or that a trading market for the Company's securities will develop or be sustained, or at what price the securities will trade. In addition, even if such securities are listed and traded initially on Nasdaq, the Company may subsequently fail to meet certain minimum standards for continued listing. In that event, such securities will consequently be delisted, and their price will no longer be quoted in such system. Such result may make it extremely difficult to sell or trade the Company's securities. See 'Risk Factors -- Qualification and Maintenance Requirements for Listing on the Nasdaq SmallCap Market.'

TRANSFER/WARRANT AGENT AND REGISTRAR

     American Stock Transfer & Trust Company, New York, New York, is the transfer and warrant agent and registrar for the securities of the Company.

NEW JERSEY SHAREHOLDER PROTECTION ACT

     The Company is subject to the New Jersey Shareholder Protection Act (the 'Protection Act') which restricts certain business combinations by the Company with any of its 10% stockholders. Generally, the Protection Act prohibits a publicly held New Jersey corporation with its principal executive offices and significant business operations in New Jersey from engaging in any business combination (defined generally as any merger, consolidation, sale, lease, exchange, mortgage, or pledge, or any stock transfer, securities reclassification, liquidation or dissolution, excluding certain transactions involving assets or securities which have a market value below that specified in the Protection Act) with an 'Interested Shareholder' (defined generally as any person who is the beneficial owner of 10% or more of the voting power of the outstanding shares or any affiliate of the Corporation who at any time within the five-year period immediately prior to the date of the business combination has been the beneficial owner of 10% or more of the voting power of the outstanding shares) for a period of five years from the date the Interested
Shareholder became an Interested Shareholder, unless such transaction is approved by the board of directors prior to the date the shareholder became an interested Shareholder. In addition, the Protection Act prohibits any business combination at any time with an Interested Shareholder other than a transaction that (i) is approved by the board of directors of the applicable company prior to the date the Interested Shareholder became the Interested Shareholder; or
(ii) is approved by the affirmative vote of the holders of two-thirds of the voting shares not beneficially owned by the Interested Shareholder at a meeting called for that purpose; or (iii) satisfies certain stringent price and terms criteria.

     Certain stockholders may consider the Protection Act to have disadvantageous effects. Tender offers or other non-open market acquisitions of shares by persons attempting to acquire control through market purchases may cause the market price of the shares to reach levels that are higher than would be otherwise the case. The Protection Act may discourage any or all of such acquisitions, particularly those of less than all of the Company's shares, and may thereby deprive certain holders of the Company's shares of an opportunity to sell their shares at a temporarily higher market price.

     These provisions could have the effect of delaying, deferring or preventing a change of control of the Company. The Commission has indicated that the use of authorized unissued shares of voting stock could have an anti-takeover effect. In such cases, various specific disclosures to the stockholders are required.

                                  UNDERWRITING

     Subject to the terms and conditions set forth in the underwriting agreement by and between the Company and the Underwriter (the 'Underwriting Agreement'), the Underwriter has agreed to purchase from the Company, and the Company has agreed to sell to the Underwriter, an aggregate of 550,000 Units, at the initial public offering price less the underwriting discounts and commissions set forth on the cover page of this Prospectus.

     The Underwriting Agreement provides that the obligation of the Underwriter to pay for and accept delivery of certificates representing the Units is subject to certain conditions precedent, and that the Underwriter will purchase all of the Units offered hereby on a 'firm commitment' basis if any are purchased.

     The Underwriter has advised the Company that it proposes initially to offer the Units directly to the public at the initial public offering price set forth on the cover page of this Prospectus and to certain dealers at such price less a concession not in excess of $. per Unit. After the initial public offering, the public offering price and concession may be changed.

     The Company has granted to the Underwriter an option, exercisable during the 45-day period after the date of this Prospectus, to purchase up to an aggregate of 82,500 additional Units at the initial per Unit public offering price less the underwriting discounts and commissions set forth on the cover page of this Prospectus. The Underwriter may exercise this option only to cover over-allotments, if any, made in connection with the sale of the Units offered hereby.

     The Company has agreed to pay to the Underwriter a non-accountable expense allowance equal to 3% of the gross proceeds of this offering, including any Units purchased pursuant to the Underwriter's over-allotment option, no portion of which has been paid to date.

     The Company and the Underwriter have agreed to indemnify each other against, or to contribute to losses arising out of, certain civil liabilities in connection with this offering, including liabilities under the Securities Act.

     The Company and all of its current stockholders have agreed not to offer, sell, contract to sell or otherwise dispose of any shares of Common Stock or rights to acquire shares of Common Stock without the prior written consent of the Underwriter for a period of three years after the date of this Prospectus.

     The Company has agreed to sell to the Underwriter, for an aggregate price of $55, the right to purchase up to an aggregate of 55,000 Units (the 'Underwriter's Options'). The Underwriter's Options will be exercisable for a four-year period commencing one year after the date of the Prospectus, at a per Unit exercise price equal to 120% of the initial per Unit public offering price of the Units being offered hereby. The Warrants underlying the Underwriter's Options have the same terms and conditions as the Warrants to be sold to the public in this offering, except that they are subject to redemption by the Company at any time after the Underwriter's Options have been exercised and the underlying Warrants are outstanding. The Underwriter's Options may not be sold, assigned, transferred, pledged or hypothecated for a period of one year from the date of the Prospectus except to the Underwriter or its officers.

     The Company has agreed to file, during the four-year period beginning one year from the date of the Prospectus, on two separate occasions (on only one occasion at the cost of the Underwriter), at the request of the holders of a majority of the Underwriter's Options and the underlying shares of Common Stock and Warrants, and to use its best efforts to cause to become effective, a post-effective amendment to the Registration Statement or a new registration statement under the Securities Act, as required to permit the public sale of the shares of Common Stock and Warrants issued or issuable upon exercise of the Underwriter's Options. In addition, the Company has agreed to give advance notice to holders of the Underwriter's Options of its intention to file certain registration statements commencing one year and ending six years after the date of the Prospectus, and in such case, holders of such Underwriter's Options or underlying shares of Common Stock and Warrants shall have the right to require the Company to include all or part of such shares of Common Stock and Warrants underlying such Underwriter's Options in such registration statement at the Company's expense.

     For the life of the Underwriter's Options, the holders thereof are given the opportunity to profit from a rise in the market price of the shares of Common Stock and Warrants, which may result in a dilution of the interests of other stockholders. As a result, the Company may find it more difficult to raise additional equity capital if it should be needed for the business of the Company while the Underwriter's Options are outstanding. The holders of the Underwriter's Options might be expected to exercise them at a time when the Company would, in all likelihood, be able to obtain additional equity capital on terms more favorable to the Company than those provided by the Underwriter's Options. Any profit realized on the sale of the shares of Common Stock issuable upon the exercise of the Underwriter's Options may be deemed additional underwriting compensation.

     As part of the Underwriting arrangements, the Company has agreed to enter into an agreement retaining the Underwriter as a financial consultant to the Company for a two-year period commencing on the date of the completion of this offering at a fee of 2% of the gross proceeds of this offering, to be paid in full on the completion of this offering. The underwriting agreement will also provide for a finder's fee, ranging from 5% of the first $3,000,000 down to 1% of the excess over $10,000,000 of the consideration involved in any capital business transaction (including mergers and acquisitions) consummated by the Company in which the Underwriter introduced the other party to the Company during the five-year period following the completion of the offering.

     Upon the exercise of the Warrants, the Company will pay the Underwriter a fee of 5% of the aggregate exercise price if (i) the market price of its Common Stock on the date the Warrant is exercised is greater than the then exercise price of the Warrants; (ii) the exercise of the Warrant was solicited by a member of NASD and the customer states in writing that the transaction was solicited and designates in writing the broker-dealer to receive compensation for the exercise; (iii) the Warrant is not held in a discretionary account; (iv) disclosure of compensation arrangements was made both at the time of the Offering and at the time of exercise of the Warrants; (v) the solicitation of exercise of the Warrant was not in violation of Rule 10b-6 promulgated under the Securities Exchange Act of 1934 or any replacement rule; and (vi) no fee will be paid on non-solicited exercises. The Underwriter as well as any other broker-dealer must cease bidding for or purchasing the issuer's securities for up to nine business days prior to such solicitation efforts until the later of the termination of such efforts or the waiver of such fee. There will not be a Warrant solicitation for 12 months from the date of this Prospectus.

     Prior to this offering there has been no public trading market for the Company's securities. The initial public offering price of the Units and the exercise price and the terms of the Warrants have been determined by negotiation between the Company and the Underwriter. Factors considered in determining the initial public offering price, in addition to prevailing market conditions, included the history of and prospects for the industry in which the Company competes, and assessment of the Company's management, the prospects of the Company, its capital structure and such other factors as were deemed relevant.

     The foregoing includes a summary of the principal terms of the Underwriting Agreement and does not purport to be complete. Reference is made to the copy of the Underwriting Agreement that is on file as an exhibit to the Registration Statement of which this Prospectus is a part.

     The Underwriter has informed the Company that no sales will be made to any account over which the Underwriter exercises discretionary authority.

                                 LEGAL MATTERS

     The validity of the securities offered hereby will be passed upon for the Company by Singer Zamansky LLP, New York, New York. Certain legal matters will be passed upon for the Underwriter by Bernstein & Wasserman, LLP, New York, New York. Singer Zamansky LLP represents the Underwriter in other matters.

                                    EXPERTS

     The financial statements of the Company included in this Prospectus have been audited by Schneider Ehrlich & Wengrover LLP, independent auditors, as set forth in their reports thereon appearing elsewhere herein, and are included in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

                              CONCURRENT OFFERING

     The Registration Statement of which this Prospectus forms a part also covers 375,000 Bridge Units, each consisting of one share of Common Stock and one Warrant being offered by the Selling Bridge Unitholders and 750,000 shares of Common Stock being offered by the Selling Stockholder made pursuant to the Selling Securityholders' Prospectus.

                             ADDITIONAL INFORMATION

     The Company is not a reporting company under the Exchange Act. The Company has filed a Registration Statement on Form SB-2 under the Securities Act with the Commission in Washington, D.C. with respect to the Units offered hereby. This Prospectus, which is part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits thereto. For further information with respect to the Company and the Units offered hereby, reference is hereby made to the Registration Statement and such exhibits, which may be inspected without charge at the office of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission located at Seven World Trade Center, 13th Floor, New York, New York 10048 and at 500 West Madison (Suite 1400), Chicago, Illinois 60661. Copies of such material may also be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission maintains a web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. The address of such site is http://www.sec.gov. Statements contained in this Prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

     Following the offering, the Company will be subject to the reporting and other requirements of the Exchange Act and intends to furnish to its stockholders annual reports containing audited financial statements and may furnish interim reports as it deems appropriate.

                         ALL COMMUNICATIONS CORPORATION
                         INDEX TO FINANCIAL STATEMENTS

                                    CONTENTS

                                                                                                           PAGE
                                                                                                       ------------

Independent Auditors' Report........................................................................       F-2
Balance Sheets......................................................................................       F-3
Statements of Income................................................................................       F-4
Statements of Stockholders' Equity..................................................................       F-5
Statements of Cash Flows............................................................................       F-6
Notes to Financial Statements.......................................................................    F-7 - F-15

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and
Stockholders of ALL COMMUNICATIONS CORPORATION

     We have audited the accompanying balance sheets of All Communications Corporation as of December 31, 1996 and 1995, and the related statements of income, cash flows, and stockholders' equity for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, based on our audits, the financial statements referred to above present fairly, in all material respects, the financial position of All Communications Corporation as of December 31, 1996 and 1995 and the results of its operations and cash flows for the years then ended in conformity with generally accepted accounting principles.

                                          SCHNEIDER EHRLICH & WENGROVER LLP

Woodbury, New York
January 21, 1997

                         ALL COMMUNICATIONS CORPORATION
                                 BALANCE SHEETS

                                                                                                DECEMBER 31,
                                                                                           ----------------------
                                                                                              1996         1995
                                                                                           ----------    --------

                                         ASSETS
Current assets
     Cash and cash equivalents..........................................................   $  645,614    $153,906
     Accounts receivable (net of allowance for doubtful accounts of $25,000 and $10,000,
      respectively).....................................................................      681,411     346,502
     Inventory..........................................................................      497,353     145,047
     Deferred income taxes..............................................................        9,119       --
     Other current assets...............................................................       11,595       8,517
                                                                                           ----------    --------
          Total current assets..........................................................    1,845,092     653,972
Furniture, equipment and leasehold improvements -- net..................................      128,984      91,758
Deferred financing costs................................................................       15,406       --
Deferred stock offering costs...........................................................       32,500       --
Other assets............................................................................       61,410       8,910
                                                                                           ----------    --------
          Total assets..................................................................   $2,083,392    $754,640
                                                                                           ----------    --------
                                                                                           ----------    --------

                          LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
     Bank loan payable..................................................................   $  447,071    $100,000
     Current portion of long-term debt..................................................       21,250      21,210
     Accounts payable...................................................................      505,319     364,420
     Accrued expenses...................................................................      108,259      81,437
     Income taxes payable...............................................................       --           4,421
     Deferred income taxes..............................................................       --          13,871
     Customer deposits..................................................................       14,943      16,027
                                                                                           ----------    --------
          Total current liabilities.....................................................    1,096,842     601,386
                                                                                           ----------    --------
Noncurrent liabilities
     12% Convertible Subordinated Notes payable.........................................      750,000       --
     Long-term debt, less current portion...............................................       51,354      65,218
     Deferred income taxes..............................................................       14,798       6,741
                                                                                           ----------    --------
     Total noncurrent liabilities.......................................................      816,152      71,959
                                                                                           ----------    --------
          Total liabilities.............................................................    1,912,994     673,345
                                                                                           ----------    --------

                       COMMITMENTS AND CONTINGENCIES -- SEE NOTES
Stockholders' equity
     Preferred stock, $.01 par value; 1,000,000 shares authorized, none issued or
      outstanding.......................................................................       --           --
     Common Stock, no par value; 100,000,000 authorized; 3,000,000 and 1,750,000 issued
      and outstanding, respectively.....................................................       90,000      52,500
     Retained earnings..................................................................       80,398      28,795
                                                                                           ----------    --------
          Total stockholders' equity....................................................      170,398      81,295
                                                                                           ----------    --------
          Total liabilities and stockholders' equity....................................   $2,083,392    $754,640
                                                                                           ----------    --------
                                                                                           ----------    --------

                       See Notes to Financial Statements.

                         ALL COMMUNICATIONS CORPORATION
                              STATEMENTS OF INCOME

                                                                                               YEARS ENDED
                                                                                               DECEMBER 31,
                                                                                         ------------------------
                                                                                            1996          1995
                                                                                         ----------    ----------

Net revenues..........................................................................   $3,884,700    $2,641,331
Cost of revenues......................................................................    2,501,073     1,781,719
                                                                                         ----------    ----------
Gross margin..........................................................................    1,383,627       859,612
                                                                                         ----------    ----------
Operating expenses:
     Selling..........................................................................      664,786       482,470
     General and administrative.......................................................      599,606       328,206
                                                                                         ----------    ----------
          Total operating expenses....................................................    1,264,392       810,676
                                                                                         ----------    ----------
Income from operations................................................................      119,235        48,936
                                                                                         ----------    ----------
Other (income) expenses
     Loan writeoff....................................................................       --            25,000
     Interest income..................................................................       --              (634)
     Interest expense.................................................................       29,026         7,321
                                                                                         ----------    ----------
          Total other (income) expenses...............................................       29,026        31,687
                                                                                         ----------    ----------
Income before income taxes............................................................       90,209        17,249
Provision for income taxes............................................................       38,606         8,029
                                                                                         ----------    ----------
Net income............................................................................   $   51,603    $    9,220
                                                                                         ----------    ----------
                                                                                         ----------    ----------
Net income per common and common equivalent share.....................................      $.03          $.01
                                                                                         ----------    ----------
                                                                                         ----------    ----------
Weighted average common and common equivalent shares outstanding......................    1,977,518     1,884,002
                                                                                         ----------    ----------
                                                                                         ----------    ----------

                       See Notes to Financial Statements.

                         ALL COMMUNICATIONS CORPORATION
                       STATEMENT OF STOCKHOLDERS' EQUITY

                                                                          COMMON STOCK
                                                                      --------------------    RETAINED
                                                                       SHARES      AMOUNT     EARNINGS     TOTAL
                                                                      ---------    -------    --------    --------

Balances at January 1, 1995........................................   1,666,666    $50,000    $ 19,575    $ 69,575
Issuance of common stock for services rendered
  at $.03 per share................................................      83,334      2,500       --          2,500
Net income for the year............................................      --          --          9,220       9,220
                                                                      ---------    -------    --------    --------
Balances at December 31, 1995......................................   1,750,000     52,500      28,795      81,295
Exercise of common stock options...................................   1,250,000     37,500       --         37,500
Net income for the year............................................      --          --         51,603      51,603
                                                                      ---------    -------    --------    --------
Balances at December 31, 1996......................................   3,000,000    $90,000    $ 80,398    $170,398
                                                                      ---------    -------    --------    --------
                                                                      ---------    -------    --------    --------

                       See Notes to Financial Statements.

                         ALL COMMUNICATIONS CORPORATION
                            STATEMENTS OF CASH FLOWS

                                                                                                YEAR ENDED
                                                                                               DECEMBER 31,
                                                                                          -----------------------
                                                                                             1996         1995
                                                                                          ----------    ---------

Cash Flows From Operating Activities
     Net income........................................................................   $   51,603    $   9,220
     Adjustments to reconcile net income to net cash provided (used) by operating activities:
          Depreciation and amortization................................................       30,120        6,835
          Loan writeoff................................................................       --           25,000
          Common stock issued for services.............................................       --            2,500
          Increase (decrease) in cash attributable to changes in assets and liabilities
               Accounts receivable.....................................................     (334,909)    (241,941)
               Inventory...............................................................     (352,306)    (131,976)
               Other current assets....................................................       (3,078)      (8,517)
               Accounts payable........................................................      140,899      326,505
               Accrued expenses........................................................       26,822       69,359
               Income taxes payable....................................................       (4,421)       4,421
               Deferred income taxes...................................................      (14,933)      (3,734)
               Customer deposits.......................................................       (1,084)      13,077
                                                                                          ----------    ---------
                    Net cash provided (used) by operating activities...................     (461,287)      70,749
                                                                                          ----------    ---------
Cash Flows From Investing Activities
     Purchases of furniture, equipment and leasehold improvements......................      (67,346)     (98,593)
     Increase in other assets..........................................................      (52,500)      (6,710)
                                                                                          ----------    ---------
                    Net cash used by investing activities..............................     (119,846)    (105,303)
                                                                                          ----------    ---------
Cash Flows From Financing Activities
     Proceeds from issuance of common stock............................................       37,500       --
     Deferred financing costs..........................................................      (15,406)      --
     Deferred stock offering costs.....................................................      (32,500)      --
     Proceeds from long-term debt......................................................       85,000       92,700
     Payments on long-term debt........................................................      (98,824)      (6,272)
     Proceeds from bank loans..........................................................      477,071      100,000
     Payments on bank loans............................................................     (130,000)      --
     Proceeds from stockholder loan receivable.........................................       --           25,000
     Repayment of stockholder loan receivable..........................................       --          (25,000)
     Proceeds from stockholder loan payable............................................       55,000       25,000
     Repayment of stockholder loan payable.............................................      (55,000)     (25,000)
     Proceeds from issuance of convertible subordinated notes..........................      750,000       --
                                                                                          ----------    ---------
                    Net cash provided by financing activities..........................    1,072,841      186,428
                                                                                          ----------    ---------
Increase in Cash and Cash Equivalents..................................................      491,708      151,874
Cash at Beginning of Period............................................................      153,906        2,032
                                                                                          ----------    ---------
Cash and Cash Equivalents at End of Period.............................................   $  645,614    $ 153,906
                                                                                          ----------    ---------
                                                                                          ----------    ---------
Supplemental Disclosures of Cash Flow Information
     Cash paid during the period for:
          Interest.....................................................................   $   29,026    $   7,321
                                                                                          ----------    ---------
                                                                                          ----------    ---------
          Income taxes.................................................................   $   60,807    $   7,422
                                                                                          ----------    ---------
                                                                                          ----------    ---------

                       See Notes to Financial Statements.

                         ALL COMMUNICATIONS CORPORATION
                         NOTES TO FINANCIAL STATEMENTS

NOTE 1 -- DESCRIPTION OF BUSINESS

     All Communications Corporation (the 'Company') was incorporated on August 16, 1991 under the laws of the State of New Jersey. The Company is engaged in the business of selling, installing and servicing voice and videoconferencing communications systems to commercial and institutional customers located principally within the United States. The Company is headquartered in Mountainside, New Jersey.

     Most of the products sold by the Company are purchased under non-exclusive dealer agreements with Panasonic Communications & Systems Company ('Panasonic') for digital business telephone systems and related products, and with Sony Electronics, Inc. ('Sony') for videoconferencing equipment. Both agreements specify, among other things, sales territories, payment terms, purchase quotas and reseller prices. The Panasonic agreement renews automatically for one-year periods, but may be terminated with or without cause by either party upon thirty days written notice. Panasonic holds a security interest in Panasonic inventory maintained by the Company, which has been subordinated to the security interest of the Company's lender. The Company is currently negotiating a new agreement with Sony to succeed the current contract scheduled to expire on March 31, 1997. The termination of either agreement, or their renewal on less favorable terms than currently in effect, could have a material adverse impact on the Company's business.

NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

INVENTORY

     Inventory is valued at the lower of cost (determined on a first-in, first-out basis), or market.

USE OF ESTIMATES

     Management uses estimates and assumptions in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities and the reported revenues and expenses. Actual results could vary from the estimates that were used.

REVENUE RECOGNITION

     Revenue from the sale and installation of voice and videoconferencing systems is recognized at the time the systems are installed, with reserves established for the estimated future costs of service warranties. Customer prepayments are deferred until product systems have been installed. Service revenues are recognized at the time the services are rendered and the Company has no significant further obligations to the customer.

INCOME PER SHARE

     Income per share is computed using the weighted average number of common and common equivalent shares outstanding during the period. In accordance with the rules of the Securities and Exchange Commission, shares issuable upon the conversion of the 12% Subordinated Convertible Notes Payable have been included in the calculation of common and common equivalent shares outstanding for all periods presented using the treasury stock method.

CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid debt instruments with a maturity of three months or less when purchased to be cash equivalents.

                         ALL COMMUNICATIONS CORPORATION
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

CONCENTRATION OF CREDIT RISK

     Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash, cash equivalents, and trade accounts receivable. The Company places its cash and cash equivalents primarily in commercial checking accounts and interest-bearing time deposits. Balances may from time to time exceed federally insured limits.

     The Company performs ongoing credit evaluations of its customers and to date has not experienced any material losses. Revenues to one significant customer accounted for 26% and 28% of net revenues for the years ended December 31, 1996 and 1995, respectively. At December 31, 1996, receivables from this customer represented approximately 25% of net accounts receivable.

DEPRECIATION AND AMORTIZATION

     Furniture, equipment and leasehold improvements are stated at cost. Furniture and equipment are depreciated over the estimated useful lives of the related assets, which range from three to five years. Leasehold improvements are amortized over the shorter of either the asset's useful life or the related lease term. Depreciation is computed on the straight-line method for financial reporting purposes and on the modified accelerated cost recovery system (MACRS) for income tax purposes.

INCOME TAXES

     The Company uses the liability method to determine its income tax expense as required under Statement of Financial Accounting Standards No. 109 (SFAS
109). Under SFAS 109, deferred tax assets and liabilities are computed based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

     Deferred tax assets are reduced by a valuation allowance if, based on the weight of available evidence, it is more likely than not that all or some portion of the deferred tax assets will not be realized. The ultimate realization of the deferred tax asset depends on the Company's ability to generate sufficient taxable income in the future.

DEFERRED STOCK OFFERING COSTS

     Costs incurred in connection with the Company's proposed public offering of common stock and warrants will be charged to capital in the event the offering is successful, or charged to operations if the offering is abandoned.

LONG-LIVED ASSETS

     In accordance with SFAS No. 121, 'Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of', the Company records impairment losses on long-lived assets used in operations, including goodwill and intangible assets, when events and circumstances indicate that the assets might be impaired and the undiscounted cash flows estimated to be generated by those assets are less than the carrying amounts of those assets.

RECENT ACCOUNTING PRONOUNCEMENT

     In October 1995, the Financial Accounting Standards Board issued SFAS No. 123, 'Accounting for Stock-based Compensation'. SFAS No. 123 is effective for fiscal years beginning after December 15, 1995, and requires that the Company either recognize in its financial statements costs related to its employee stock-based compensation plans, such as stock option and stock purchase plans, or make pro forma disclosures of such costs in a footnote to the financial statements. The Company has elected to continue to use the intrinsic value-based method of APB Opinion no. 25, as allowed under SFAS No.

                         ALL COMMUNICATIONS CORPORATION
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

123, to account for all of its employee stock-based compensation plans. The adoption of SFAS No. 123 did not have a material effect on the Company's financial position or results of operations.

NOTE 3 -- FURNITURE, EQUIPMENT AND LEASEHOLD IMPROVEMENTS

     Furniture, equipment and leasehold improvements consist of the following:

                                                                                                 DECEMBER 31,
                                                                                              -------------------
                                                                                                1996       1995
                                                                                              --------    -------

Leasehold improvements.....................................................................   $  9,768    $ 9,768
Office furniture...........................................................................     13,187     11,872
Computer equipment.........................................................................     25,024     20,253
Demonstration equipment....................................................................     41,136      --
Vehicles...................................................................................     76,824     56,700
                                                                                              --------    -------
                                                                                               165,939     98,593
Less: Accumulated depreciation.............................................................     36,955      6,835
                                                                                              --------    -------
                                                                                              $128,984    $91,758
                                                                                              --------    -------
                                                                                              --------    -------

     Depreciation expense was $30,120 and $6,835 for the years ended December 31, 1996 and 1995, respectively.

NOTE 4 -- SALES AGREEMENTS

     In December 1996, the Company signed a non-exclusive four-year Preferred Vendor Agreement with HFS Incorporated ('HFS') to provide Panasonic telephone and voice processing systems to its Century 21, ERA, and Coldwell Banker brand real estate brokerage franchise systems. The Company has paid a $50,000 access fee for marketing rights and will pay HFS commissions ranging from 2% to 13% of gross sales, depending on the products and services sold. The agreement requires the Company to establish toll-free telephone service for HFS franchisees, to commit personnel to the handling of franchisee accounts and to defray the cost of certain marketing activities. The Company has also agreed to a fixed price schedule over the term of the agreement.

     The access fee is included in Other Assets in the accompanying Balance Sheet, and will be amortized on a straight-line basis over the term of the contract.

     The HFS contract supersedes a four-year agreement signed in January 1996 with Coldwell Banker Corporation ('CBC'), the previous owner of the Coldwell Banker brand, in which the Company provided trade discounts and favorable terms for an exclusive dealership to sell Panasonic telecommunications systems to CBC's corporate-owned brokerage offices.

NOTE 5 -- ACCRUED EXPENSES

     Accrued expenses consist of the following:

                                                                   DECEMBER 31,
                                                                -------------------
                                                                  1996       1995
                                                                --------    -------

Sales taxes payable..........................................   $ 35,909    $18,413
Other........................................................     72,350     63,024
                                                                --------    -------
                                                                $108,259    $81,437
                                                                --------    -------
                                                                --------    -------

                         ALL COMMUNICATIONS CORPORATION
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 6 -- TRANSACTIONS WITH RELATED PARTIES

     In January 1995, the president of the Company loaned the Company $25,000 at an interest rate of 9% per annum, which loan was repaid in August 1995. In October 1995, the president borrowed $25,000 from the Company, without interest, which loan was repaid in November 1995. In April 1996, the president loaned the Company $55,000, without interest, which loan was repaid in May 1996.

     In October 1994, the Company provided a $25,000 loan to a privately-held entity. The Company's president was a stockholder in the entity and became a member of its board. The loan was written off in 1995 when the entity filed for bankruptcy.

NOTE 7 -- NOTES PAYABLE AND LONG-TERM DEBT

TERM LOANS AND LINES OF CREDIT

     In 1995, the Company entered into a Loan and Security Agreement with a bank that provided a $150,000 line of credit, bearing interest at the prime rate plus 1% per annum. The lender also provided term financing to the Company at various dates in 1995 for the purchase of equipment in the aggregate amount of $92,700. The loans were evidenced by four promissory notes bearing fixed rates of interest ranging from 8.75% to 9% per annum.

     In May 1996, the Company entered into a new credit facility with a bank for a $600,000 working capital line of credit and an $85,000 term loan, and repaid outstanding borrowings with its previous lender. Advances under the line of credit bear interest at the rate 1% above the bank's 'Alternate Base Rate' ('ABR') (9.25% at December 31, 1996), and are due on demand. The line of credit is renewable annually. The term loan provides for monthly principal payments of $1,770.83 plus interest at the bank's ABR plus 1.25% (9.5% at December 31, 1996).

     Substantially all of the assets of the Company are pledged as security for the loans. The Company's principal stockholder has pledged a United States Treasury Bill in the amount of $100,000 as additional collateral and has provided a personal guarantee on the loans. Panasonic has also subordinated to the bank its security interest in Panasonic inventory owned by the Company.

12% CONVERTIBLE SUBORDINATED NOTES PAYABLE

     In December 1996, the Company realized net proceeds of $734,594 from a private placement of $750,000 principal amount of 12% Convertible Subordinated Notes (the 'Bridge Notes'). The notes bear interest at the rate of 12% per annum and become due and payable together with accrued interest, to the extent not converted, at the earlier of December 31, 1999 or the date the Company completes an initial public offering (IPO) of its securities. Principal and interest are subordinated to all existing indebtedness of the Company and to any future institutional indebtedness.

     Commencing on the effective date of an IPO prior to the maturity date, the notes are convertible, at the option of the holder, into an aggregate of 375,000 Bridge Units at the rate of one Unit per $2.00 of principal amount of notes. Each Bridge Unit will consist of one share of the Company's Common Stock and one warrant. The term of the warrants will be identical to any warrants sold in the IPO. Upon conversion, all accrued interest will be waived. The Company expects to register for sale as part of its IPO registration, the Bridge Units issuable upon conversion of the Bridge Notes, and the Common Stock and Warrants comprising the Bridge Units.

     Costs incurred in connection with the private placement totaling $15,406 have been capitalized as deferred financing costs, and are being amortized on a straight-line basis over the term of the loan.

     The aggregate maturities of long-term debt for the next four years ending December 31, are as follows: 1997 -- $21,250; 1998 -- $21,250; 1999 -- $771,250 and 2000 -- $8,854.

                         ALL COMMUNICATIONS CORPORATION
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 8 -- STOCKHOLDERS' EQUITY

ISSUANCE OF COMMON STOCK

     In April 1995, the Company issued 33,334 and 50,000 shares of its Common Stock, respectively, to an officer and the Company's attorney in consideration of services rendered. The Company's board of directors valued these shares at $2,500, or $.03 per share.

STOCK OPTIONS

     In 1994, the Company issued 560,000 nonqualified options to its president and principal stockholder exercisable at $.03 per share. In 1995, the Company issued additional nonqualified options to certain of its employees and advisors to purchase up to 725,000 shares of the Company's Common Stock for $.03 per share, including a five-year option to purchase 50,000 shares issued to the Company's general counsel who is also a board member. A total of 35,000 options were canceled in 1996 when the option holders left the Company.

     The Company has elected to use the intrinsic value-based method of APB Opinion No. 25 to account for all of its employee stock-based compensation plans. Accordingly, no compensation cost has been recognized in the accompanying financial statements for stock options because the exercise price of each option equals or exceeds the fair value of the underlying common stock as of the grant date for each stock option, except for stock granted in April 1995 in which the Company has recorded stock compensation of $2,500, as determined by the Company's Board of Directors.

     The  Company has  adopted the pro  forma disclosure provisions  of SFAS No.
123. Had compensation cost for the Company's stock-based compensation grants been determined in a manner consistent with the fair value approach described in SFAS No. 123, the Company's net income and net income per share as reported would have been reduced to the pro forma amounts indicated below:

                                                                               YEAR ENDED
                                                                              DECEMBER 31,
                                                                            -----------------
                                                                             1996       1995
                                                                            -------    ------

Net income
     As reported.........................................................   $51,603    $9,220
     Adjusted pro forma..................................................    51,507     7,630
Net income per share
     As reported.........................................................       .03       .01
     Adjusted pro forma..................................................       .03       .01

     The fair value of each option is estimated on the date of grant using the minimum value method with the following weighted average assumptions: No dividends, an expected life of one to two years, and a risk-free interest rate of 6.00% for the year ended December 31, 1995.

     A summary of the status of the Company's options for the years ended December 31, 1996 and 1995, is as follows:

                         ALL COMMUNICATIONS CORPORATION
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

                                                          DECEMBER 31, 1995          DECEMBER 31, 1996
                                                        ----------------------    -----------------------
                                                                     WEIGHTED                   WEIGHTED
                                                                      AVERAGE                    AVERAGE
                                                          FIXED      EXERCISE       FIXED       EXERCISE
                                                         OPTIONS       PRICE       OPTIONS        PRICE
                                                        ---------    ---------    ----------    ---------

Outstanding at beginning of year.....................     560,000      $ .03       1,285,000      $ .03
Granted..............................................     725,000        .03          --          --
Forfeited............................................      --          --            (35,000)       .03
Exercised............................................      --          --         (1,250,000)       .03
                                                        ---------                 ----------
Outstanding at end of year/period....................   1,285,000                     --
                                                        ---------                 ----------
                                                        ---------                 ----------
Options exercisable at period-end....................   1,210,000                     --
                                                        ---------                 ----------
                                                        ---------                 ----------
Weighted average fair value of options granted during
  the year...........................................   $   .0025                 $   --
                                                        ---------                 ----------
                                                        ---------                 ----------

     In December 1996, the Board of Directors adopted the Company's Stock Option Plan (the 'Plan') and has reserved up to 500,000 shares of Common Stock for issuance thereunder. The Plan provides for the granting of options to officers, directors, employees and advisors of the Company. The exercise of incentive stock options ('ISOs') issued to employees who are less than 10% stockholders shall not be less than the fair market value of the underlying shares on the date of grant or not less than 110% of the fair market value of the shares in the case of an employee who is a 10% stockholder. The exercise price of restricted stock options shall not be less than the par value of the shares to which the option relates. Options are not exercisable for a period of one year from the date of grant. Thereafter, options may be exercised as determined by the Board of Directors, with maximum terms of ten and five years, respectively, for ISOs issued to employees who are less than 10% stockholders and employees who are 10% stockholders. In addition, under the plan, no individual will be given the opportunity to exercise ISO's valued in excess of $100,000, in any calendar year, unless and to the extent the options have first become exercisable in the preceding year. The maximum number of shares with respect to which options may be granted to an individual during any twelve month period is 100,000. The Plan will terminate in 2006.

     Subsequent to December 31, 1996, the Company granted 85,974 incentive stock options exercisable at prices ranging from $3.50 to $3.85 per share and 81,526 non-qualified options exercisable at $3.50 per share under the Plan.

PREFERRED STOCK

     On December 6, 1996, the Company's stockholders approved an amendment to the Company's Certificate of Incorporation to authorize the issuance of up to 1,000,000 shares of Preferred Stock. The rights and privileges of the Preferred Stock have not yet been determined.

                         ALL COMMUNICATIONS CORPORATION
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 9 -- INCOME TAXES

     The provision for income taxes consists of the following:

                                                                              YEARS ENDED
                                                                             DECEMBER 31,
                                                                          -------------------
                                                                            1996       1995
                                                                          --------    -------

Current:
     Federal...........................................................   $ 39,320    $ 7,089
     State.............................................................     14,219      4,674
                                                                          --------    -------
          Total current................................................     53,539     11,763
                                                                          --------    -------
Deferred:
     Federal...........................................................    (13,589)    (3,398)
     State.............................................................     (1,344)      (336)
                                                                          --------    -------
          Total deferred...............................................    (14,933)    (3,734)
                                                                          --------    -------
                                                                          $ 38,606    $ 8,029
                                                                          --------    -------
                                                                          --------    -------

     The Company's effective tax rate differs from the statutory federal tax rate as shown in the following table:

                                                                               YEARS ENDED
                                                                              DECEMBER 31,
                                                                            -----------------
                                                                             1996       1995
                                                                            -------    ------

Computed 'expected' tax expense..........................................   $18,944    $2,587
State tax expenses, net of federal benefit...............................     7,495     1,320
Non-deductible items.....................................................     8,032     3,128
Other....................................................................     4,135       994
                                                                            -------    ------
                                                                            $38,606    $8,029
                                                                            -------    ------
                                                                            -------    ------

     The tax effects of the temporary differences that give rise to significant portions of the deferred tax assets and liabilities as of 1996 and 1995 are presented below:

                                                                              YEARS ENDED
                                                                              DECEMBER 31,
                                                                           ------------------
                                                                            1996       1995
                                                                           -------    -------

Deferred tax liabilities:
     Depreciation.......................................................   $14,799    $ 6,741
     Tax basis change in accounting method..............................     6,780     19,271
                                                                           -------    -------
     Total deferred tax liabilities.....................................    21,579     26,012
                                                                           -------    -------
Deferred tax assets:
     Allowance for doubtful accounts....................................     7,950      2,700
     Accrued reserves...................................................     7,950      2,700
                                                                           -------    -------
     Total deferred tax assets..........................................    15,900      5,400
                                                                           -------    -------
Net deferred tax liabilities............................................   $ 5,679    $20,612
                                                                           -------    -------
                                                                           -------    -------

NOTE 10 -- FAIR VALUE OF FINANCIAL INSTRUMENTS

     Effective December 31, 1995, the Company adopted SFAS 107, which requires disclosing fair value to the extent practicable for financial instruments which are recognized or unrecognized in the balance sheet. The fair value of the financial instruments disclosed therein are not necessarily representative of the amount that could be realized or settled, nor does the fair value amount consider the tax

                         ALL COMMUNICATIONS CORPORATION
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

consequences of realization or settlement. The following table summarizes financial instruments by individual balance sheet accounts as of December 31, 1996.

                                                                      CARRYING
                                                                       AMOUNT      FAIR VALUE
                                                                     ----------    ----------

Debt maturing within one year.....................................   $  468,321    $  468,321
Long-term debt....................................................      801,354       801,354
                                                                     ----------    ----------
     Totals.......................................................   $1,269,675    $1,269,675
                                                                     ----------    ----------
                                                                     ----------    ----------

     For debt classified as current, it was assumed that the carrying amount approximated fair value for these instruments because of their short maturities. The fair value of long-term debt is based on current rates at which the Company could borrow funds with similar remaining maturities. The carrying amount of long-term debt approximates fair value.

NOTE 11 -- COMMITMENTS AND CONTINGENCIES

EMPLOYMENT AGREEMENTS

     The Company's board of directors has approved new employment agreements for three of its officers, effective January 1, 1997. The agreement with the Company's president has a five-year term and provides for an annual salary of $138,000 in the first year, increasing to $175,000 and $210,000 in the second and third years, respectively. In years four and five, the president's base salary will be $210,000, but can be increased at the discretion of the board of director's compensation committee. Under the agreement, the Company will secure and pay the premiums on a $1,000,000 life insurance policy payable to the president's designated beneficiary or his estate. The agreement further provides for medical benefits, the use of an automobile, and grants of 25,974 incentive stock options and 74,026 non-qualified stock options under the Company's Stock Option Plan.

     The other agreements have a three-year term and replace three-year contracts currently in effect. Those contracts, which were initiated in 1995, each provided for salaries of $62,400 per year with 10% annual increases, plus the grant of 200,000 immediately vested options to purchase shares of the Company's common stock at $.03 per share. The new agreements each provide for annual salaries of $104,000 in the first year, increasing by $10,000 each year thereafter. The agreements further provide for an incentive bonus equal to 1/2 of 1% of net sales payable twice yearly to both officers. Each employee will also be entitled to a monthly automobile allowance.

     Each of the three agreements may be terminated without cause by the respective employee upon ninety days written notice to the Company.

CONSULTING AGREEMENT

     The Company has an agreement for an indefinite term with its general counsel to provide corporate legal services for a fee of $18,000 per year.

                         ALL COMMUNICATIONS CORPORATION
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

OPERATING LEASES

     The Company leases its facilities pursuant to a non-cancelable operating lease agreement.

     Future minimum annual rentals on this lease are as follows:

YEAR ENDING
DECEMBER 31,
------------

    1997       .....................................................   $ 58,980
    1998       .....................................................     62,280
    1999       .....................................................     62,280
    2000       .....................................................     25,950
                                                                       --------
                                                                       $209,490
                                                                       --------
                                                                       --------

     Rent expense has been recognized on a straight-line basis to account for fixed rental escalations during the lease term, resulting in deferred rent of $4,572 at December 31, 1996. The Company also leases demonstration facilities at two other locations on a month-to-month basis. Total rent expense for the years ended December 31, 1996 and 1995 was $73,957 and $44,300, respectively.

LAWSUIT

     The Company is the subject of a civil action filed by an individual on July 23, 1996 in the Superior Court of New Jersey, Middlesex County, arising from an automobile accident involving a vehicle driven by the plaintiff and a Company-owned van driven by an individual employed by the Company at the time. The plaintiff alleges personal injuries due to the negligence of the Company, the employee, and the driver of a third vehicle involved in the accident, and seeks damages of $5,000,000. The Company's liability insurance carrier is defending the action. Although an evaluation of the outcome cannot be made at the present time, the Company believes that its liability insurance is sufficient to cover any potential loss resulting from an adverse decision, and accordingly, has not recorded any provisions for loss in the accompanying financial statements.

NOTE 12 -- PROPOSED PUBLIC OFFERING

     In December 1996, the Company entered into a letter of intent for a $3.85 million firm commitment public offering of 550,000 Units, each unit to consist of two shares of Common Stock and two Class A Redeemable Common Stock Purchase Warrants.

__________________________________            __________________________________

     NO DEALER, SALESPERSON, OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OR PROJECTIONS OF FUTURE PERFORMANCE OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, ANY SUCH OTHER INFORMATION, PROJECTIONS OR REPRESENTATIONS, IF GIVEN OR MADE, MUST NOT BE RELIED UPON AS HAVING BEEN SO AUTHORIZED. THE DELIVERY OF THIS PROSPECTUS OR ANY SALE HEREUNDER AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO BUY ANY OF THE COMMON STOCK OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                            ------------------------

                               TABLE OF CONTENTS

                                                     PAGE
                                                     ----

Prospectus Summary................................      3
Risk Factors......................................      7
Dilution..........................................     14
Use of Proceeds...................................     15
Capitalization....................................     17
Dividend Policy...................................     17
Selected Financial Data...........................     18
Management's Discussion and Analysis of Financial
  Condition and Results of Operations.............     19
Business..........................................     21
Management........................................     30
Certain Transactions..............................     34
Interim Financings................................     35
Principal Stockholders............................     36
Description of Securities.........................     37
Underwriting......................................     40
Legal Matters.....................................     42
Experts...........................................     42
Concurrent Offering...............................     42
Additional Information............................     43
Index to Financial Statements.....................    F-1

                            ------------------------

     UNTIL                              , 1997 (25  DAYS AFTER THE DATE OF  THIS
PROSPECTUS), ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN ITS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.


                                 550,000 UNITS



                               ALL COMMUNICATIONS
                                  CORPORATION


                                 CONSISTING OF
                        1,100,000 SHARES OF COMMON STOCK
                                      AND
                              1,100,000 REDEEMABLE
                                CLASS A WARRANTS



                             ---------------------
                                   PROSPECTUS
                             ---------------------



                                 MONROE PARKER
                                SECURITIES, INC.


                                                 , 1997

__________________________________            __________________________________

           [ALTERNATIVE PAGE FOR SELLING SECURITYHOLDERS' PROSPECTUS]

                PRELIMINARY PROSPECTUS, DATED FEBRUARY   , 1997
                             SUBJECT TO COMPLETION

                         ALL COMMUNICATIONS CORPORATION

                              375,000 BRIDGE UNITS
                  EACH BRIDGE UNIT CONSISTING OF ONE SHARE OF
                COMMON STOCK AND ONE REDEEMABLE CLASS A WARRANT
                                      AND
                         750,000 SHARES OF COMMON STOCK

     This Prospectus relates to the sale of up to 375,000 Bridge Units of All Communications Corporation (the 'Company') by certain note holders of the Company (the 'Selling Bridge Unitholders') upon the exercise of 12% Convertible Subordinated Notes ('Bridge Notes') in the aggregate principal amount of $750,000 sold by the Company in December 1996 (the 'Bridge Financing'). Each Bridge Unit consists of one share of Common Stock, no par value per share ('Common Stock'), and one redeemable Class A Common Stock Purchase Warrant ('Warrant'). The Bridge Units and the Common Stock and Warrants comprising the Bridge Units are collectively referred to herein as the 'Registered Bridge Securities.' Each Warrant entitles the registered holder thereof to purchase one share of Common Stock at a price of $4.25 per share, subject to adjustment, for four years commencing one year from the date of this Prospectus. The Company may
redeem the Warrants commencing                , 1998 (18 months from the date of
the Prospectus), or earlier with the consent of Monroe Parker Securities, Inc. (the 'Underwriter'), at a price of $.10 per Warrant, on not less than 30 days' prior written notice, if the last sale price of the Common Stock has been at least 250% ($10.63 per share) of the current Warrant exercise price, subject to adjustment, for at least 20 consecutive trading days ending within three days prior to the date on which notice of redemption is given. This Prospectus also relates to the sale of up to 750,000 shares of Common Stock by the President of the Company (the 'Selling Stockholder'). The Common Stock to be sold by the Selling Stockholder is referred to herein as the 'Registered Common Stock.' The Selling Bridge Unitholders and the Selling Stockholder are collectively referred to herein as the 'Selling Securityholders.' See 'Selling Securityholders and Plan of Distribution.'

     The Company has applied for quotation of its Common Stock and Warrants on the Nasdaq SmallCap Market ('Nasdaq') under the symbols 'ACMN' and 'ACMNW,' respectively. Application has also been made to list the Common Stock and Warrants on the Pacific Stock Exchange under the symbols 'CMN' and 'CMNW,' respectively.

     The Company will not receive any proceeds from the sale by the Selling Bridge Unitholders of the Registered Bridge Securities except to the extent the Warrants are exercised, or from the sale by the Selling Stockholder of the Registered Common Stock.

                            ------------------------
     AN INVESTMENT IN THE SECURITIES OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK AND IMMEDIATE SUBSTANTIAL DILUTION AND SHOULD BE CONSIDERED ONLY BY INVESTORS WHO CAN AFFORD TO SUSTAIN A LOSS OF THEIR ENTIRE INVESTMENT. SEE 'RISK
FACTORS' ON PAGE    AND 'DILUTION' ON PAGE    .
                            ------------------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES  AND
   EXCHANGE  COMMISSION OR  ANY STATE  SECURITIES COMMISSION  NOR HAVE THEY
     PASSED UPON  THE  ACCURACY  OR  ADEQUACY  OF  THIS  PROSPECTUS.  ANY
            REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------
              THE DATE OF THIS PROSPECTUS IS                , 1997


Information contained herein is subject to completion or amendment.
A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

     The Selling Securityholders may be deemed 'Underwriters' as defined in the Securities Act of 1933 (the 'Securities Act'). If any broker-dealers are used by the Selling Securityholders, any commissions paid to broker-dealers and, if broker-dealers purchase any Registered Bridge Securities or Registered Common Stock as principals, any profits received by such broker-dealers on the resales of the Registered Bridge Securities or Registered Common Stock may be deemed underwriting discounts or commissions under the Securities Act. In addition, any profit realized by the Selling Securityholders may be deemed to be underwriting commissions. All costs, expenses and fees in connection with the registration of the Registered Bridge Securities offered by the Selling Bridge Unitholders, estimated at approximately $19,645, will be borne by the Selling Bridge Unitholders. The cost of registering the Registered Common Stock offered by the Selling Stockholder will be borne by the Company. Brokerage commissions, if any, attributable to the sale of the Registered Bridge Securities and Registered Common Stock will be borne by the Selling Securityholders. The Company has agreed to indemnify the Selling Securityholders against certain liabilities, including liabilities under the Securities Act.

     The 375,000 Bridge Units and the shares of Common Stock and Warrants comprising the Bridge Units offered hereby may be sold from time to time by the Selling Bridge Unitholders, or by transferees, commencing two years from the date of this Prospectus, or earlier with the consent of the Underwriter. The 750,000 shares of Common Stock offered hereby may be sold from time to time by the Selling Stockholder, or by transferees, commencing three years from the date of this Prospectus, or earlier with the consent of the Underwriter. No underwriting arrangements have been entered into by the Selling Securityholders. The distribution of the Selling Securityholders' securities by the Selling Securityholders may be effected by one or more transactions that may take place on the over-the-counter market, including ordinary broker's transactions, privately negotiated transactions or through the sale to one or more dealers for resale of such securities as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Securityholders in connection with the sales of the Selling Securityholders' securities. See 'Selling Securityholders and Plan of Distribution.'

     On the date of this Prospectus, a registration statement under the Securities Act with respect to an underwritten public offering (the 'Offering') by the Company of 550,000 Units, each Unit consisting of two shares of Common Stock and two Warrants, was declared effective by the Securities and Exchange Commission (the 'Commission').

                                  THE OFFERING

Securities Offered...........................  Up  to 375,000 Bridge Units, each  Unit consisting of one share of
                                                 Common Stock and  one redeemable Class  A Common Stock  Purchase
                                                 Warrant  ('Warrant'),  are  being offered  by  the  certain note holders of the Company  (the 'Selling Bridge Unitholders')  upon the  exercise  of  12% Convertible  Subordinated  Notes ('Bridge
                                                 Notes') in the  aggregate principal amount  of $750,000 sold  by the  Company  in  December  1996  (the  'Bridge  Financing'). In
                                                 addition, 750,000 shares of Common Stock (the 'Registered Common
                                                 Stock') are being offered by  the President of the Company  (the
                                                 'Selling  Stockholder'). The Selling  Bridge Unitholders and the
                                                 Selling Stockholder are collectively  referred to herein as  the
                                                 'Selling  Securityholders.' The securities comprising the Bridge
                                                 Units are identical to the  shares of Common Stock and  Warrants concurrently being offered and sold by the Company to the public in  an underwritten public offering  (the 'Offering'). The sales by the Selling  Bridge Unitholders and  the Selling  Stockholder
                                                 are not part of the Offering. The Selling Bridge Unitholders may not  sell  the Bridge  Units or  the  Common Stock  and Warrants comprising  the  Bridge  Units  (collectively,  the  'Registered
                                                 Bridge  Securities') prior  to two years  from the  date of this
                                                 Prospectus without the consent  of the Underwriter. The  Selling
                                                 Stockholder  may not sell  the Registered Common  Stock prior to three years from the date of this Prospectus without the consent of the Underwriter.
                                               The Selling  Securityholders have  advised  the Company  that  any sales  of the Registered Bridge Securities and Registered Common
                                                 Stock will be made on  the Nasdaq SmallCap Market at  prevailing prices  or  in private  transactions  at negotiated  prices. See
                                                 'Selling Securityholders and Plan of Distribution.'
Description of Warrants:
     Exercise of Warrants....................  Subject  to  redemption  by  the  Company,  the  Warrants  may  be exercised at any time during the four-year period commencing one year  from the date  of this Prospectus at  an exercise price of
                                                 $4.25 per share, subject to adjustment.
     Redemption of Warrants..................  The Warrants are  redeemable by the  Company commencing 18  months from  the date of the Prospectus, or earlier with the consent of the Underwriter, at $.10 per Warrant, on not less than 30  days'
                                                 prior  written notice, provided that the  last sale price of the
                                                 Common Stock is at least 250% ($10.63 per share) of the  current
                                                 Warrant  exercise price, subject to  adjustment, for at least 20 consecutive trading days ending within  three days prior to  the date on which notice of redemption is given. See 'Description of
                                                 Securities.'
Common Stock Outstanding(1)..................  4,475,000 shares(1)
Use of Proceeds..............................  The  Company will  not receive any  proceeds from the  sale by the
                                                 Selling Bridge Unitholders of  the Registered Bridge  Securities
                                                 except  to the  extent the Warrants  are exercised,  or from the sale by the Selling Stockholder of the Registered Common Stock.
Proposed Nasdaq Symbols(2):
     Common Stock............................  ACMN
     Warrants................................  ACMNW

Proposed Pacific Stock Exchange Symbols(2):
     Common Stock............................  CMN
     Warrants................................  CMNW
Risk Factors.................................  The securities  offered hereby  are  speculative, involve  a  high degree of risk and immediate substantial dilution, and should be considered only by investors who can afford to sustain a loss of their entire investment. See 'Risk Factors' and 'Dilution.'

------------

(1) Includes 1,100,000 shares of Common Stock included in the Offering and 375,000 shares of Common Stock included in the Bridge Units, assuming the conversion of $750,000 principal amount of Bridge Notes into 375,000 Bridge Units. Does not include an aggregate of 2,025,000 shares which may be issued upon exercise of (i) the Warrants underlying the Units included in the Offering; (ii) the Underwriter's Options and underlying Warrants ; (iii) the Underwriter's over-allotment option and underlying Warrants; and (iv) the shares underlying the Warrants included in the Bridge Units. See 'Interim Financing,' ' Description of Securities' and 'Underwriting.'

(2) Notwithstanding quotation on Nasdaq and listing on the Pacific Stock Exchange, there can be no assurance that an active trading market for the Company's securities will develop or, if developed, will be sustained.

                                USE OF PROCEEDS

     The Company will not receive any proceeds from the sale by the Selling Bridge Unitholders of the Registered Bridge Securities except to the extent the underlying Warrants are exercised, or from the sale by the Selling Stockholder of the Registered Common Stock. The net proceeds to the Company from the sale of the 550,000 Units in the Offering, after deducting underwriting discounts and commissions and other expenses of the Offering, are estimated to be $3,015,000 ($3,563,625 if the Underwriter's over-allotment option is exercised in full). The Company intends to utilize the net proceeds of this offering over the next 24 months substantially as follows:

                                                                              APPROXIMATE    APPROXIMATE
                                APPLICATION                                     AMOUNT       PERCENTAGE
---------------------------------------------------------------------------   -----------    -----------

Telephone Systems Inventory(1).............................................   $  400,000         13.3%
Videoconferencing Equipment Inventory(2)...................................      235,000          7.8
Leasing New Corporate Headquarters and Leasehold Improvements(3)...........      240,000          8.0
Hiring Additional Employees(4).............................................      350,000         11.6
Purchase of Computer Systems and Associated Software(5)....................      175,000          5.8
Marketing(6)...............................................................      200,000          6.6
Working Capital(7).........................................................    1,415,000         46.9
                                                                              -----------    -----------
                                                                              $3,015,000        100.0%
                                                                              -----------    -----------
                                                                              -----------    -----------

     The foregoing allocations are estimates only and are subject to revision from time to time to meet the Company's requirements; any excess will be added to working capital and any shortage will be deducted from working capital.
Furthermore, allocations may be changed in response to unanticipated developments in the Company's business. The Company may re-allocate such amounts from time to time among the categories shown above or to new categories if it believes such to be in its best interest. In the event that the Underwriter's over-allotment option is exercised or to the extent that the Warrants are exercised, the Company will realize additional net proceeds, which will be added to working capital. Pending full utilization of the net proceeds of the Offering, the Company intends to make temporary investments in United States government or federally insured securities. The Company believes that the net proceeds from the Offering, plus working capital from operations and other sources of funds will be adequate to sustain operations for the foreseeable future.

------------

(1) Includes telephone common equipment ($125,000); telephone sets ($225,000); and voice mail ($50,000).

(2) Includes   video  codecs  ($110,000);  monitors  ($50,000);  and  peripheral equipment, including cameras and audio systems ($50,000).

(3) Includes costs in connection with moving the Company's headquarters office to larger facilities in the first half of 1997. It is estimated that such facilities will contain approximately 10,000 square feet of space to be utilized for executive, administrative and sales functions and for demonstration of the Company's voice and video communications systems. An additional approximately 5,000 square feet of space will be utilized for warehousing of the Company's inventory. See 'Business -- Facilities.'

(4) Includes costs associated with the planned hiring and retention over the next two years of two branch sales managers for the Company's voice products, who will report directly to the Company's Vice President -- Sales and Marketing of Voice Products; nine voice sales representatives, who will report directly to the voice branch sales managers; and three videoconferencing sales representatives, who will report directly to the Company's Vice President -- Sales and Marketing of Videoconferencing Products. See 'Business -- Sales and Marketing.'

(5) Includes costs in connection with upgrading both the hardware and software of the Company's computer systems, software and local area network (LAN). The new system will encompass service order entry, inventory management, billing, accounting, word processing and administrative software. Also includes consulting fees for project design and implementation.

                                              (footnotes continued on next page)

(footnotes continued from previous page)

(6) Includes costs in connection with exhibiting the Company's products at trade shows ($100,000) and costs associated with a direct mail campaign directed to the approximately 9,000 franchisees of CENTURY 21'r', ERA'r' and Coldwell Banker'r' ($100,000), as required under the Company's Preferred Vendor Agreement with HFS Incorporated. See 'Business -- Sales and Marketing.'

(7) Working capital will be used to pay general and administrative expenses and for general working capital purposes. Also, working capital will be used to repay the principal amount of the Bridge Notes, to the extent that they are not converted into Bridge Units. While the aggregate principal amount of the Bridge Notes totals $750,000, management believes that the portion of the Bridge Notes that will not be converted into Bridge Units will be minimal. Accordingly, all remaining funds will be used for general working capital purposes, including the possible acquisition of other voice and video communications systems resellers. See 'Interim Financing.'

                SELLING SECURITYHOLDERS AND PLAN OF DISTRIBUTION

     In connection with the Bridge Financing which was completed in December 1996, the Company has registered for sale pursuant to the Registration Statement of which this Prospectus is a part, an aggregate of 375,000 Bridge Units, consisting of 375,000 shares of Common Stock and 375,000 Warrants, on behalf of the persons named below (the 'Selling Bridge Unitholders'). Except for Eric Friedman, who was recently elected to the Board of Directors of the Company, none of the Selling Bridge Unitholders has had a material relationship with or has held any position or office with the Company or the Underwriter within the past three years. The Bridge Units and/or the shares of Common Stock and Warrants comprising the Bridge Units may be sold commencing two years from the date of this Prospectus, or earlier with the consent of the Underwriter. See 'Interim Financing' and 'Description of Securities.'

     Set forth below is information as to the Selling Bridge Unitholders.

                                                                   SHARES
                                                                BENEFICIALLY
                                                                OWNED PRIOR                    NUMBER OF
                                                               TO OFFERING(1)     NUMBER OF     WARRANTS     NUMBER OF
                      NAME AND ADDRESS                       ------------------    SHARES     BENEFICIALLY   WARRANTS
                    OF BENEFICIAL OWNER                      NUMBER     PERCENT   OFFERED(2)    OWNED(1)     OFFERED(2)
------------------------------------------------------------ -------    -------   ---------   ------------   ---------

Charles S. Junger ..........................................  75,000      2.2%      75,000       75,000        75,000
  42 West 39th Street
  New York, NY 10018

E. Gerald Kay .............................................. 162,500      4.8%      62,500       62,500        62,500
  3 Isabella Place
  Glen Rock, NJ 07452

Knoll-Smith Partnership ....................................  62,500      1.9%      62,500       62,500        62,500
  10414 N.W. 24th Place
  Sunrise, FL 33322

Stephen Capizzi ............................................  50,000      1.5%      50,000       50,000        50,000
  20 English Woods
  Rochester, NY 14610

R.F. Properties Corp. ......................................  37,500      1.1%      37,500       37,500        37,500
  66 Powerhouse Road
  Roslyn Heights, NY 11577

Kenneth Lipson .............................................  25,000      0.7%      25,000       25,000        25,000
  251 28th Avenue
  San Francisco, CA 94121

Peter and Tamara Balner ....................................  25,000      0.7%      25,000       25,000        25,000
  40 Winter Lane
  Watchung, NJ 07080

Harold Orlow ...............................................  25,000      0.7%      25,000       25,000        25,000
  236 Brookdale Road
  Stamford, CT 06903

Eric Friedman ..............................................  12,500      0.4%      12,500       12,500        12,500
  9 Settlers Lane
  Westfield, NJ 07090

------------

(1) Assumes the conversion of an aggregate of $750,000 principal amount of Bridge Notes into 375,000 Bridge Units, and does not include up to 375,000 shares of Common Stock issuable upon exercise of the 375,000 Warrants included in the Bridge Units.

(2) Beneficial ownership of the Bridge Units and underlying securities by the Selling Bridge Unitholders after the Offering will depend on the number of Bridge Units and/or the shares of Common Stock and Warrants comprising the Units sold by each selling Bridge Unitholder.

     The Company will not receive any proceeds from the sale by the Selling Bridge Unitholders of the Bridge Units or underlying securities other than upon exercise of their Warrants.

     The Selling Bridge Unitholders have agreed to reimburse the Company for certain expenses in connection with the registration of the Registered Bridge Securities. These expenses consist of $445 (SEC filing fee attributable to the Selling Bridge Unitholders' securities); $6,500 (based upon a pro rata share of Blue Sky legal expenses and filing fees); $10,200 (based upon a pro rata share of legal fees and expenses); and $2,500 (based upon a pro rata share of accounting fees and expenses), for a total of $19,645. Such amounts will be paid to the Company on the date of the completion of the Offering.

     In addition to the Units registered hereunder to be sold by the Company and the 375,000 Bridge Units registered hereunder to be sold by the Selling Bridge Unitholders, 750,000 shares of Common Stock are being registered by this Prospectus on behalf of Richard Reiss, the President of the Company (the 'Selling Stockholder'). Such shares of Common Stock may be sold commencing three years from the date of this Prospectus, or earlier with the consent of the Underwriter.

     The following table sets forth certain information with respect to the Selling Stockholder for whom the Company is registering 750,000 shares of Common Stock ('Registered Common Stock') for sale to the public, as of the date of this Prospectus and after the sale of 550,000 Units by the Company and 750,000 shares of Common Stock by the Selling Stockholder.

                                               SHARES BENEFICIALLY                    SHARES BENEFICIALLY
                                                   OWNED PRIOR                            OWNED AFTER
                                                   TO OFFERING         NUMBER OF         THE OFFERING
                                              ---------------------    SHARES TO     ---------------------
                   NAME                        NUMBER       PERCENT    BE OFFERED     NUMBER       PERCENT
-------------------------------------------   ---------     -------    ----------    ---------     -------

Richard Reiss..............................   2,060,000       68.7%      750,000     1,310,000       32.0%

     The Company will not receive any proceeds from the sale by the Selling Stockholder of the Registered Common Stock.

     The Selling Bridge Unitholders have advised the Company with respect to the Bridge Units and the shares of Common Stock and Warrants comprising the Bridge Units, and the Selling Stockholder has advised the Company with respect to the Registered Common Stock, that sales may be effected from time to time in transactions (which may include block transactions) by or for the account of the Selling Bridge Unitholders or Selling Stockholder (collectively, the 'Selling Securityholders') in the over-the-counter market or in negotiated transactions, a combination of such methods of sale or otherwise, and securities may be transferred by gift. The Selling Securityholders may effect such transactions by selling their securities directly to purchasers, through broker-dealers acting as agents for the Selling Securityholders or to broker-dealers who may purchase shares as principals and thereafter sell the securities from time to time in the over-the-counter market, in negotiated transactions or otherwise. Such broker-dealers, if any, may receive compensation in the form of discounts, concessions or commissions from the Selling Securityholders and/or the purchasers from whom such broker-dealers may act as agents or to whom they may sell as principals or otherwise (which compensation as to a particular broker-dealer may exceed customary commissions).

     Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the Selling Securityholders' securities may not simultaneously engage in market-making activities with respect to any securities of the Company during the applicable 'cooling-off' period (currently at least two and possibly nine business days) prior to the commencement of such distribution. Accordingly, in the event the Underwriter is engaged in a distribution of a Selling Securityholder's securities, it will not be able to make a market in the Company's securities during the applicable restrictive period. However, the Underwriter has not agreed to and is not obligated to act as broker-dealer in the sale of any Selling Securityholder's securities and the Selling Securityholders may be required, and in the event the Underwriter is a market-maker, will likely be required, to sell such securities through another broker-dealer. In addition, each Selling Securityholder desiring to sell securities will be subject to the applicable provisions of the Exchange Act and the rules and regulation thereunder, including without limitation Rules 10b-6 and 10b-7, which provisions may limit the timing of the purchases and sales of shares of the Company's securities by such Selling Securityholders.

     The Selling Securityholders and broker-dealers, if any, acting in connection with such sales might be deemed to be 'underwriters' within the meaning of Section 2(11) of the Securities Act and any commission received by them and any profit on the resale of the securities might be deemed to be underwriting discount and commissions under the Securities Act. The Selling Securityholders may agree to indemnify any agent, dealer, or broker-dealer that participates in transactions involving sales of the Company's securities against certain liabilities, including liabilities arising under the Securities Act. Sales of the Company's securities by the Selling Securityholders, or even the potential of such sales, would likely have an adverse effect on the market price of the Common Stock.

     At the time a particular offer of the Company's securities is made by or on behalf of the Selling Securityholders, to the extent required, a Prospectus will be distributed which will set forth the number of Bridge Units, shares of Common Stock and Warrants being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, if any, the purchase price paid by any underwriter for the Company's securities purchased from the Selling Securityholders and any discounts, commissions or concessions allowed or reallowed or paid to dealers, and the proposed selling price to the public.

                                 LEGAL MATTERS

     The validity of the securities offered hereby will be passed upon for the Company by Singer Zamansky LLP, New York, New York.

                                    EXPERTS

     The financial statements of the Company included in this Prospectus have been audited by Schneider Ehrlich & Wengrover LLP, independent auditors, as set forth in their reports thereon appearing elsewhere herein, and are included in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

                              CONCURRENT OFFERING

     The Registration Statement of which this Prospectus forms a part also covers 550,000 Units, each consisting of two shares of Common Stock and two Warrants being offered by the Company in the Offering made pursuant to the Offering Prospectus.

                             ADDITIONAL INFORMATION

     The Company is not a reporting company under the Exchange Act. The Company has filed a Registration Statement on Form SB-2 under the Securities Act with the Commission in Washington, D.C. with respect to the Units offered hereby. This Prospectus, which is part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits thereto. For further information with respect to the Company and the Units offered hereby, reference is hereby made to the Registration Statement and such exhibits, which may be inspected without charge at the office of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission located at Seven World Trade Center, 13th Floor, New York, New York 10048 and at 500 West Madison (Suite 1400), Chicago, Illinois 60661. Copies of such material may also be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission maintains a web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. The address of such site is http://www.sec.gov. Statements contained in this Prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

     Following the offering, the Company will be subject to the reporting and other requirements of the Exchange Act and intends to furnish to its stockholders annual reports containing audited financial statements and may furnish interim reports as it deems appropriate.

                           [ALTERNATE BACK COVER]

_____________________________                      _____________________________

     NO DEALER, SALESPERSON, OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OR PROJECTIONS OF FUTURE PERFORMANCE OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, ANY SUCH OTHER INFORMATION, PROJECTIONS OR REPRESENTATIONS, IF GIVEN OR MADE, MUST NOT BE RELIED UPON AS HAVING BEEN SO AUTHORIZED. THE DELIVERY OF THIS PROSPECTUS OR ANY SALE HEREUNDER AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO BUY ANY OF THE COMMON STOCK OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                            ------------------------

                               TABLE OF CONTENTS

                                                                                                                              PAGE
                                                                                                                              ----

Prospectus Summary.........................................................................................................      3
Risk Factors...............................................................................................................      7
Dilution...................................................................................................................     14
Use of Proceeds............................................................................................................     15
Capitalization.............................................................................................................     17
Dividend Policy............................................................................................................     17
Selected Financial Data....................................................................................................     18
Management's Discussion and Analysis of Financial Condition and Results of Operations......................................     19
Business...................................................................................................................     21
Management.................................................................................................................     30
Certain Transactions.......................................................................................................     34
Interim Financings.........................................................................................................     35
Principal Stockholders.....................................................................................................     36
Selling Securityholders and Plan of Distribution...........................................................................
Description of Securities..................................................................................................     37
Legal Matters..............................................................................................................     42
Experts....................................................................................................................     42
Concurrent Offering........................................................................................................     42
Additional Information.....................................................................................................     43
Index to Financial Statements..............................................................................................    F-1

                            ------------------------
     UNTIL               , 1997 (25 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL
DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN ITS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                               ALL COMMUNICATIONS
                                  CORPORATION

                              375,000 BRIDGE UNITS
                       EACH BRIDGE UNIT CONSISTING OF ONE
                         SHARE OF COMMON STOCK AND ONE
                           REDEEMABLE CLASS A WARRANT

                                      AND

                         750,000 SHARES OF COMMON STOCK

                            ------------------------
                                   PROSPECTUS
                            ------------------------

                                            , 1997

_____________________________                      _____________________________

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 14A:3-5 of the New Jersey Business Corporation Act and paragraph 6 of the Company's Certificate of Incorporation (Exhibit 3.3) provide for indemnification of directors and officers of the Company under certain circumstances.

     Reference is  made to  Paragraphs 6  and 7  of the  Underwriting  Agreement
(Exhibit   1.1)  with  respect  to  indemnification   of  the  Company  and  the
Underwriter.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the registrant, pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such a director, officer or controlling person in connection with the securities being registered hereunder, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities offered hereby.

SEC registration fee...........................................................   $  4,494.01
NASD registration fee..........................................................      1,983.02
Nasdaq listing fee.............................................................     10,000.00
Pacific Stock Exchange listing fee.............................................     22,500.00
Printing and engraving.........................................................     40,000.00
Accountants' fees and expenses.................................................     25,000.00
Legal fees.....................................................................    100,000.00
Transfer agent's and warrant agent's fees and expenses.........................      5,000.00
Blue Sky fees and expenses.....................................................     40,000.00
Underwriter's non-accountable expense allowance................................    115,500.00
Underwriter's consulting agreement.............................................     77,000.00
Miscellaneous..................................................................      8,522.97
                                                                                  -----------
          Total................................................................   $450,000.00
                                                                                  -----------
                                                                                  -----------

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

     Set forth below is information concerning the issuance by the Registrant of its securities within the past three years without registering the securities under the Securities Act of 1933. All such securities are restricted securities and the certificates bear a restrictive legend.

     (a) The following table sets forth the Registrant's sales of unregistered securities during the period from April 28, 1995 through December 13, 1996.

                                                                                   NUMBER OF
                                                                                   SHARES OF
                           NAME                               DATE OF PURCHASE    COMMON STOCK    CONSIDERATION
----------------------------------------------------------   ------------------   ------------    -------------

Peter Barrett.............................................       April 28, 1995        50,000        $ 1,500
Robert B. Kroner..........................................       April 28, 1995        33,334          1,000
Robert B. Kroner..........................................    December 13, 1996        50,000          1,500
E. Gerald Kay.............................................    December 13, 1996       100,000          3,000
Maureen Rini..............................................    December 13, 1996        25,000            750
Robin Kubu................................................    December 13, 1996        25,000            750
Leo Flotron...............................................    December 13, 1996       200,000          6,000
Joseph Scotti.............................................    December 13, 1996       200,000          6,000
Keith Blackmore...........................................    December 13, 1996        25,000            750
Douglas Roser.............................................    December 13, 1996        25,000            750
Andrea Grasso.............................................    December 13, 1996        25,000            750
Maria Aversa..............................................    December 13, 1996         2,500             75
Eric Gerkens..............................................    December 13, 1996         2,500             75
Richard Reiss.............................................    December 18, 1996       560,000         16,800
Anthony Zarro.............................................    December 18, 1996        10,000            300
                                                                                  ------------    -------------
                                                                                    1,333,334        $40,000
                                                                                  ------------    -------------
                                                                                  ------------    -------------

     (b) In December 1996, the Company completed a bridge financing ('Bridge Financing'), pursuant to which it issued to seven accredited investors an aggregate of $750,000 principal amount of 12% Convertible Subordinated Notes ('Bridge Notes'). To the extent not converted, the principal amount of the Bridge Notes is due and payable on the earlier of the completion of this offering or December 31, 1999. Commencing on the effective date of this offering, the Bridge Notes are convertible, at the option of the holders, into an aggregate of up to 375,000 Bridge Units, each consisting of one share of Common Stock and one Warrant, and the Company will issue to each note holder one Bridge Unit for each $2.00 principal amount of Bridge Notes presented for conversion. The following table sets forth the names of the investors in the Bridge Financing, together with the principal amount of Bridge Notes acquired by each investor.

                                                                          PRINCIPAL
                                                                          AMOUNT OF
                                 NAME                                    BRIDGE NOTES
----------------------------------------------------------------------   ------------

Charles S. Junger.....................................................     $150,000
E. Gerald Kay.........................................................      125,000
Knoll-Smith Partnership...............................................      125,000
Stephen Capizzi.......................................................      100,000
R.F. Properties Corp. ................................................       75,000
Kenneth Lipson........................................................      150,000
Eric Friedman.........................................................       25,000
                                                                         ------------
                                                                           $750,000
                                                                         ------------
                                                                         ------------

     The issuances described in paragraphs (a) and (b) are exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof as transactions not involving a public offering.

ITEM 27. EXHIBITS

     1.1    -- Form of Underwriting Agreement.
     1.2    -- Form of Underwriter's Options.
     1.3    -- Form of Consulting Agreement between the Registrant and the Underwriter.
     1.4    -- Form of Selected Dealers Agreement.
     3.1    -- Certificate of Incorporation, as amended.
     3.2    -- By-Laws, as amended.
     4.1    -- Form of  Warrant Agreement  among the  Registrant and  American Stock  Transfer &  Trust Company, as
               Warrant Agent.
     4.2    -- Specimen Common Stock Certificate of Registrant.
     4.3    -- Specimen Class A Warrant Certificate of Registrant.
     5.1    -- Opinion of Singer Zamansky LLP.(1)
    10.1    -- Agreement, Dated December 9, 1996, between the Registrant and HFS Incorporated.
    10.2    -- Dealer Agreement, Dated May  20, 1992, between the Registrant  and Panasonic Communications &  System
               Company.
    10.3    -- 1996 Reseller Agreement, Dated April 1, 1996, between the Registrant and Sony Electronics Inc.
    10.4    -- Employment Agreement, Effective January 1, 1997, between the Registrant and Richard Reiss.
    10.5    -- Employment Agreement, Effective January 1, 1997, between the Registrant and Joseph Scotti.
    10.6    -- Employment Agreement, Effective January 1, 1997, between the Registrant and Leo Flotron.
    10.7    -- Lease Agreement for  Premises Located at  1450 Route 22,  Mountainside, New Jersey,  Dated April 13,
               1995, between the Registrant and Mountain Plaza Associates.
    10.8    -- First Amendment to Lease Agreement for Premises  Located at 1450 Route 22, Mountainside, New  Jersey,
               Dated June 27, 1996, between the Registrant and Mountain Plaza Associates.
    10.9    -- Sublease Agreement for Premises Located at 1130 Connecticut Avenue, N.W., Washington D.C., Dated July
               1, 1996, between the Registrant and Charles L. Fishman, P.C.
    10.10   -- Stock Option Plan.
    11.1    -- Computation of Income Per Share.
    24.1    -- Consent of Schneider Ehrlich & Wengrover LLP, the Company's Independent Auditors (see Page II-6).
    24.2    -- Consent of Singer Zamansky LLP (Included in Exhibit 5.1).
    25.1    -- Powers of Attorney (see Page II-5).
    27.1    -- Financial Data Schedule, Article 5.

------------

(1) To be filed by amendment.

ITEM 28. UNDERTAKINGS

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) To provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

     (3) For determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     (4) To remove from the registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the registrant, pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (6) For determining any liability under the Securities Act, to treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the issuer under Rule 424(b)(1), or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

     (7) For determining any liability under the Securities Act, to treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe it meets all the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Mountainside, New Jersey on February 4, 1997.

                                          ALL COMMUNICATIONS CORPORATION

                                          By:          /S/ RICHARD REISS
                                               .................................
                                                        RICHARD REISS,
                                                          CHAIRMAN

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard Reiss his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits and schedules thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully ratifying and confirming all that said attorney-in-fact and agent or their substitutes or substitute may lawfully do or cause to be done by virtue hereof.

     In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on February 4, 1997.

                SIGNATURE                                      TITLE                              DATE
------------------------------------------  --------------------------------------------   -------------------

            /s/ RICHARD REISS               Chairman of the Board of Directors, Chief       February 4, 1997
 .........................................    Executive Officer and President (Principal
              RICHARD REISS                   Executive Officer)

             /s/ SCOTT TANSEY               Vice President -- Finance (Principal            February 4, 1997
 .........................................    Financial and Accounting Officer)
               SCOTT TANSEY

           /s/ ROBERT B. KRONER             Director                                        February 4, 1997
 .........................................
             ROBERT B. KRONER

            /s/ ERIC FRIEDMAN               Director                                        February 4, 1997
 .........................................
              ERIC FRIEDMAN

             /s/ PETER MALUSO               Director                                        February 4, 1997
 .........................................
               PETER MALUSO

            /s/ ANDREA GRASSO               Director                                        February 4, 1997
 .........................................
              ANDREA GRASSO

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form SB-2 of our report dated January 21, 1997 relating to the financial statements of All Communications Corporation, which appears in such Prospectus. We also consent to the reference to us under the heading 'Experts' is such Prospectus.

                                          SCHNEIDER EHRLICH & WENGROVER LLP

Woodbury, New York
February 3, 1997

                                 EXHIBIT INDEX

EXHIBIT
NUMBER                                          DESCRIPTION OF EXHIBIT                                          PAGE
------   ----------------------------------------------------------------------------------------------------   ----

  1.1    -- Form of Underwriting Agreement...................................................................
  1.2    -- Form of Underwriter's Options....................................................................
  1.3    -- Form of Consulting Agreement between the Registrant and the Underwriter..........................
  1.4    -- Form of Selected Dealers Agreement...............................................................
  3.1    -- Certificate of Incorporation, as amended.........................................................
  3.2    -- By-Laws, as amended..............................................................................
  4.1    -- Form of Warrant Agreement among  the Registrant and American Stock  Transfer & Trust Company, as
            Warrant Agent.....................................................................................
  4.2    -- Specimen Common Stock Certificate of Registrant..................................................
  4.3    -- Specimen Class A Warrant Certificate of Registrant...............................................
  5.1    -- Opinion of Singer Zamansky LLP.(1)
 10.1    -- Agreement, Dated December 9, 1996, between the Registrant and HFS Incorporated...................
 10.2    -- Dealer Agreement,  Dated May  20, 1992,  between the  Registrant and  Panasonic Communications  &
            System Company....................................................................................
 10.3    -- 1996 Reseller Agreement, Dated April 1, 1996, between the Registrant and Sony Electronics Inc....
 10.4    -- Employment Agreement, Effective January 1, 1997, between the Registrant and Richard Reiss........
 10.5    -- Employment Agreement, Effective January 1, 1997, between the Registrant and Joseph Scotti........
 10.6    -- Employment Agreement, Effective January 1, 1997, between the Registrant and Leo Flotron..........
 10.7    -- Lease Agreement for Premises Located at 1450 Route 22, Mountainside, New Jersey, Dated April 13,
            1995, between the Registrant and Mountain Plaza Associates........................................
 10.8    -- First Amendment  to Lease  Agreement for  Premises Located at  1450 Route  22, Mountainside,  New
            Jersey, Dated June 27, 1996, between the Registrant and Mountain Plaza Associates.................
 10.9    -- Sublease Agreement for Premises Located at 1130 Connecticut Avenue, N.W., Washington D.C., Dated
            July 1, 1996, between the Registrant and Charles L. Fishman, P.C..................................
 10.10   -- Stock Option Plan................................................................................
 11.1    -- Computation of Income Per Share..................................................................
 24.1    -- Consent  of Schneider  Ehrlich &  Wengrover LLP,  the Company's  Independent Auditors  (see  Page
            II-6).............................................................................................
 24.2    -- Consent of Singer Zamansky LLP (Included in Exhibit 5.1).........................................
 25.1    -- Powers of Attorney (see Page II-5)...............................................................
 27.1    -- Financial Data Schedule, Article 5...............................................................

------------

(1) To be filed by amendment.


                 STATEMENT OF DIFFERENCES

The registered trademark symbol shall be expressed as ... 'r'